UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Aramark

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DEAR FELLOW SHAREHOLDERS:

Our purpose at Aramark is to enrich and nourish the lives of the customers, consumers and communities we serve around the world every day. We do that by Dreaming and Doing – by innovating and executing to deliver service excellence everywhere we operate. Our 270,000 associates take great pride in providing service excellence wherever people learn, work, play and recover.

I am pleased to report that 2015 was another successful year for Aramark across virtually every facet of our business, including record breaking results on key measures like earnings and margin growth. We continued to deliver that strong financial performance while achieving significant progress towards our strategic transformation and making important strides to enhance our governance.

This journey started nearly three years ago when we initiated a comprehensive, multi-year transformation of Aramark designed to capitalize on our significant growth and margin opportunities. This strategy is anchored in our 3A’s:

•	Accelerating Growth — driving new business gains while retaining existing clients.

•	Activating Productivity — improving margins and reinvesting in the business.

•	Attracting and Retaining the Best Talent — fielding the best team from our frontline to leadership.

We continued to make substantial progress in 2015. Significant achievements within each of our three A’s drove strong financial results* in the year:

•	10% increase in Comparable Adjusted Earnings Per Share.

•	GAAP earnings per share increased to $0.96 per share from $0.63 per share in 2014.

•	30 basis points of Adjusted Operating Income Margin Expansion.

•	GAAP Operating Income Margin increased by 60 basis points.

•	Reduction of $152 million in outstanding debt and a 25 basis point reduction in Aramark’s Total Debt to Adjusted EBITDA ratio to 4.15x.

•	10% increase in our Dividend.

•	Continued reinvestment in the business to support our goal of building value in the future.

•	Recognition of our progress in the market via a total shareholder return of 18% for the year.

Strong New Business Wins, Solid Retention Rates, A Record-Setting Contract

Our focus on Accelerating Growth has led to an expansion of our sales force and a sharply honed approach to winning in the marketplace, which has allowed us to reap strong rewards over the past few years. We have taken a business with flat organic growth between 2009 and 2011 to an enterprise that followed-up industry leading growth in 2014 with the largest contract win in our history in 2015. These gains have been achieved while maintaining an impressive mid-90’s percent client retention rate and continually improving client satisfaction scores.

Reducing Costs through Ongoing Focus on Food, Labor and SG&A Productivity

Through our Activating Productivity anchor we are achieving savings in food, labor and SG&A costs which allow us to reinvest in the business while expanding margins. Throughout 2015, we made progress reducing food waste and better managing overtime and agency labor expenses. As a result, we achieved 30 basis points of adjusted operating income margin expansion. We believe we can drive further reductions in these expenses going forward and they remain a top priority.

Operational Achievements Fueled by an Engaged Workforce

Of course none of these successes would have been possible without the day-to-day contributions of our motivated 270,000 team members around the world. They are Aramark’s ‘Dreamers and Do-ers’ — the Service Stars who dream by innovating and do by consistently delivering excellence at the all-important moment of truth for our customers and consumers. Their ability to deliver positive impact is driven by our focus on Attracting and Retaining the Best Talent. During 2015, we continued to invest in people through actions such as our annual Employee Appreciation Day and launching a special global recognition program exclusively for our frontline associates. We also received meaningful recognition for our commitments and actions, including being named one of Black Enterprise magazine’s “Best Companies for Diversity;” earning a perfect score on the 2015 Corporate Equality Index, a national benchmarking survey on corporate policies and practices related to workplace equality; and cited as a Top 10 Veteran Friendly Employer by the Veteran Recruiting organization.

Committed to Sound Corporate Governance

We have always been committed to a sound corporate governance structure to promote transparency and accountability among the Board and management for the benefit of our shareholders. The Board of Directors has continued to evolve Aramark’s governance structure to best suit our changing shareholder base, first as we went public and then as our private equity sponsors fully exited their ownership positions.

We appreciate the insightful contributions of our private equity sponsor directors in overseeing and guiding our preparation for, and execution of, going public. We thank those who have left the Board for their service and wish them continued success. As they depart, the Board has added strong new expertise in the human resources, retail and international areas, while taking the opportunity to enhance independence and diversity.

Additionally, partially as a result of our engagement with many of our shareholders, in 2015 the Board implemented a number of actions to enhance our governance, including:

•	Creating multi-year performance periods for performance stock units.

•	Realigning our compensation peer group.

•	Appointing an independent Lead Director with oversight responsibilities.

•	Increasing Board independence and diversity.

•	Establishing a claw-back policy for executive officers and other direct reports of the Chairman, President and Chief Executive Officer.

We strive for continuous improvement in all we do. We are committed to evolving our governance foundation as our company, the industry and our shareholder base evolves. You can count on our commitment to accountability and open dialogue with shareholders as a hallmark of our governance processes.

Our Bright Future and Your Support

Looking forward, I remain exceptionally confident in the worldwide Aramark team and the outlook for our company. Maintaining clear focus on our 3 A’s strategy, while investing in growth, people and technology, is enabling us to build a strong platform designed to deliver sustainable long-term shareholder value.

I greatly appreciate your investment in our company and your support. Your confidence in us has enabled our success so far, and your continued support is instrumental to our future success. I am pleased to invite you to attend Aramark’s Annual Meeting of Shareholders on Tuesday, February 2, 2016 at 10:00am EST at the Philadelphia Marriott Downtown (1201 Market Street, Philadelphia, PA 19107). It will be my pleasure to welcome you and provide details about our 2015 performance and our efforts to reshape Aramark to drive new and meaningful shareholder value.

I hope to see you at our 2016 Annual Meeting of Shareholders. Whether or not you are able to attend, your voice is important, and I ask you to vote at your earliest convenience. Thank you.

Eric J. Foss

Chairman, President and Chief Executive Officer

*	Annex A of the proxy statement includes reconciliations of financial measures presented in accordance with generally accepted accounting principles (“GAAP”) to non-GAAP financial measures included in this letter and the proxy statement.

Notice of 2016 Annual Meeting of Shareholders

DATE AND TIME:

Tuesday, February 2, 2016, at 10:00 am (Eastern Standard Time)

PLACE:

Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania, 19107

ITEMS OF BUSINESS:

1.	To elect the twelve director nominees listed in the proxy statement to serve until the 2017 annual meeting of shareholders and until their respective successors have been duly elected and qualified;

2.	To consider and vote upon a proposal to ratify the appointment of KPMG LLP as Aramark’s independent registered public accounting firm for the fiscal year ending September 30, 2016;

3.	To hold a non-binding advisory vote on executive compensation; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE:

The Board of Directors has fixed December 14, 2015, as the record date for the meeting. This means that only shareholders as of the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

HOW TO VOTE:

Shareholders of record can vote their shares by using the Internet or the telephone or by attending the meeting in person and voting by ballot. Instructions for voting by using the Internet or the telephone are set forth in the Notice of Internet Availability that has been provided to you. Shareholders of record who received a paper copy of the proxy materials also may vote their shares by marking their votes on the proxy card provided, signing and dating it, and mailing it in the envelope provided, or by attending the meeting in person and voting by ballot.

By Order of the Board of Directors,

Stephen R. Reynolds

Executive Vice President, General Counsel and Secretary

December 24, 2015

Proxy Voting Methods

If at the close of business on December 14, 2015, you were a shareholder of record, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote in person at the Annual Meeting. For shares held through a broker, bank or other nominee at the close of business on December 14, 2015, you may vote by submitting voting instructions to your broker, bank or other nominee. To reduce our administrative costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described in this proxy statement.

If you are a shareholder of record and are voting by proxy through the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern Standard Time, on Monday, February 1, 2016 to be counted.

To vote by proxy if you are a shareholder of record:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 12-digit number included on your Notice of Internet Availability or your proxy card (if you received a paper copy of the proxy materials) to obtain your records and to vote.

BY TELEPHONE

•	You can vote by calling 1-800-690-6903. The telephone voting system is available 24 hours a day in the United States. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•	You will need the 12-digit number included on your Notice of Internet Availability or your proxy card (if you received a paper copy of the proxy material) in order to vote by telephone.

BY MAIL

If you received a paper copy of the materials and wish to vote by mail, you should:

•	If you have not already received a proxy card, request a proxy card from us by following the instructions on your Notice of Internet Availability.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope provided to you with your proxy card.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about December 24, 2015. You should read the entire proxy statement carefully before voting. For more information regarding the Company’s 2015 performance, please review the Company’s Annual Report.

2016 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Tuesday, February 2, 2016 at 10:00 am EST

Record Date:	December 14, 2015

Place:	Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, PA 19107

VOTING MATTERS AND RECOMMENDATIONS

PROPOSAL	BOARD’S RECOMMENDATION
Election of 12 Director Nominees (page 6)	FOR Each Director Nominee
Ratification of KPMG LLP as Independent Registered Public	FOR
Accounting Firm for 2016 (Page 18)
Advisory Approval of Executive Compensation (page 20)	FOR

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong corporate governance practices, which promote the long-term interests of shareholders, strengthen financial integrity, and foster attractive performance as demonstrated by the following:

•	12 Director Nominees, of Which 11 Are Independent

•	Annual Election of All Directors

•	Alignment of Director and Shareholder Interests Through Director Equity Grants, which, in 2016, comprise 62% of base annual compensation

•	Robust Director Nominee Selection Process

•	Independent Lead Director

•	Annual Board Skills and Experience Assessment

•	Executive Sessions of Independent Directors Held at Each Regularly Scheduled Board Meeting

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DIRECTOR NOMINEES

NAME	AGE	DIRECTOR SINCE	PRIMARY OCCUPATION	INDEPENDENT	AC	CC	FC	NC	SC
Eric J. Foss	57	2012	Chairman, President and Chief Executive Office, Aramark	No
Todd M. Abbrecht	47	2007	Managing Director, Thomas H. Lee Partners	Yes		X	C
Lawrence T. Babbio, Jr.	71	1999	Former Vice Chairman and President, Verizon	Yes		C	X
Pierre-Olivier Beckers- Vieujant	55	2015	Former President and Chief Executive Officer, Delhaize Group	Yes	X			X
Lisa G. Bisaccia	58	New Nominee	Executive Vice President and Chief Human Resources Officer, CVS Health Corporation	Yes
Leonard S. Coleman, Jr.	66	1999	Former President, National League, Major League Baseball	Yes	X			X	X
Richard Dreiling	62	New Nominee	Chairman and Former Chief Executive Officer, Dollar General Corporation	Yes
Irene M. Esteves	56	2015	Former Chief Financial Officer, Time Warner Cable Inc.	Yes	X		X
Daniel J. Heinrich	59	2013	Former Executive Vice President and Chief Financial Officer, Clorox	Yes	C		X
Sanjeev Mehra Lead Director	56	2007	Managing Director, Goldman Sachs & Co.	Yes		X		C
John A. Quelch	64	New Nominee	Charles Edward Wilson Professor of Business Administration, Harvard Business School	Yes
Stephen Sadove	64	2013	Former Chief Executive Officer, Saks Incorporated	Yes		X		X	X

AC = Audit and Corporate Practices Committee; CC = Compensation and Human Resources Committee; FC = Finance Committee;

NC = Nominating and Corporate Governance Committee; SC = Stock Committee; C = Chairperson

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2015 BUSINESS PERFORMANCE HIGHLIGHTS

Aramark reported a strong year in 2015. We achieved improvements in numerous financial metrics* including strong growth in adjusted operating income, a 10% increase in comparable adjusted earnings per share (“EPS”) and a 25 basis point improvement in our leverage ratio. We continued to execute against a focused strategy to accelerate growth, activate productivity and attract the best people and our strong results this year reflect the success of this strategy.

•	Adjusted operating income was $881 million, up from $852 million in 2014

•	GAAP operating income was $628 million, up from $565 million in 2014

•	Adjusted net income was $387 million compared to $344 million in 2014

•	GAAP net income was $237 million compared to $149 million in 2014

•	Adjusted earnings per share of $1.57, up from $1.45 in 2014

•	GAAP earnings per share of $0.96, up from $0.63 in 2014

•	Reduction in Total Debt to Adjusted EBITDA from 4.4x in 2014 to 4.15x

Total Shareholder Return of 57% since our IPO, vs. 14% for the S&P 500. Our cost and productivity initiatives have improved adjusted operating income and margins…

Total Shareholder Return — ARMK vs. S&P 500	Adjusted Operating Income $M

…which have accelerated adjusted earnings per share growth, allowing us to increase the financial flexibility of the Company for the long run.

Adjusted Earnings Per Share	Total Debt to Adjusted EBITDA

* See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

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EXECUTIVE COMPENSATION

Our Executive Compensation Programs

Our compensation programs are designed to support our overall commitment to continued growth and the provision of quality and innovative services to our clients and customers in order to ensure continued shareholder value creation. Our programs are focused on three important goals:

Market Competitiveness: Recruit and retain key executives with the capability to lead the business forward by providing innovative service to our clients and customers;

Performance Based: Tie significant portions of compensation to performance in order to achieve our short-term and long-term business goals; and

Align with Shareholder Interests: Align each executive’s interests with shareholders’ interests by requiring significant stock ownership, tying significant portions of pay to performance, paying a significant portion of compensation in equity and subjecting equity compensation to multi-year vesting periods.

Elements of 2015 Total Direct Compensation

Our compensation programs are an integral part of attracting and retaining our named executive officers (“NEOs”). To attract these new executives, we set our total compensation packages to be competitive with the market for talent from which we recruit. We aim to achieve retention through equity grants with multi-year vesting schedules in order to encourage a focus on long-term performance. Our stock options, restricted stock units and performance stock units generally vest over three or four years, which encourage executives who receive these grants to continue to remain with us and support our goal of sustainable shareholder value creation.

ELEMENT	COMPONENT	DESCRIPTION	BUSINESS STRATEGY
Salary	Base Salary

•   Fixed cash compensation that reflects the value of a particular position – to us and the marketplace – and the value the individual contributes to our business.

•   Reviewed annually and adjusted as appropriate

• Competitive base salaries assist in attracting and retaining highly qualified executives. • Increases are not guaranteed which preserves our performance-focused culture.
Annual Cash Incentive	Senior Executive Performance Bonus Plan or Management Incentive Bonus Plan

•   Our Amended and Restated Management Incentive Bonus Plan (the “Management Bonus Plan”) is designed to encourage and reward performance that is consistent with our financial objectives and individual performance goals and targets.

• Metrics and targets are evaluated each year for alignment with business strategy

•   When determining the bonus for each of our NEOs who participate in our Amended and Restated Senior Executive Performance Bonus Plan (the “Senior Executive Bonus Plan”), the amount that the NEO would have received under the Management Incentive Bonus Plan is a main factor, along with the overall performance of the Company. The Compensation and Human Resources Committee (the “Compensation Committee”) is also able to use negative discretion to determine the actual bonus awarded.

Long Term Incentives (“LTIs”)	2015 Equity Grants

•   Consisted of a mix of equity vehicles, including performance stock units (“PSUs”), time-vesting stock options, and time-vesting restricted stock units.

– PSUs vest in equal installments over a three year period subject to the achievement of an adjusted EPS target for 2015 and continued employment with the Company.

– Time-vesting awards vest 25% per year over four years.

•   Award mix and performance metrics are reviewed annually and approved by the Compensation Committee.

•  Intended to align NEO’s business objectives with shareholder interests, reward the achievement of long-term goals, and focus NEOs on delivering shareholder value.

•  Increases retention and continuity of NEOs and other key leadership for the Company.

•  Ensures direct alignment to and focus on stock price appreciation.

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Proposal No. 1 – Election of Directors

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to elect 12 director nominees to each serve on the Board of Directors (the “Board”) for a one-year term. Information about the Board and each director nominee is included in this section.

Voting Recommendation

The Board recommends that you vote “FOR” each director nominee. After consideration of the individual qualifications, skills and experience of each of our director nominees and, where applicable, his or her prior contributions to the Board, it believes a Board composed of the 12 director nominees would be well-balanced and effective.

The Board, upon recommendation from the Nominating and Corporate Governance Committee (the “Nominating Committee”), has nominated twelve directors for election at the Annual Meeting. Each of the directors elected at the annual meeting will hold office until the annual meeting of shareholders to be held in 2017 or until his or her successor has been elected and qualified, or until his or her earlier death, resignation, removal or disqualification. Each of Messrs. Foss, Abbrecht, Babbio, Beckers-Vieujant, Coleman, Heinrich, Mehra and Sadove and Ms. Esteves currently serves as a member of the Board of Directors. Ms. Bisaccia, Mr. Dreiling and Dr. Quelch are new director nominees for our 2016 Annual Meeting of Shareholders. David Barr has not been nominated for re-election as a director.

Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the meeting, one or more of the director nominees has become unavailable to serve, shares represented by proxies will be voted for the remaining director nominees and for any substitute director nominee or nominees designated by the Board of Directors, unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve. Proxies cannot be voted for a greater number of persons than the director nominees listed.

DIRECTOR NOMINEES

The following information describes certain information regarding our director nominees as of December 15, 2015.

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Eric J. Foss	Age: 57	Director since 2012
Chairman, President and Chief Executive Officer, Aramark
Non-Independent Director
Aramark Committees: None
Other Public Boards: CIGNA Corporation Qualification Highlights:
• CEO leadership – current	• Industry background
• Strategic leadership	• Public company board service
• Operations management expertise

Biography

Eric J. Foss has been our Chairman of the Board since February 2015 and our President and Chief Executive Officer (“CEO”) since May 2012. Before joining us, Mr. Foss served as Chief Executive Officer of Pepsi Beverages Company from February 2010 until December 2011. Prior to that Mr. Foss served as Chairman and Chief Executive Officer of The Pepsi Bottling Group from 2008 until 2010; President and Chief Executive Officer from 2006 until 2007; and Chief Operating Officer from 2005 until 2006. Mr. Foss serves on the board of CIGNA Corporation and previously served on the board of UDR, Inc.

Skills and Qualifications

Having served as our CEO since May 2012, Mr. Foss’s extensive knowledge of the Company and its wide-ranging operations are invaluable to the Board. In addition, Mr. Foss’s experience on strategic and operational matters that he obtained prior to joining Aramark as a public company Chief Executive Officer is greatly valued by the Board. Mr. Foss also brings to the Board a long career focused on the food and beverage industry, retail strategies and consumer preference matters.

Todd M. Abbrecht	Age: 47	Director since 2007
Managing Director, Thomas H. Lee Partners, L.P.
Independent Director
Aramark Committees: Compensation and Human Resources; Finance (Chairman)
Other Public Company Boards: Fogo de Chăo, Inc.; inVentiv Health, Inc.; Party City Holdings Inc. Qualification Highlights:
• Financial acumen	• Industry background
• Corporate finance and M&A expertise	• Public company board service

Biography

Todd M. Abbrecht is a Managing Director of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners in 1992, Mr. Abbrecht was in the Mergers and Acquisitions department of Credit Suisse First Boston. Mr. Abbrecht currently serves as a director of Fogo de Chão, Inc., Intermedix Corporation, inVentiv Health, Inc. and Party City Holdings Inc. Mr. Abbrecht previously served on the board of directors of Warner Chilcott plc and Dunkin’ Brands Group, Inc.

Skills and Qualifications

Mr. Abbrecht’s tenure at the private equity firm Thomas H. Lee Partners provides the Board with greatly valued experience in strategic direction, corporate finance and M&A. In addition, Mr. Abbrecht’s public company board experience provides the Board with important perspective on board governance and similar matters.

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Lawrence T. Babbio, Jr.	Age: 71	Director since 1999
Former Vice Chairman and President, Verizon Communications, Inc.
Independent Director
Aramark Committees: Compensation and Human Resources (Chairman); Finance
Other Public Boards: None Qualification Highlights:
• Senior management leadership
• Operations management expertise
• Public company board service • Technology background

Biography

Lawrence T. Babbio, Jr. is currently retired. He most recently served as a Senior Advisor to Warburg Pincus, a private equity firm, from June 2007 until March 2012. Previously, Mr. Babbio served as Vice Chairman and President of Verizon Communications, Inc., a telecommunications company, from 2000 until his retirement in April 2007. Mr. Babbio also served as Vice Chairman of Bell Atlantic Corporation, a telecommunications company, from 1995 until the formation of Verizon through the merger of Bell Atlantic and GTE Corporation, another telecommunications company, in July 2000; as President and Chief Operating Officer of Bell Atlantic from 1994 to 1995; and Chairman, Chief Executive Officer and President of Bell Atlantic Enterprises International, Inc. from 1991 to 1994. Mr. Babbio previously served on the board of directors of Hewlett-Packard Company and Verizon Communications, Inc.

Skills and Qualifications

The Board greatly values the significant experience that Mr. Babbio has obtained through a lengthy career as a senior operating executive and through years of service on a number of public company boards. In addition, Mr. Babbio’s technology background provides the Company with valuable expertise in that important area.

Pierre-Olivier Beckers-Vieujant	Age: 55	Director since 2015
Former President and Chief Executive Officer, Delhaize Group
Independent Director
Aramark Committees: Audit and Corporate Practices;
Nominating and Corporate Governance Other Public Boards: The D’Ieteren Group Qualification Highlights:
• CEO leadership – former	• Strategic leadership
• Operations management expertise	• International experience

Biography

Pierre-Olivier Beckers-Vieujant most recently served as President and Chief Executive Officer of Delhaize Group, an international food retailer, from January 1999 to November 2013 and prior to that held numerous positions with that company since 1983. He currently serves on the board of directors of The D’Ieteren Group. Mr. Beckers-Vieujant previously served as a director of Delhaize America, Inc. and Delhaize Belgium. He has been President of the Belgian Olympic Interfederal Committee since December 2004 and was elected to the International Olympic Committee in July 2012.

Skills and Qualifications

Mr. Beckers-Vieujant has over 20 years of experience internationally and in the U.S., bringing valuable experience to the Board from his years leading an employee-intensive business in the food industry. A former public company Chief Executive Officer, Mr. Beckers-Vieujant brings important leadership insights and strategic perspective to the Board.

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Lisa G. Bisaccia	Age: 58	Newly Nominated Director
Executive Vice President and Chief Human Resources Officer, CVS Health Corporation
Independent Director
Aramark Committees: To be determined
Other Public Boards: None Qualification Highlights:
• Senior management leadership	• Operations management expertise
• HR leadership	• Technology background

Biography

Lisa G. Bisaccia has been Executive Vice President and Chief Human Resources Officer for CVS Health Corporation since 2015. From 2010 to 2015, Ms. Bisaccia served as Senior Vice President and Chief Human Resources Officer for CVS Health Corporation. Prior to that, Ms. Bisaccia served as Vice President, Human Resources, Retail division of CVS from 2008 to 2009 and Vice President, Compensation, Benefits and HR Operations/Technology from 2004 to 2008. Prior to joining CVS, Ms. Bisaccia was with Fleetboston Financial Corporation serving in various compensation and benefits roles.

Skills and Qualifications

Ms. Bisaccia’s significant experience in human resources, in particular in a high headcount business, would be an excellent addition to the Board. Ms. Bisaccia’s operations leadership and experience in technology roles would also be of great value to the Board.

Leonard S. Coleman, Jr.	Age: 66	Director since 1999
Former President, National League, Major League Baseball
Independent Director
Aramark Committees: Audit and Corporate Practices; Nominating and
Corporate Governance; Stock Other Public Boards: Avis Budget Group, Inc., Omnicom Group Inc. and Electronic Arts Inc. Qualification Highlights:
• Senior management leadership	• Public company board service
• Strategic leadership	• Industry background

Biography

Leonard S. Coleman, Jr. is currently retired. Mr. Coleman served as President of the National League of Major League Baseball from 1994 to 1999 and served as Executive Director, Market Development of Major League Baseball from 1992 to 1994. Previously, Mr. Coleman was a municipal finance banker for Kidder, Peabody & Company. Mr. Coleman is a director of Avis Budget Group, Inc., Omnicom Group Inc. and Electronic Arts Inc. He previously served on the board of directors of Churchill Downs Incorporated and H.J. Heinz Company.

Skills and Qualifications

The Board greatly values Mr. Coleman’s experience in significant leadership roles over his career, including as a board member of a number of public companies. In addition, Mr. Coleman’s long history of service to the Company as a Director is a great asset to the Board. Mr. Coleman’s experience in the professional sports industry provides important industry insight to the Board.

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Richard Dreiling	Age: 62	Newly Nominated Director
Chairman and Former Chief Executive Officer, Dollar General Corporation
Independent Director
Aramark Committees: To be determined
Other Public Boards: Dollar General Corporation, Lowe’s Companies, Inc. Qualification Highlights:
• CEO leadership – former
• Strategic leadership
• Operations management expertise
• Public company board service

Biography

Mr. Dreiling is the former Chief Executive Officer of Dollar General Corporation, serving in that role from January 2008 to June 2015. Mr. Dreiling continues to serve as Chairman of the Board of Dollar General, a position he has held since December 2008. Before joining Dollar General, Mr. Dreiling served as Chief Executive Officer, President and a director of Duane Reade Holdings, Inc. and Duane Reade Inc., from November 2005 until January 2008, and as Chairman of the Board of Duane Reade from March 2007 until January 2008. Prior to that, Mr. Dreiling, beginning in March 2005, served as Executive Vice President — Chief Operating Officer of Longs Drug Stores Corporation, an operator of a chain of retail drug stores on the West Coast and Hawaii, after having joined Longs in July 2003 as Executive Vice President and Chief Operations Officer. From 2000 to 2003, Mr. Dreiling served as Executive Vice President — Marketing, Manufacturing and Distribution at Safeway, Inc.. Prior to that, Mr. Dreiling served from 1998 to 2000 as President of Vons, a southern California food and drug division of Safeway. Mr. Dreiling is a director of Dollar General Corporation and Lowe’s Companies, Inc.

Skills and Qualifications

Mr. Dreiling’s over 40 years of retail industry experience at all operating levels would be an excellent addition to the Board. Mr. Dreiling has served as Chief Executive Officer for two significant public companies and would bring to the Board very valuable insight and leadership attributes as a result of that experience.

Irene M. Esteves	Age: 56	Director since 2015
Former Chief Financial Officer, Time Warner Cable Inc.
Independent Director
Aramark Committees: Audit and Corporate Practices; Finance
Other Public Boards: Level 3 Communications, Inc. and Spirit AeroSystems Holdings Inc. Qualification Highlights:
• Accounting and finance expertise	• Public company board service
• Senior management leadership	• Strategic leadership

Biography

Ms. Esteves most recently served as Chief Financial Officer of Time Warner Cable Inc. from July 2011 to May 2013. She previously served as Executive Vice President and Chief Financial Officer of XL Group plc from May 2010 to June 2011. Prior to that position, Ms. Esteves was Senior Vice President and Chief Financial Officer of Regions Financial Corporation from April 2008 to February 2010. She currently serves as a director of Level 3 Communications, Inc. and Spirit AeroSystems Holdings Inc. and previously served on the board of directors of Timberland Co., Johnson Diversey Inc. and tw telecom inc.

Skills and Qualifications

Ms. Esteves’ experience as a public company CFO and her over 20 years of experience overseeing global finance, risk management, and corporate strategy for U.S. and multi-national companies make her well qualified to serve on the Board. The Board has determined Ms. Esteves to be an audit committee financial expert and her accounting experience and skills are important to the Company.

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Daniel J. Heinrich	Age: 59	Director since 2013
Former Executive Vice President and Chief Financial Officer, The Clorox Company
Independent Director
Aramark Committees: Audit and Corporate Practices (Chairman); Finance
Other Public Boards: Edgewell Personal Care, Inc. Qualification Highlights:
• Senior management leadership	• Public company board service
• Accounting and finance expertise	• Technology background

Biography

Daniel J. Heinrich most recently served as Executive Vice President and Chief Financial Officer at The Clorox Company from June 2009 to November 2011. He started with Clorox in 2001 as Vice President and Controller and served in that role until 2003. In 2003 he became Chief Financial Officer and from 2004 until June 2009, Senior Vice President and Chief Financial Officer. Prior to joining Clorox he was Senior Vice President and Treasurer of Transamerica Finance Corporation from 1996 to 2001; Senior Vice President, Controller and Treasurer of Granite Management Company from 1994 to 1996; Senior Vice President, Controller and Chief Accounting Officer of First Nationwide Bank from 1986 to 1994 and at Ernst & Young LLP from 1978 to 1986 as an accountant and then Senior Audit Manager. Mr. Heinrich serves on the board of directors of Edgewell Personal Care, Inc. (formerly Energizer Holdings, Inc.) and E.&J. Gallo Winery.

Skills and Qualifications

The Board greatly values Mr. Heinrich’s extensive financial and business background and his tenure as a public company CFO. The Board has determined Mr. Heinrich to be an audit committee financial expert and his accounting experience and skills are important to the Company. In addition, Mr. Heinrich brings to the Board significant experience on information technology issues.

Sanjeev K. Mehra	Age: 56	Director since 2007
Managing Director, Goldman, Sachs & Co.
Independent Director Lead Director
Aramark Committees: Compensation and Human Resources; Nominating and Corporate Governance (Chairman)
Other Public Boards: Max India Limited Qualification Highlights:
• Financial acumen	• Strategic leadership
• Corporate finance and M&A expertise	• Public company board service

Biography

Sanjeev Mehra has been a Managing Director of Goldman, Sachs & Co.’s Principal Investment Area of its Merchant Banking Division since 1996 and is currently Vice Chairman of global private equity. Mr. Mehra currently serves as a director of Max India Limited, Neovia Logistics Holding, Ltd., Sigma Electric, Suja Juice, LLC and TVS Logistics Services Ltd. Mr. Mehra previously served on the board of directors of First Aviation Services, Inc., Interline Brands, Inc., Hawker Beechcraft, Inc., Burger King Holdings, Inc., KAR Auction Services, Inc. and SunGard.

Skills and Qualifications

Mr. Mehra’s experience in private equity at Goldman Sachs provides the Board with additional financial acumen and board leadership experience and perspective. Mr. Mehra is the Board’s Lead Director and his experience on the boards of a number of other public companies and his service on the Board since 2007 are invaluable in that role.

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John A. Quelch	Age: 64	Newly Nominated Director
Charles Edward Wilson Professor of Business Administration, Harvard Business School; Professor in Health Policy and Management, Harvard School of Public Health
Independent Director
Aramark Committees: To be determined
Other Public Boards: Alere, Inc. and Propel Media, Inc. Qualification Highlights:
• Senior management leadership	• International background
• Strategic leadership	• Public company board service

Biography

Dr. Quelch has been the Charles Edward Wilson Professor of Business Administration at Harvard Business School and Professor in Health Policy and Management at Harvard School of Public Health since January 2013. Between February 2011 and January 2013, Dr. Quelch served as Dean, Vice President and Distinguished Professor of International Management at the China Europe International Business School in Shanghai. From July 2001 through January 2011, he was Professor and Senior Associate Dean at the Harvard Business School. From July 1998 through June 2001, he was Dean of the London Business School. Dr. Quelch currently serves as a director of Alere Inc. and Propel Media, Inc. and previously served as a director of WPP plc, Pepsi Bottling Group and Gentiva Health Services, Inc.

Skills and Qualifications

Dr. Quelch’s international business experience and academic credentials would be an excellent addition to the Board. In particular, Dr. Quelch’s work in the areas of marketing and strategic thought would be highly valuable. An expert in public health, Dr. Quelch would provide important insights on those matters.

Stephen I. Sadove	Age: 64	Director since 2013
Former Chairman and Chief Executive Officer, Saks Incorporated
Independent Director
Aramark Committees: Compensation and Human Resources; Nominating and Corporate Governance; Stock
Other Public Boards: Colgate-Palmolive Company, Ruby Tuesday, Inc. and J.C. Penney Company, Inc. Qualification Highlights:
• CEO leadership – former	• Public company board service
• Operations management expertise	• Technology background

Biography

Stephen Sadove is currently head of Stephen Sadove & Associates and a founding partner of JW Levin Partners. He served as Chief Executive Officer of Saks Incorporated from 2006 until November 2013 and Chairman and CEO from 2007 until November 2013. He was Chief Operating Officer of Saks from 2004 to 2006. Prior to joining Saks in 2002, Mr. Sadove was with Bristol-Meyers Squibb Company from 1991 until 2002, first as President, Clairol from 1991 to 1996, then President, Worldwide Beauty Care from 1996 to 1997, then President, Worldwide Beauty Care and Nutritionals from 1997 to 1998, and finally, Senior Vice President and President, Worldwide Beauty Care. He was employed by General Foods Corporation from 1975 until 1991 in various managerial roles, most recently as Executive Vice President and General Manager, Desserts Division from 1989 until 1991. Mr. Sadove currently serves on the board of directors of Colgate-Palmolive Company, Ruby Tuesday, Inc. and J.C. Penney Company, Inc.

Skills and Qualifications

Mr. Sadove’s extensive knowledge of financial and operational matters in the retail industry, including as to technology matters, and his experience as a public company Chief Executive Officer are highly valuable to the Board. In addition, Mr. Sadove’s service on a number of public company boards provides important insights to the Board on governance and similar matters.

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CORPORATE GOVERNANCE

Board Structure and Leadership

The Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and five standing committees: the Audit and Corporate Practices Committee (the “Audit Committee”), the Compensation Committee, the Nominating Committee, the Finance Committee and the Stock Committee. The Board is currently led by Mr. Foss, our Chairman, President and Chief Executive Officer.

The Board, upon the recommendation of the Nominating Committee, has determined that, at this time, combining the positions of Chairman and Chief Executive Officer as part of a governance structure that includes a lead independent director (the “Lead Director”) is the best board organization for Aramark. Aramark has a strong and effective Board that works very well together and eleven of the twelve Board nominees, if elected, will be independent directors. The Board’s committees are composed solely of, and chaired by, independent directors. Our independent directors meet at each regularly scheduled Board meeting in separate executive sessions, without Mr. Foss present, chaired by Mr. Mehra, the Lead Director.

The role of the Lead Director is to: (i) preside at all meetings of the Board at which the Chairman and Chief Executive Officer is not present, including executive sessions, (ii) in collaboration with the Chairman and Chief Executive Officer, establish agendas and materials for Board meetings, and in consultation with other directors establish agendas for executive sessions, (iii) serve as principal liaison between the independent directors and the Chairman and Chief Executive Officer (however all independent directors are encouraged to communicate directly with the Chairman), (iv) call meetings of independent directors, (v) if requested by shareholders, ensure that he is available for consultation and direct communication, (vi) with the Chairman of the Nominating Committee, if applicable, participate in the Board’s annual self-evaluation and provide Board related performance feedback to the Chairman and Chief Executive Officer, (vii) with the Chairman of the Compensation Committee, participate in the annual discussion of the Chairman and Chief Executive Officer’s performance feedback and leadership succession and (viii) perform other duties as the Board may specify on a situational basis.

Aramark’s strong Board, with a proactive Lead Director and independent committee chairs, ensure that the Board, and not the Chairman alone, determine the Board’s areas of focus. The Chairman is guided by the strong independent directors, including the Lead Director. In addition, having the Chief Executive Officer also serve as Chairman creates a bridge to management that helps provide the Board with the management support that it needs.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.aramark.com), the Board will consider all relevant facts and circumstances in making an independence determination. Our Corporate Governance Guidelines provide that none of the following relationships will disqualify any director or nominee from being considered “independent” and such relationships will be deemed to be an immaterial relationship with Aramark:

•	A director’s or a director’s immediate family member’s ownership of five percent or less of the equity of an organization that has a relationship with Aramark;

•	A director’s service as an executive officer or director of or employment by, or a director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from Aramark for property or services in an amount which, in any fiscal year, is less than the greater of $1 million or two percent of such other company’s consolidated gross revenues; or

•	A director’s service as an executive officer of a charitable organization that received annual contributions from Aramark and its Foundation that have not exceeded the greater of $1 million or two percent of the charitable organization’s annual gross revenues (Aramark’s automatic matching of employee contributions will not be included in the amount of Aramark’s contributions for this purpose).

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The policy of the Board is to review the independence of all directors at least annually. The Nominating Committee undertook its annual review of director independence and made a recommendation to the Board of Directors regarding director independence. In making its independence determinations, the Nominating Committee and the Board considered various transactions and relationships between Aramark and the directors and nominees or between Aramark and certain entities affiliated with a director or nominee. In reaching its determinations, the Nominating Committee and the Board considered the transactions set forth under in this proxy statement the heading “Certain Relationships and Related Transactions.” In addition, the Nominating Committee and the Board considered that each of Messrs. Abbrecht, Barr and Mehra and Dr. Quelch and Ms. Bisaccia are employed by organizations that do business with Aramark, where (i) each of such transactional relationships was for the purchase or sale of goods and services in the ordinary course of Aramark’s business, and the amount received by Aramark or such company in each of the previous three years did not exceed the greater of $1 million and 1% of either Aramark’s or such organization’s consolidated gross revenues or (ii) in the case of transactions with Goldman Sachs and its affiliates, of which Mr. Mehra is an employee, also included Goldman Sachs and its affiliates’ participation as a lender in the ordinary course of business in the Company’s revolving credit facility, along with approximately 15 other lenders, for which Goldman’s lending commitment and associated interest payments was less than 1% of the consolidated gross revenues of Goldman Sachs. As a result of this review, the Board affirmatively determined that each of Ms. Esteves, Messrs. Abbrecht, Babbio, Barr, Beckers-Vieujant, Coleman, Heinrich, Mehra and Sadove is independent and James Ksansnak, who served as a director during a portion of fiscal 2015, was independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards. In connection with their nomination to the Board, the Board affirmatively determined that each of Ms. Bisaccia, Mr. Dreiling and Dr. Quelch is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards. The Board has also determined that each of Messrs. Beckers-Vieujant, Coleman and Heinrich and Ms. Esteves is “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Committees and Meetings

The Board held eight meetings during fiscal 2015. During fiscal 2015, each director attended at least 75% of the aggregate of all Board meetings and all meetings of committees on which he or she served, in each case with respect to the portion of fiscal 2015 that they each served. All Aramark directors are expected to attend the annual meeting of shareholders and all directors standing for election attended the 2015 Annual Meeting.

Each of our five standing committees operates under a written charter approved by the Board. The charters of each of our standing committees are available in the Investor Relations section of our website at www.aramark. com. The Board and each of our standing committees, other than the Stock Committee, perform self-evaluations on an annual basis.

The current composition of each Board committee is set forth below:

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	FINANCE COMMITTEE	NOMINATING COMMITTEE	STOCK COMMITTEE
Eric J. Foss
Todd M. Abbrecht		X	Chair
Lawrence T. Babbio, Jr.		Chair	X
David Barr		X	X
Pierre-Olivier Beckers-Vieujant	X			X
Leonard S. Coleman, Jr.	X			X	X
Irene M. Esteves	X		X
Daniel J. Heinrich	Chair		X
Sanjeev Mehra		X		Chair
Stephen Sadove		X		X	X

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Audit Committee

The Audit Committee consists of Messrs. Heinrich (Chairman), Beckers-Vieujant and Coleman and Ms. Esteves. The Board has determined that Messrs. Heinrich, Beckers-Vieujant and Coleman and Ms. Esteves qualify as independent directors under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. The Board, upon the recommendation of our Nominating Committee, determined that each member of the Audit Committee is financially literate and that each of Mr. Heinrich and Ms. Esteves qualifies as an “audit committee financial expert” as such term is defined in Item 407(d) (5) of Regulation S-K. Our Audit Committee held nine meetings during fiscal 2015.

The purpose of the Audit Committee is to prepare the audit committee report required by the U.S. Securities and Exchange Commission (the “SEC”) to be included in our proxy statement and to assist the Board in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function, (5) the Company’s management of enterprise risk and (6) the performance of our independent registered public accounting firm.

Compensation and Human Resources Committee

The Compensation Committee consists of Messrs. Babbio (Chairman), Abbrecht, Barr, Mehra and Sadove, each of whom have been affirmatively determined by the Board to be independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards. The Compensation Committee held six meetings during fiscal 2015.

The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans, (3) preparing the Compensation Committee report required to be included in our proxy statement under the rules and regulations of the SEC and (4) reviewing our contribution policy and practices for our retirement benefit plans.

Nominating and Corporate Governance Committee

The Nominating Committee consists of Messrs. Mehra (Chairman), Beckers-Vieujant, Coleman and Sadove, each of whom have been affirmatively determined by the Board to be independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards. The Nominating Committee held five meetings during fiscal 2015.

The purpose of the Nominating Committee is to assist the Board in discharging its responsibilities relating to (1) identifying individuals qualified to become new members of the Board, consistent with criteria approved by the Board of Directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of shareholders, (3) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Board corporate governance principles applicable to us, (5) overseeing the evaluation of the Board and management and (6) handling such other matters that are specifically delegated to the Committee by the Board from time to time.

Finance Committee

The Finance Committee consists of Messrs. Abbrecht (Chairman), Babbio, Barr, and Heinrich and Ms. Esteves.

The purpose of the Finance Committee is to assist the Board in discharging its responsibilities relating to the review of our long-term business direction and goals and the strategy for maintaining that direction and achieving those goals. In connection with its fulfillment of this responsibility, the Finance Committee reviews with management and recommends to the Board our overall financial plans, including capital expenditures, acquisitions and divestitures, securities issuances and incurrences of debt, and reviews the performance of our retirement benefit plans. It will also recommend to the Board specific transactions involving these matters, and it has been empowered by the Board to approve certain financial commitments and acquisitions and divestitures by the Company up to specified levels.

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Stock Committee

The Stock Committee consists of Messrs. Coleman and Sadove.

The Stock Committee has authority to administer or grant approvals under our equity and incentive compensation plans and to approve specific equity transactions or incentive awards involving our officers and directors and the Company. The Stock Committee also approves performance targets under our Senior Executive Bonus Plan and equity compensation plans.

Oversight of Risk Management

Aramark’s management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of Aramark’s risk management.

Our Audit Committee periodically reviews our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. In addition, our Audit Committee reviews risks related to compliance with ethical standards, including our Business Conduct Policy, the Company’s approach to enterprise risk management and operational risks, including those related to information security and system disruption. Through its regular meetings with management, including the accounting, finance, legal, and internal audit functions, our Audit Committee reviews and discusses the risks related to its areas of oversight and reports to the Board with regard to its review. Our Finance Committee focuses on financial risks associated with the Company’s capital structure and acquisitions and divestitures that the Company is considering. Our Compensation Committee oversees compensation-related risk management, as discussed further in this proxy statement under “Board Committees and Meetings-Compensation and Human Resources Committee” and “Compensation Matters-Compensation Risk Disclosure.” Our Nominating Committee oversees risks associated with board structure and other corporate governance policies and practices. Our Finance, Compensation and Nominating Committees also regularly report their findings to the Board.

Our Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit, the Compensation, the Nominating and the Finance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. In addition, the Board receives periodic detailed operating performance reviews from management. Our vice president of internal audit reports functionally and administratively to our chief financial officer and directly to the Audit Committee. We believe that the leadership structure of the Board provides appropriate risk oversight of our activities.

Management Succession Planning

The Board’s responsibilities include succession planning for the Chief Executive Officer and other executive officer positions. The Compensation Committee oversees the development and implementation of our succession plans. At least once annually, the Chief Executive Officer provides the Board with an assessment of senior managers and their potential to succeed to the position of Chief Executive Officer. This assessment is developed in consultation with the Lead Director and the Chair of the Compensation Committee. The Compensation Committee is also responsible for follow-up actions with respect to succession planning as may be delegated by the Board from time to time. High potential executives meet regularly with the members of the Board.

Executive Sessions

From time to time, and, consistent with our Corporate Governance Guidelines, at least semi-annually, the Board meets in executive session without members of management present. Mr. Mehra, as Lead Director, presides at these executive sessions.

Code of Conduct

We have a Business Conduct Policy that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on the Investor Relations section of our website at www.aramark.com. Our Business Conduct Policy contains a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

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Committee Charters and Corporate Governance Guidelines

The charters of the Compensation Committee, the Nominating Committee, the Audit Committee, the Finance Committee and the Stock Committee and our Corporate Governance Guidelines are available under the Investor Relations section of our website at www.aramark.com. Please note that all references to our website in this Proxy Statement are intended to be inactive textual references only.

Copies of our Business Conduct Policy, the charters of the Compensation Committee, the Nominating Committee, the Audit Committee, the Finance Committee and the Stock Committee and our Corporate Governance Guidelines also are available at no cost to any shareholder who requests them by writing or telephoning us at the following address or telephone number:

        Aramark

        1101 Market Street

        Philadelphia, PA 19107

        Attention: Investor Relations

        Telephone: (215) 409-7287

Director Nomination Process

The Nominating Committee does not set specific, minimum qualifications that directors must meet in order for the Nominating Committee to recommend them to the Board. Rather, it believes that each director and director candidate should be evaluated based on his or her individual merits, taking into account Aramark’s needs and the composition of the Board. In nominating a slate of directors, the Nominating Committee’s objective is to select individuals with skills and experience that can be of assistance in operating our business. When reviewing the qualifications of potential director candidates, the Nominating Committee considers:

•	whether individual directors possess the following personal characteristics: integrity, education, accountability, business judgment, business experience, reputation and high performance standards, and

•	all other factors it considers appropriate, which may include accounting and financial expertise, industry knowledge, corporate governance background, executive compensation background, age, gender and ethnic and racial background, civic and community relationships, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, and the size, composition and combined expertise of the existing Board.

The Board believes that, as a whole, it should strive to possess the following core competencies: accounting and finance, management, crisis response, industry knowledge, international leadership and strategy/vision, among others. While the Board does not have a formal policy with regard to diversity, the Nominating Committee and the Board strive to ensure that the Board is composed of individuals who together possess a breadth and depth of experience relevant to the Board’s oversight of Aramark’s business and strategy.

In our most recent director candidate search, a third-party director search firm was retained by the Nominating Committee to assist in identifying and evaluating candidates for board membership who best satisfy Aramark’s criteria for directors. Ms. Bisaccia, Mr. Dreiling and Dr. Quelch were recommended to the Nominating Committee by the search firm. Messrs. Mehra and Foss vetted the candidates proposed by our third-party director search firm and determined which candidates should be reviewed by the Nominating Committee. The Nominating Committee then discussed the finalist candidates and the Chairman of the Nominating Committee reported on such candidates to the Board. Individual members of the Board were given the opportunity to meet with the candidates either in person or by phone. Following that process, the Board nominated such candidates for election to the Board.

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Proposal No. 2 – Ratification of Independent Registered

                              Public Accounting Firm

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to ratify the appointment of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for fiscal 2016, which ends September 30, 2016. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee and the Board submit the selected firm to the Company’s shareholders as a matter of good corporate governance.

Voting Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2016.

The Audit Committee has selected KPMG to serve as the Company’s independent registered public accounting firm for fiscal 2016. Although action by the shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of this selection to provide a forum for shareholders to express their views with regard to the Audit Committee’s selection. If the shareholders do not ratify the appointment of KPMG, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. The Company has been advised that representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the KPMG representatives will be available to respond to appropriate questions.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of KPMG LLP as our independent registered public accounting firm, unless you specify otherwise.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Set forth below is information relating to the aggregate fees billed by KPMG for professional services rendered for each of the last two fiscal years as well as a description of each fee category.

	FISCAL 2014	FISCAL 2015
Audit Fees	$6,009,718	$5,844,899
Audit Related Fees	$213,151	$190,112
Tax Fees	$505,750	$687,345
All Other Fees	—	—
TOTAL	$6,728,619	$6,722,356

Audit fees include the audit of annual financial statements, the review of quarterly financial statements, the performance of statutory audits, procedures and comfort letters related to registration statements.

Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. Audit-related fees include: pension audits, accounting consultations for proposed transactions and certain reports.

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Tax fees include domestic and international tax consulting.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining KPMG’s independence and concluded that it was.

Policy for the Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee annually reviews and pre-approves the services that may be provided by the Company’s independent registered public accounting firm without obtaining further specific pre-approval from the Audit Committee. The Audit Committee has also adopted a Pre-Approval Policy that contains a list of pre-approved services, which the Audit Committee may revise from time to time, based on subsequent determinations. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee, or in his absence or unavailability, to another specified member of the Audit Committee. The chairman of the Audit Committee or such specified member will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of our audit, audit-related fees and tax fees were pre-approved by the Audit Committee or the chairman of the Audit Committee.

REPORT OF AUDIT AND CORPORATE PRACTICES COMMITTEE

The Audit Committee of the Board is composed of four directors, all of whom are independent directors under the New York Stock Exchange Rules and satisfy the additional independence criteria applicable to audit committee members. In addition, the Board has determined that each of Daniel J. Heinrich and Irene M. Esteves is an audit committee financial expert as defined under the rules of the SEC. The Audit Committee charter is available on the Investor Relations section of the Aramark website at www.aramark.com.

In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements as of and for the fiscal year ended October 2, 2015. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committee.” Finally, the Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2015 filed with the SEC.

Members of the Audit and Corporate Practices Committee:

Daniel J. Heinrich, Chairman
Pierre-Olivier Beckers-Vieujant
Leonard S. Coleman, Jr.
Irene Esteves

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Compensation Matters

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL SUMMARY

What Are You Voting On?

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote on a non-binding, advisory basis to approve the compensation paid to our Named Executive Officers, as disclosed in this proxy statement.

Voting Recommendation

The Board recommends that you vote “FOR” this proposal, because it believes that the Company’s compensation policies and practices effectively achieve the Company’s primary goals of attracting and retaining key executives, rewarding achievement of the Company’s short-term and long-term business goals, and aligning our executives’ interests with those of our shareholders to create long-term sustainable value.

This proposal calls for the approval of the following resolution:

“RESOLVED, the shareholders of the Company hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, pursuant to the rules of the SEC, including the compensation tables and any related narrative.”

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on the next page. This advisory proposal, commonly referred to as a “say on pay” proposal, is not binding on the Board. However, the Board takes shareholder feedback seriously and it and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to approve, on a non-binding basis, the compensation paid to our named executive officers, unless you specify otherwise.

The Board has adopted a policy of providing for annual “say on pay” votes, so the next “say on pay” vote will take place at the Company’s 2017 annual meeting.

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COMPENSATION DISCUSSION AND ANALYSIS

2015 Company Financial Highlights

Aramark delivered strong results in fiscal 2015 by increasing comparable adjusted earnings per share by 10% and expanding adjusted operating income margin by 30 basis points. The Company also reduced its leverage by repaying $152 million in outstanding debt, which resulted in a 25 basis point reduction in Aramark’s total debt to adjusted EBITDA ratio to 4.15x.

This performance supported the 10% increase in our shareholder dividend.

See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Compensation paid in fiscal 2015 and the new long-term incentives granted in November 2015 reflect Aramark’s strong fiscal 2015 performance and is consistent with the Compensation Committee’s philosophy for compensation described on page 23 below.

Shareholder Engagement and Corporate Governance Enhancements

Following the Company’s return to the public market in fiscal 2014, the Board and the senior management team intended to develop a more robust shareholder engagement program. This desire strengthened, and the development of the program was expedited, following the exit of the Company’s private equity sponsors, investment funds affiliated with one or more of GS Capital Partners, CCMP Capital Advisors, J.P. Morgan Partners, Thomas H. Lee Partners and Warburg Pincus, LLC, as controlling shareholders in 2015 and the valuable feedback received in connection with the Company’s 2015 annual meeting.

In 2015, we initiated our shareholder outreach program and reviewed our policies and programs against published guidelines of shareholders and proxy advisory firms. We approached many of our large investors, whose holdings represented approximately 70% of the outstanding shares of Aramark common stock, to discuss governance matters, including the results of the most recent “say on pay” vote, and any other feedback or concerns the shareholder might have. We engaged in substantive discussions with several of these shareholders, representing approximately 30% of our outstanding shares. We also had discussions with a leading proxy advisory firm. Management then reported the feedback to the Board, including the Compensation Committee. The Board and the Compensation Committee considered the feedback and the review of our practices against published guidelines, and responded as follows:

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SHAREHOLDER/PROXY ADVISORY FIRM FEEDBACK	COMPANY’S RESPONSE	INTENDED OUTCOME	EFFECTIVE DATE
Performance awards are measured against only one-year performance periods	Revised performance stock units/performance restricted stock grants to be measured against a three-year performance period and to cliff vest at the end of such three-year period	Better alignment of NEO equity compensation to Company’s long-term goals	November 2015 (fiscal 2016)

Peer group includes companies that do not seem to be sufficiently similar	Updated the peer group used for compensation matters to consist of companies that more closely resemble the Company	Improved relevant benchmarking	November 2015 (fiscal 2016)

Lack of a claw back policy	Adopted a claw back policy	Better protection against NEOs receiving compensation for performance that was not actually achieved	February 2015

Annual cash incentive program for senior executives provides a higher than typical amount of discretion regarding the amount of bonus payments

The Compensation Committee bases the annual cash incentives provided to senior executives on the Company’s management incentive bonus plan that is applicable to other management and is 80% driven by formula-based quantitative financial results for fiscal 2015

		Increase transparency regarding annual cash incentives awarded	Fiscal 2015
	For fiscal 2016, the management incentive bonus plan will be 90% driven by formula-based quantitative financial results	Better alignment of awards of annual cash incentives with Company’s financial results	Fiscal 2016

The cost of certain perquisites for NEOs seems high	Implemented a policy that limits the CEO to certain perquisites and requires him to reimburse the Company for the incremental cost of his personal use of the Company aircraft in excess of $250,000	Limit the incremental cost of non-performance based compensation to the Company	Fiscal 2015

It is difficult to locate and interpret important information in your proxy statement	Revised proxy statement and presentation of relevant information	Increase transparency and clear communication with shareholders	This proxy statement

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In addition, comments were received regarding the bonuses and equity grants awarded in fiscal 2014 in connection with the successful initial public offering. These bonuses and grants were intended to be a one-time event and are not part of the Company’s regular compensation program.

Which Executives are Covered

As required by SEC rules, this compensation discussion and analysis provides information regarding our executive compensation programs for the following executive officers (the “named executive officers”) in fiscal 2015:

NAME	TITLE
Eric J. Foss	Chairman, President and Chief Executive Officer
Stephen P. Bramlage, Jr.	Executive Vice President and Chief Financial Officer
L. Frederick Sutherland (1)	Former Executive Vice President and Chief Financial Officer
Lynn B. McKee	Executive Vice President, Human Resources
Stephen R. Reynolds	Executive Vice President, General Counsel and Secretary
Joseph Munnelly	Senior Vice President, Controller and Chief Accounting Officer

(1)	Mr. Sutherland stepped down from his position as Executive Vice President and Chief Financial Officer in April 2015 and continues to be an employee of the Company, on a reduced working schedule, until his planned retirement on January 4, 2016.

Executive Compensation Philosophy

The Compensation Committee of the Board designed the executive compensation program to support one of the anchors of the Company’s transformation strategy – attracting and retaining the best talent – which in turn supports the two other anchors of the Company’s strategy: accelerating growth and activating productivity. The program includes three key goals:

•	Market Competitiveness: Recruit and retain key executives with the capability to lead the business forward by providing innovative service to our clients and customers;

•	Performance Based: Tie significant portions of compensation to performance in order to achieve our short-term and long-term business goals; and

•	Align with Shareholder Interests: Align each executive’s interests with shareholders’ interests by requiring significant stock ownership, tying significant portions of pay to performance, paying a significant portion of compensation in equity and subjecting equity compensation to multi-year vesting periods.

Market Competitive

In 2012, the Board recruited Eric Foss as Chief Executive Officer to return the Company to the public market and transform it to be better positioned for continued growth and increased profitability. The Board valued Mr. Foss’s significant experience as an executive, including as chief executive officer of a public company and his industry expertise and proven record of leadership and accomplishment. As noted above and explained in detail in our annual report, we believe the Company under Mr. Foss’s leadership has and continues to meet expectations of improvement in sales growth, earnings growth, and margin expansion.

Mr. Foss has worked with the Board and recruited key executives to create a senior leadership team able to overcome challenges and optimize opportunities during the continued transformation of the company.

In 2015, in connection with L. Frederick Sutherland’s planned retirement, Stephen Bramlage joined us as our new Executive Vice President and Chief Financial Officer. We believe Mr. Bramlage’s prior experience as a chief financial officer of a Fortune 500 Company will serve the organization well in the future as we continue the transition from a long period of private ownership and governance to a public company.

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The Compensation Committee structures the compensation program to recruit and retain key executives and maintain our competitive position for talent in the overall market from which we recruit. To help the Compensation Committee establish our market competitive compensation practices, it refers, in part, to peer group data and a subset of the Towers Watson 2015 CDB General Industry Executive Compensation Survey – U.S. that relates to companies with over $10 billion in corporate revenue (“Survey Data” and together with the Company’s applicable peer group data, “Market Practice”). More information about the Company’s peer group data and use of surveys can be found on page 34 below.

When attracting new executives, and retaining current executives, the Compensation Committee considers their compensation at their prior employer or current compensation to determine the amount necessary to induce them to join us or to remain with us. We motivate retention, in part, through long term incentives with multi-year vesting schedules. Our stock options, restricted stock units, performance stock units and performance restricted stock generally vest over three or four years, which encourages executives who receive these grants to remain with us for extended periods of time.

Performance Based

Aramark’s business requires management to lead employees to deliver exceptional, value-driven experiences to Aramark’s clients and customers. To motivate strong performance and promote retention, our compensation philosophy is for a significant percentage of our NEO compensation to be variable and “at-risk” and that compensation be tied to the Company’s performance, the executive’s continued employment with us and the performance of the Company’s common stock. For fiscal 2015, the components of NEO compensation that are variable and “at-risk” are: our annual incentive and our long term incentives (consisting of PSUs, restricted stock units, stock options, and dividend equivalents and cash dividends accrued or credited on these incentives). The charts below highlight the significant percentage of the CEO’s compensation and the average compensation of our other NEOs as a group for fiscal 2015 that is variable and “at-risk.”

(1)	The mix described differs from the grouping of amounts in the Summary Compensation Table. SEC rules require that dividend equivalents and cash dividends accrued or credited on LTI awards awarded prior to February 5, 2014, be shown in the “All Other Compensation” column. However, because these dividend equivalents possess the same characteristics as the LTI under which they are accrued or credited and these cash dividends would be paid out on the applicable vesting date of the LTI under which they are accrued, these amounts have been categorized as LTIs in these charts.

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Consistent with our performance-based compensation philosophy; as illustrated in the graph below, the total compensation of our CEO in fiscal 2015 tracks, or is lower than expected given, the performance of the Company, as measured by adjusted EPS. See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

(1)	Total Compensation is as presented in the “Total” column of the Summary Compensation Table.

Annual Cash Incentive

Under the administration of the Senior Executive Bonus Plan, which applies to Messrs. Foss, Bramlage, Sutherland and Reynolds, and Ms. McKee, it is unlikely that an executive would receive the portion of the annual cash incentive attributable to financial results unless the financial thresholds under the Management Bonus Plan applicable to our other executives were achieved, as the Compensation Committee uses the Management Bonus Plan criteria as the main factor in determining actual bonuses awarded under the Senior Executive Bonus Plan. In 2015, the Management Bonus Plan was comprised of 80% financial objectives and 20% functional or business objectives. These thresholds consist of explicit Company performance objectives established for each fiscal year. For fiscal 2015, the company-wide performance goal thresholds were: adjusted sales of $13.2 billion and adjusted earnings before interest and taxes, or EBIT, of $796.2 million. The Compensation Committee establishes these performance goal thresholds so that they are consistent with the Company’s long-term expectations for the business. These expectations include organic sales growth of three percent to five percent and mid-to-high single-digit growth in adjusted operating income or adjusted EBIT. For the Compensation Committee to award each of Messrs. Foss, Bramlage, Sutherland and Reynolds, and Ms. McKee his or her target annual cash incentive, the Company would need to achieve adjusted sales of $14.6 billion and adjusted EBIT of $909.9 million and the individual would have to achieve his or her individual functional objective. Further, the Compensation Committee may use negative discretion to further reduce the annual cash incentives earned under the Senior Executive Bonus Plan to levels below what the Management Bonus Plan payouts would provide. Mr. Munnelly participates in the Management Bonus Plan, so his annual cash incentive is based on these same company-wide and individual functional performance goals. To further drive performance, for fiscal 2016, the Management Bonus Plan will be comprised of 90% financial objectives and 10% business or functional objectives. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for more information on the operation of our annual cash incentive programs.

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Long Term Incentives

For fiscal 2015, excluding the awards to Mr. Bramlage that were intended to replace certain awards that he forfeited with his former employer, 40% of the long term incentives granted to Messrs. Foss, Bramlage, Sutherland and Reynolds and Ms. McKee consisted of PSUs, whose vesting and payout depend on the Company’s achievement of an adjusted EPS target. For PSUs granted in fiscal 2015, the adjusted EPS target was based on the Company’s performance in fiscal 2015. For the units to vest at minimum threshold (which is 50% of the units awarded), the Company had to achieve a minimum adjusted EPS of $1.49, and for the units to vest at target (which is 100% of the units awarded), the Company had to achieve a target adjusted EPS of $1.64. After adjusting for currency, the Company met the target level of adjusted EPS for fiscal 2015.

For performance restricted stock and PSUs granted in November 2015, the adjusted EPS target is based on the Company’s performance in fiscal 2018 and such performance restricted stock and PSUs are not scheduled to vest until the end of fiscal 2018. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for more information on the operation of our fiscal 2015 equity grants.

Aligned with Shareholders’ Interests

The Compensation Committee promotes alignment of our named executive officers’ and other executives’ interests with those of our shareholders in a number of ways, including compensation through long term equity incentives, stock ownership guidelines, restrictions on hedging and pledging and a newly adopted claw back policy.

Significant Portions of Compensation are Paid in Equity

For 2015, 75% of total compensation awarded to the CEO and 66% of total compensation awarded to all other NEOs was paid in long term equity incentives (including dividend equivalents and cash dividends accrued or credited on LTIs) with multi-year vesting in order to encourage a focus on long-term performance.

Stock Ownership Requirements

The Compensation Committee has instituted stock ownership guidelines for our named executive officers requiring that they obtain and maintain ownership of Aramark stock equal to six times (for Mr. Foss), three times (for Messrs. Bramlage and Reynolds and Ms. McKee) and two times (for Mr. Munnelly) their base salaries within five years after joining the Company or, for current executives, five years after November 10, 2015 (the date of the adoption of the timing requirement). See page 38 below for more details.

Restrictions on Hedging and Pledging

We also restrict hedging and pledging of Aramark stock and none of our named executive officers have reported that they have engaged in any hedging or pledging of their Aramark stock. See page 38 below for more details.

Claw Back Policy

During fiscal 2015, the Compensation Committee and the Board approved an incentive compensation recoupment or “claw back” policy. The policy provides that if the Compensation Committee or the Board determines that an executive officer or other direct report of the CEO was overpaid incentive compensation as a result of reported financial or operating results that were misstated and that such person has engaged in misconduct that contributed to the misstatement, the Compensation Committee or the Board may cause the Company to seek to recover the amount of any overpayment or cancel such excess incentive compensation. Incentive compensation covered by the policy includes annual cash incentives and performance based long term incentives such as PSUs and performance restricted stock. The policy became effective for annual cash incentives paid and LTIs granted after February 3, 2015.

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Discussion of Compensation Actions in Relation to Fiscal 2015

Overview of the Compensation Components

The principal components of Aramark’s executive compensation program are base salary, an annual cash incentive and long term incentives. We also provide employee benefits, post-employment benefits and perquisites. Below is background information on how each component is structured.

Base Salary - Base salary reflects the value of the position and the attributes the executive brings to Aramark, including tenure, experience and skill level. Salary levels for our executives are reviewed at least annually.

Annual Cash Incentive – The annual cash incentive bonus is designed to drive and reward performance and is based on the financial objectives and individual performance goals and objectives established by the Compensation Committee. Our executives are entitled to earn an annual cash incentive either under our Senior Executive Bonus Plan, under which a bonus pool is established each year and funded with a percentage of adjusted EBIT, or our Management Bonus Plan, which awards annual bonuses based on achievement against specified financial objectives and functional or business objectives set at the beginning of each year. For fiscal 2015, the metrics under the Management Bonus Plan included adjusted EBIT, adjusted sales and functional objectives specific to each executive’s function. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Annual Cash Incentive” for more information on the operation of our annual cash incentive programs.

Long Term Incentives – Long term equity incentives are granted in order to align our executives’ interests with those of our shareholders, encourage them to focus on long-term performance and motivate retention. PSUs or performance restricted stock, time-vesting restricted stock units and time-vesting stock options are issued to senior executives and typically in the following mix: 40% in the form of PSUs or performance restricted shares, 20% in time-vesting restricted stock units, and 40% in time-vesting stock options. For grants made in November 2014, the Compensation Committee determined to award PSUs with a one-year adjusted earnings per share target and three-year vesting. For grants that were made in November 2015, the Compensation Committee granted PSUs and performance restricted stock with a performance target based on fiscal 2018 adjusted earnings per share, eligible to cliff vest at the end of fiscal 2018 in order to ensure a longer-term focus on the part of the senior executives and to better align with market practice for performance based equity awards. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Equity Incentive Awards” for more information on the operation of our fiscal 2015 equity grants.

Other Compensation Components – The Compensation Committee includes in executive compensation additional benefits that it believes are customary for executives of similar rank and enable our executives to focus on our business and enhance their commitment to us. These benefits include:

•	Savings Incentive Retirement Plan: A non-qualified savings plan intended as a substitute for those employees ineligible to participate in our 401(k) plan because of certain legal requirements.

•	Severance Arrangements and Payments upon a Change of Control: Our executives are entitled to certain payments and benefits in connection with certain terminations of employment. These provisions are intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and our other constituents without concern over whether the transactions may jeopardize the executives’ own employment. While certain of the equity awards granted while we were a private company contain provisions which provide for accelerated vesting solely upon a change of control, LTIs granted since the IPO and agreements with our NEOs that provide for other payments in connection with a change of control contain a “double trigger” in order for the executive to receive compensation. We chose to implement a “double trigger” for Mr. Foss and the other named executive officers based on advice from Frederic W. Cook & Co., Inc., the Compensation Committee’s independent compensation consultant. For more information about change of control and severance payments for our named executive officers, see the disclosure under “Potential Post-Employment Benefits.”

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•	Perquisites: We provide our NEOs with other benefits, reflected in the All Other Compensation column in the Summary Compensation Table, that we believe are reasonable and encourage retention. We believe that these benefits enable our executives to focus on our business and enhance their commitment to us. These benefits include premiums paid on life insurance, a survivor income protection plan (a plan that entitles a surviving spouse or domestic partner and dependent children to receive the executive’s full base salary for one year after the executive’s death and one half of the executive’s base salary for the subsequent nine years, or alternatively, an amount equal to his or her base salary upon retirement or death for a participant who is at least 65 years old and has attained five years of employment), disability insurance (in Mr. Sutherland’s case, a legacy policy the premiums for which are paid 100% by the Company), excess health insurance, receipt of a car allowance, no cost parking at a garage near Company offices, an executive physical, financial planning services and personal use of Company tickets or the Company box and related items at sporting or other events, and the costs of these benefits constitute a small percentage of each named executive officer’s total compensation.

Our Compensation Committee established a policy, which it has determined to be in our business interest, that directs the CEO to use the Company’s aircraft, whenever possible, for all air travel, whether personal or business. Under the policy, the CEO may also designate other members of senior management to use the Company aircraft for air travel. Some of Mr. Foss’s business use of the corporate aircraft in fiscal 2015 included flights to attend outside board meetings at the companies or organizations for which he serves as a director. We believe that Mr. Foss’s service on these boards, and his ability to conduct Company business while traveling to these board meetings, provides benefits to us and therefore deem it to be business use. Mr. Foss has a car and driver that we provide to him. Much of his use of the Company-provided car and driver, which generally enables him to make efficient use of travel time, is business use, although Mr. Foss utilizes the car and driver for commuting to and from the office, which is considered personal use, and for other limited personal use.

Company Performance Data Relevant to Compensation Actions

As mentioned in the Summary above, Aramark operational and financial performance was strong in 2015.

In awarding annual cash incentives for Messrs. Foss, Bramlage, Sutherland and Reynolds and Ms. McKee, the Compensation Committee first calculated the maximum amount that could have been awarded to these executives under the Senior Executive Bonus Plan based on the Company’s fiscal 2015 adjusted EBIT of $833.6 million and each executive’s percentage bonus opportunity and then calculated what they would have received under the Management Bonus Plan if each had been a participant in the plan. Mr. Munnelly participates in the Management Bonus Plan and therefore his annual cash incentive was calculated based on that plan.

Specific performance metrics and the Company’s achievement against those metrics relevant to incentive pay components determined in 2015 are as follows:

INCENTIVE PAY COMPONENT	PERFORMANCE METRIC(1)	TARGET	ACHIEVEMENT
Annual Cash Incentive	Adjusted EBIT (41%)	$909.9 million	$893.5 million (98.2%)
	Adjusted Sales (39%)	$14.6 billion	$14.3 billion (97.9%)
	Factors Specific to Executive’s Function (20%)	Varies based on NEO’s function	See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Annual Cash Incentive”
Performance Stock Units	Adjusted Earnings Per Share	$1.64	$1.64 (100%)

(1)	The Performance Metrics under the Management Bonus Plan, which are the basis for payments under the Senior Executive Bonus Plan, are applicable following the establishment of the Senior Executive Bonus Plan’s annual cash incentive pool based on the Company’s adjusted EBIT.

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For additional information about actual annual cash incentives awarded under our annual cash incentive programs and the calculations of such amounts, see “Summary Compensation Table” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Annual Cash Incentive.”

The performance metrics above are intended to incentivize executives to achieve results consistent with the Company’s long-term framework for its financial performance which consists of 3% to 5% organic revenue growth, mid to high single digit growth in adjusted operating income or adjusted EBIT and low double digit growth in adjusted earnings per share. The relative weighting of adjusted sales and adjusted EBIT for purposes of determining the annual cash incentives of the NEOs reflects the fact that both are important with slightly more weight given to adjusted EBIT or profitability versus adjusted sales. The adjusted EPS target which determines the payout and vesting of PSUs or performance restricted stock is intended to incentivize the achievement of adjusted EPS growth, the third element of the Company’s long-term financial framework, and a metric recommended to the Compensation Committee in the prior fiscal year based on information provided by the Compensation Committee’s independent consultant regarding metrics used by members of the Company’s peer group.

In addition to the specific performance metrics, the Compensation Committee also considered corporate performance generally in setting salaries and making other decisions about the total compensation provided to the executives.

Personal Performance Data and Specific Compensation Actions for the Named Executives

In addition to the performance metrics for incentive compensation components and the corporate performance criteria noted above, the Compensation Committee also considers individual performance when making compensation decisions, including its consideration of the total compensation package for each executive, and in determining whether to apply negative discretion to reduce the size of certain incentive awards. The Compensation Committee also considers total compensation and other factors relevant to its compensation philosophy (including, for example, market and competitive data provided by its independent compensation consultant) when making compensation decisions.

For the CEO, the Compensation Committee assesses his performance annually. For the other executives, the CEO, Executive Vice President, Human Resources and, if any, other executives within the executive’s chain of command annually assess his or her performance. Those assessments are shared with the Compensation Committee, which also may factor in perceptions of the executive’s performance based on his or her interaction with the Board.

Mr. Foss – In considering Mr. Foss’s performance, the Compensation Committee noted his leadership of Aramark’s transformation, evolution of his leadership style to reflect new requirements now that Aramark is publicly traded, and his active involvement with clients and customers to ensure that Aramark fulfills its mission.

The Compensation Committee took the following compensation actions for Mr. Foss in November 2014 related to fiscal 2015:

•	Raised his base salary by 22% from $1,390,500 in calendar 2014 to $1,700,000 in calendar 2015. The increase reflected the Compensation Committee’s assessment of Mr. Foss’s skill set, experience and scope of responsibilities, as well as the Compensation Committee’s perception of his value in the marketplace.

•	Established a maximum award under the Senior Executive Bonus Plan of 0.68% of adjusted EBIT (up to a maximum of $6 million), which represents the maximum amount that can be awarded to Mr. Foss for his annual cash incentive award, and increased his annual incentive target from 150% to 200% of his base salary or $3,400,000, which was above the 75th percentile of Market Practice, to incent his continued performance.

•	Awarded long term incentives with a grant date fair value of $13 million which consisted of 40% PSUs, 40% time-vesting stock options and 20% time-vesting restricted stock units. This grant was above the 75th percentile of Market Practice in order to further encourage retention.

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In November 2015 the Compensation Committee considered Mr. Foss’s performance during fiscal 2015, his compensation relative to the 2015 peer group and the value of Mr. Foss’s outstanding equity awards in terms of both wealth creation opportunity and retention power. As a result of that analysis, the Compensation Committee took the following actions for Mr. Foss:

•	Exercised negative discretion under the Senior Executive Bonus Plan and awarded him a cash incentive bonus of $3,300,000 for fiscal 2015, which was the amount that he would have received had he participated in the Management Bonus Plan.

•	Determined that the Company had attained 100% of the fiscal 2015 adjusted EPS target for the PSUs granted in November 2014 and accordingly Mr. Foss become entitled to receive delivery of 183,462 PSUs plus future accrued dividend equivalents over the three-year vesting period, 61,154 of which vested in November 2015.

•	Although the Compensation Committee retained the types of perquisites Mr. Foss receives (which are more specifically described in footnote 6 to the Summary Compensation Table on page 41 below), and the Compensation Committee still requires Mr. Foss to use the corporate aircraft for personal flights (to ensure his availability for corporate matters and for security), the Compensation Committee instituted a policy whereby Mr. Foss is required to reimburse the Company for any incremental costs associated with personal use of the corporate aircraft to the extent the incremental cost of personal use exceeds $250,000 in any given fiscal year.

•	Maintained his salary for calendar year 2016 at the same level as calendar year 2015.

•	Maintained his annual cash incentive target of $3,400,000 for fiscal 2016, which is the same as his target for fiscal 2015, and established a maximum award under the Senior Executive Bonus Plan of 0.63% of adjusted EBIT (up to a maximum of $6 million).

•	Awarded long term incentives with a grant date fair value of $9.9 million consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units, which represented a 24% decrease from the $13 million awarded in November 2014, in order to result in his total direct compensation (with the value of equity awards measured by grant date fair value, but excluding the grant date fair value of prior year awards) being at the 86th percentile of the 2015 Peer Group.

•	In addition, the Compensation Committee awarded Mr. Foss additional equity incentives that will cliff vest on September 28, 2018 if an additional performance vesting requirement that the Company’s relative total shareholder return be at or above the 90th percentile of the Company’s peer group over the three-year performance period from October, 3, 2015, to September 28, 2018, is satisfied. This award consists of 40% stock options that will vest on the third anniversary of the grant date, 20% restricted stock units that will vest on the third anniversary of the grant date and 40% performance restricted stock with the same fiscal 2018 adjusted EPS target as the other performance restricted stock awarded to Mr. Foss, in each case subject to the additional relative shareholder return performance condition. The purpose of this award was to increase the performance orientation of Mr. Foss’s long term incentives. The Compensation Committee was advised by its independent compensation consultant that due to the rigor of the performance condition, the grant date fair value of this award would be $433,000 instead of the $3 million grant date fair value it would have had in the absence of the relative total shareholder return vesting condition.

Mr. Bramlage – The Compensation Committee took the following compensation actions for Mr. Bramlage in March 2015 in connection with his hiring:

•	Approved an initial base salary for calendar 2015 of $600,000, which represented an increase in his base salary from his prior employer.

•	Established an annual cash incentive target of 100% of his base salary for fiscal 2015 with the amount to be pro-rated to reflect his period of employment in fiscal 2015.

•	Awarded long term incentives with a grant date fair value of $800,000 consisting of 40% PSUs, 40% time-vesting stock options and 20% time-vesting restricted stock units. The amount of this award was intended to approximate one half of what an executive vice president would typically receive in long term incentives for one year to reflect his period of employment during fiscal 2015.

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•	Awarded him additional long term incentives with a grant date fair value of $1,200,000 consisting of 40% PSUs, 40% time-vesting stock options and 20% time-vesting restricted stock units and an additional long term incentive award with a grant date value of $1,000,000 consisting of 100% cliff vesting restricted stock units, all of which were intended to replace certain long term incentives that Mr. Bramlage forfeited with his former employer.

In November 2015 the Compensation Committee took the following actions for Mr. Bramlage:

•	Awarded him an annual cash incentive of $272,000 for fiscal 2015, which is the amount he would have received had he participated in the Management Bonus Plan with the amount pro-rated to reflect the portion of the fiscal year he was employed by the Company.

•	Determined that the Company had attained 100% of the 2015 adjusted EPS target for the PSUs granted in fiscal 2015 and accordingly Mr. Bramlage become entitled to receive delivery of 25,617 PSUs plus future accrued dividend equivalents over the three-year vesting period, one-third of which will vest in April 2016.

•	Raised his base salary for calendar 2016 by two percent to $612,000, which is generally consistent with the overall annual salary increase budget for the Company.

•	Established a maximum award under the Senior Executive Bonus Plan of 0.26% of adjusted EBIT and an annual cash incentive target for fiscal 2016 of $612,000 which represents the same annual cash incentive target, as a percentage of base salary, that he had in fiscal 2015.

•	Awarded long term incentives with a grant date fair value of $1,600,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units. This award was the same value granted to the former Executive Vice President and Chief Financial Officer in the previous year even though such award was below the median of the 2015 Peer Group.

Mr. Sutherland – The Compensation Committee took the compensation actions described below for Mr. Sutherland in November 2014 related to fiscal 2015.

•	Raised his base salary for calendar 2015 by two percent to $857,300 which was generally consistent with the overall annual salary increase budget for the Company.

•	Established a maximum award under the Senior Executive Bonus Plan of 0.28% of adjusted EBIT, which represents the maximum amount that could be awarded to Mr. Sutherland for his annual cash incentive award, and an annual cash incentive target for fiscal 2015 of 100% of base salary, an increase from the prior year of 80% of base salary, upon a recommendation from Mr. Foss, with the aim of incentivizing Mr. Sutherland to achieve the Company’s goals for fiscal 2015.

•	Awarded long term incentives with a grant date fair value of $1,600,000 which consisted of 40% PSUs, 40% time based stock options and 20% time based restricted stock units. This grant was between the median and 75th percentile of Market Practice.

Mr. Sutherland stepped down from his position as Executive Vice President and Chief Financial Officer in April 2015 and remains an employee of the Company until his planned retirement on January 4, 2016. In November 2015 the Compensation Committee took the following actions for Mr. Sutherland.

•	Exercised negative discretion under the Senior Executive Bonus Plan and awarded him an annual cash incentive of $518,000 for fiscal 2015, which was consistent with what he would have received had he participated in the Management Bonus Plan and was pro-rated to reflect the portion of the year that he served as Executive Vice President and Chief Financial Officer of the Company and for an additional transition period following Mr. Bramlage’s appointment.

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•	Determined that the Company had attained 100% of the 2015 adjusted EPS target for the PSUs granted in fiscal 2015 and accordingly Mr. Sutherland become entitled to receive delivery of 22,580 PSUs plus future accrued dividend equivalents over the three-year vesting period, 7,526 of which vested in November 2015. The remainder will be forfeited upon his retirement subject to the accelerated vesting term of the Aramark 2013 Stock Incentive Plan (the “2013 Stock Plan”), which is described in footnote 16 of the Outstanding Equity Awards at 2015 Fiscal Year-End table.

Ms. McKee – The Compensation Committee took the following compensation actions for Ms. McKee in November 2014 related to fiscal 2015:

•	Raised her base salary for calendar 2015 by two percent to $669,800, which was generally consistent with the overall annual salary increase budget for the Company.

•	Established a maximum award under the Senior Executive Bonus Plan of 0.23% of adjusted EBIT, which represents the maximum amount that can be awarded to Ms. McKee for her annual incentive award, and an annual cash incentive target for fiscal 2015 of 100% of base salary, an increase from the prior year of 80% of base salary, upon a recommendation from Mr. Foss, with the aim of incentivizing Ms. McKee to achieve the Company’s goals for fiscal 2015.

•	Awarded long term incentives with a grant date fair value of $1,600,000 which consisted of 40% PSUs, 40% time-vesting stock options and 20% time-vesting restricted stock units. This grant was between the median and 75th percentile of Market Practice.

In November 2015 the Compensation Committee took the following actions for Ms. McKee.

•	Exercised negative discretion under the Senior Executive Bonus Plan and awarded her an annual cash incentive of $607,000 for fiscal 2015, which is what she would have received had she participated in the Management Bonus Plan.

•	Determined that the Company had attained 100% of the 2015 adjusted EPS target for the PSUs granted in fiscal 2015 and accordingly Ms. McKee become entitled to receive delivery of 22,580 PSUs plus future accrued dividend equivalents over the three-year vesting period, 7,526 of which vested in November 2015.

•	Raised her base salary for calendar 2016 by two percent to $683,200, which is generally consistent with the overall annual salary increase budget for the Company.

•	Established a maximum award under the Senior Executive Bonus Plan of 0.21% of adjusted EBIT and an annual cash incentive target for fiscal 2016 of $683,200 which represents the same annual cash incentive target, as a percentage of base salary, that she had in fiscal 2015.

•	Awarded long term incentives with a grant date fair value of $1,600,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units. This award was the same amount granted to her last year and such award was below the median of the 2015 Peer Group but above the median of Survey Data.

Mr. Reynolds – The Compensation Committee took the following compensation actions for Mr. Reynolds in November 2014 related to fiscal 2015:

•	Raised his base salary for calendar 2015 by two percent to $520,200, which was generally consistent with the overall annual salary increase budget for the Company.

•	Established a maximum award under the Senior Executive Bonus Plan of 0.23% of adjusted EBIT, which represents the maximum amount that can be awarded to Mr. Reynolds for his annual incentive award, and an annual cash incentive target for fiscal 2015 of 100% of base salary, an increase from the prior year of 80% of base salary, upon a recommendation from Mr. Foss, with the aim of incentivizing Mr. Reynolds to achieve the Company’s goals for fiscal 2015.

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•	Awarded long term incentives with a grant date fair value of $1,600,000 which consisted of 40% PSUs, 40% time-vesting stock options and 20% time-vesting restricted stock units. This grant was between the median and 75th percentile of Market Practice.

In November 2015 the Compensation Committee took the following actions for Mr. Reynolds.

•	Exercised negative discretion under the Senior Executive Bonus Plan and awarded him an annual cash incentive of $472,000 for fiscal 2015, which is what he would have received had he participated in the Management Bonus Plan.

•	Determined that the Company had attained 100% of the 2015 adjusted EPS target for the PSUs granted in fiscal 2015 and accordingly Mr. Reynolds become entitled to receive delivery of 22,580 PSUs plus future accrued dividend equivalents over the three-year vesting period, 7,526 of which vested in November 2015.

•	Raised his base salary for calendar 2016 by two percent to $530,600, which is generally consistent with the overall annual salary increase budget for the Company.

•	Established a maximum award under the Senior Executive Bonus Plan of 0.21% of adjusted EBIT and an annual cash incentive target for fiscal 2016 of $530,600 which represents the same annual cash incentive target, as a percentage of base salary, that he had in fiscal 2015.

•	Awarded long term incentives with a grant date fair value of $1,600,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units. This award was the same amount granted to him last year and such award was below the median of the 2015 Peer Group but above the median of Survey Data.

Mr. Munnelly – The Compensation Committee took the following compensation actions for Mr. Munnelly in November 2014 related to fiscal 2015:

•	Raised his base salary for calendar 2015 by two and one half percent to $386,862, which was generally consistent with the overall annual salary increase budget for the Company.

•	Established an annual cash incentive target under the Management Bonus Plan of $193,431, which is consistent with the annual cash incentive targets set, as a percentage of base salary, for executives of the Company at his level.

•	Awarded long term incentives with a grant date fair value of $400,000 consisting of 40% PSUs, 40% time-vesting stock options and 20% time-vesting restricted stock units. This grant was consistent with those received by other executives at his level.

In March 2015, the Compensation Committee awarded Mr. Munnelly time-vesting restricted stock units with a value of $900,000 in order to encourage his retention by the Company. The amount of this retention award was based on the amounts of equity awards held by comparable executives of the Company.

In November 2015 the Compensation Committee took the following actions for Mr. Munnelly.

•	Awarded him an annual cash incentive bonus of $176,000 for fiscal 2015, which was the amount earned under the Management Bonus Plan.

•	Determined that the Company had attained 100% of the 2015 adjusted EPS target for the PSUs granted in fiscal 2015 and accordingly Mr. Munnelly become entitled to receive delivery of 5,645 PSUs plus future accrued dividend equivalents over the three-year vesting period, 1,881 of which vested in November 2015.

•	Maintained his salary for calendar year 2016 and annual cash incentive target for fiscal 2016 at the same levels as 2015;

•	Awarded long term incentives with a grant date fair value of $200,000 consisting of 40% PSUs, 40% time-vesting stock options and 20% time-vesting restricted stock units.

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Information About How the Compensation Committee Makes Decisions and Interacts with Others

Peer Group

The Compensation Committee refers to a peer group in order to benchmark executive pay, consider the retention value of compensation and provide a foundation for other compensation design and award decisions. At Aramark, the Compensation Committee uses the same peer group when considering the compensation of Messrs. Foss, Bramlage, Sutherland and Reynolds and Ms. McKee and in addition uses Survey Data when considering the compensation of Mr. Reynolds and Ms. McKee.

Since 2008, our peer group has consisted of Cintas, Compass Group PLC, Darden Restaurants, FedEx, Hertz Global Holdings, Manpower, Marriott International, McDonald’s, RR Donnelley & Sons, Ryder System, Starbucks, Sysco, Tyco International, United Parcel Service, Waste Management and Yum! Brands (the “2014 Peer Group”). In terms of size, in fiscal 2013 our revenues approximated the median of the peer companies, our enterprise value was between the 25th percentile and the median and the number of our employees was between the median and the 75th percentile. The Compensation Committee utilized the 2014 Peer Group when benchmarking for purposes of setting the initial 2015 compensation of Messrs. Foss, Sutherland and Reynolds, and Ms. McKee in November 2014 and the initial compensation of Mr. Bramlage in March 2015 at the time of his hiring.

In 2015, the Compensation Committee requested that its independent compensation consultant re-evaluate the peer group. The peer group had been the same since 2008, while the Company had changed significantly over that time, including becoming a public company and ceasing to be controlled by our former private equity sponsor shareholders. Taking into account the advice of the independent compensation consultant, the peer group was modified and now includes the companies identified in the table below (the “2015 Peer Group”).

When re-evaluating the peer group, the Compensation Committee’s independent compensation consultant screened all U.S.-based publicly traded companies using a variety of quantitative and qualitative factors. Following the screening, companies were determined to be peers based on the following criteria (in each case relative to the Company in fiscal 2014):

Comparable in Size	Revenues between 0.3 times and 3 times
Enterprise value between 0.25 times and 5 times
Operating margin between 2.5% and 10%
Similar Industry/Operating Model	Provides business services
Logistics-centered business model
Repeatable business model and consumer facing
Competitor for Talent	Attracting new employees to the Company and retaining current executives

Based on our fiscal 2014 results, as compared to our 2015 peer group, our revenues are at the 50th percentile, our enterprise value is below the 25th percentile and the number of our employees is above the 75th percentile.

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2014 and 2015 Peer Group Comparison

2014 PEER GROUP	2015 PEER GROUP

Darden Restaurants	Darden Restaurants

FedEx	FedEx

Hertz Global Holdings	Hertz Global Holdings

Manpower	Manpower

Marriott International	Marriott International

McDonald’s	McDonald’s

RR Donnelly & Sons	RR Donnelly & Sons

Starbucks	Starbucks

Sysco	Sysco

Tyco International	Tyco International

United Parcel Service	United Parcel Service

Waste Management	Waste Management

Yum! Brands	Yum! Brands

REMOVED IN 2015 (BELOW)	ADDED IN 2015 (BELOW)

Cintas	Carnival

Compass Group PLC	C.H. Robinson Worldwide

Ryder System, Inc.	Macy’s

MGM Resorts International

PepsiCo

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2015 Peer Group Characteristics

	COMPARABLE IN SIZE			SIMILAR INDUSTRY/OPERATING MODEL
COMPANY NAME	REVENUE	ENTERPRISE VALUE	OPERATING MARGIN	BUSINESS SERVICES	LOGISTICS	CONSUMER FACING WITH REPEATABLE BUSINESS MODEL	COMPETITOR FOR TALENT
Carnival	X	X			X	X
C.H. Robinson Worldwide	X	X	X	X	X
Darden Restaurants	X	X	X		X	X
FedEx		X	X	X	X	X
Hertz Global Holdings	X	X		X	X	X
Macy’s	X	X	X		X	X
Manpower	X	X	X	X	X
Marriott International	X	X	X		X	X
McDonalds	X				X	X
MGM Resorts International	X	X			X	X
PepsiCo					X		X
RR Donnelley & Sons	X	X	X	X
Starbucks	X				X	X	X
Sysco		X	X	X	X
Tyco International	X	X	X	X
United Parcel Service				X	X	X
Waste Management	X	X		X	X
Yum! Brands	X	X			X	X

Survey Data

In evaluating the compensation of certain of our named executive officers, the Compensation Committee also references certain survey data. In 2015, the Compensation Committee referred to a subset of the Towers Watson 2015 CDB General Industry Executive Compensation Survey – U.S. that relates to companies with over $10 billion in corporate revenue (221 companies from the overall survey of 465 companies), along with peer group data described above, to perform a market check of the individual components of their compensation, as well as their total compensation. We do not consider any specific company included in the survey data to be a material factor in the review of the compensation of our named executive officers.

Independence of the Compensation Consultant

The Compensation Committee recognizes the importance of using an independent compensation consultant that is appropriately qualified and that provides services solely to the Compensation Committee and not to the Company.

Since 2007, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. as its independent consultant. It did so again in 2015.

The Compensation Committee annually reviews its relationship with the independent compensation consultant and determines whether to renew the engagement. Only the Compensation Committee has the right to approve services to be provided by, or to terminate the services of, Frederic W. Cook & Co., Inc. as the Compensation Committee’s independent compensation consultant. Frederic W. Cook & Co., Inc. and its affiliates do not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on director and executive compensation.

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During 2015, the Compensation Committee considered Frederic W. Cook & Co.’s independence and determined that the engagement of Frederic W. Cook & Co. did not raise any conflict of interest or other issues that would adversely impact Frederic W. Cook & Co.’s independence, including using the six factors set forth in the SEC and New York Stock Exchange rules regarding compensation advisor conflicts of interest and independence. The Compensation Committee determined the consultant to be independent and free from conflicts of interest.

Role of Independent Compensation Consultant

The Compensation Committee’s independent compensation consultant provides the Compensation Committee with general services about executive compensation each year. These services include market intelligence, compensation trends, suggestions about compensation program design, general views on specific requests to the Compensation Committee from management regarding compensation program design or decisions, the review of the peer group, benchmarking executive pay against the peer group and against the broader market for executive talent, and an analysis of the risk profile of the compensation system. In particular years, the services also have included thorough analyses of particular compensation issues.

In November 2015, Frederic W. Cook & Co., Inc. reviewed Mr. Foss’s compensation compared to the 2015 Peer Group and in particular analyzed his equity awards to ensure that they motivated him to drive performance and provided a wealth creation opportunity, while encouraging retention. The independent compensation consultant provided advice to the Chairman of the Compensation Committee who then, based on such advice, made recommendations to the Compensation Committee with respect to Mr. Foss’s 2016 compensation including the grant of $9.9 million in regular long term incentives and additional long term incentives subject to relative shareholder return vesting discussed above.

The independent compensation consultant, after evaluating current NEO compensation levels and Market Practice, also advised that no significant changes to base salaries of Messrs. Bramlage, Reynolds and Munnelly and Ms. McKee are required to support the competitiveness of the Company’s compensation programs and that among companies surveyed in general, base salary increases for calendar 2016 are projected to be approximately three percent. Frederic W. Cook & Co., Inc. also indicated that target bonus opportunities for Messrs. Bramlage, Reynolds and Munnelly and Ms. McKee are at or above the median of Market Practice. The Compensation Committee then determined to increase the base salaries for calendar 2016 of Messrs. Bramlage and Reynolds and Ms. McKee by two percent, which is generally consistent with the overall annual salary increase budget for the Company and to maintain the same percentage bonus target for fiscal 2016 as they had for fiscal 2015.

Interaction of the Compensation Committee with Executive Officers and Others

The Compensation Committee regularly seeks the advice of the CEO. In 2015 they sought his input on the performance of his direct reports whose pay is approved by the Compensation Committee. They also sought his input on how performance metrics and goals will motivate executives and the workforce.

The Compensation Committee also discusses with the CEO matters relating to the retention of key executives and employees and sought his input on his performance results in 2015 and his objectives for 2016.

The Compensation Committee regularly asks Ms. McKee, Executive Vice President, Human Resources to attend portions of the Compensation Committee’s meetings, in order to discuss their thoughts on compensation design and award issues, allow her to review and respond to their suggestions about compensation matters, and ask for her input about compensation decisions. In addition, as necessary, the Executive Vice President and Chief Financial Officer attends Compensation Committee meetings to discuss and review financial metrics relating to our compensation programs, and the Executive Vice President and General Counsel or the Senior Vice President and Deputy General Counsel attend Compensation Committee meetings to advise about legal requirements and provide regulatory updates.

In administering the annual and long term cash and equity incentive plans of the Company, the Compensation Committee approves cash and equity awards to executive officers, subject to the consent of the Stock Committee, as appropriate for purposes of certain exemptions under Rule 16b-3 of the Exchange Act and exceptions under Section 162(m) of the Internal Revenue Code.

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Long Term Incentive Grant Procedures

The Compensation Committee intends to make annual awards of long term equity incentives at its meeting held early in each fiscal year. The Compensation Committee has in the past, and may in the future, make limited grants of long term incentives on other dates to retain key employees, to compensate an employee in connection with a promotion or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or to otherwise induce them to join our Company or otherwise at the discretion of the Compensation Committee. The grant date of long term incentives to executives may be the date of Compensation Committee approval or a later date of subcommittee or Stock Committee approval if designated by the Compensation Committee or a date that is designated by the Compensation Committee or Stock Committee. The exercise price of option grants is the closing market price of our common stock on the date of grant.

Stock Ownership Guidelines

The Compensation Committee has adopted the following stock ownership guidelines to help align the interests of each NEO with those of Aramark’s shareholders.

EXECUTIVE	STOCK OWNERSHIP GUIDELINE(1)
CEO	6x annual base salary
Executive Vice President and CFO	3x annual base salary
Executive Vice President, HR	3x annual base salary
Executive Vice President and GC	3x annual base salary
Chief Accounting Officer	2x annual base salary

(1)	Multiple of annual base salary. Prior to attainment, absolute value is determined annually based on then-current salary and the prior year’s average of month-end stock closing prices.

Shares included when determining compliance with the guidelines are limited to those that are directly owned or beneficially owned shares held indirectly, such as through family trusts or by immediate family members. Therefore, equity issued to these executives that is not considered when determining compliance include: unexercised vested and unvested stock options; unearned or unvested PSUs or performance restricted stock; and unvested restricted stock units or restricted shares.

In November 2015, the Compensation Committee strengthened these guidelines by adding a requirement that the guideline amount be attained by the fifth anniversary of the later of the named executive officer’s start date with the Company or November 10, 2015 (the date this timing requirement was adopted).

All of our named executive officers have met or are on track to meet their guideline amount within the five-year period. For example, as of the end of fiscal 2015, our CEO held shares equal to more than 11 times his annual base salary.

Prohibitions on Hedging and Pledging

The Company’s Securities Trading Policy restricts hedging and pledging of Aramark stock. This policy prohibits Aramark directors, officers and employees from engaging in hedging, speculative or other transactions that hedge or offset any decrease in the market value of Aramark stock (including swaps, forwards, options and futures) except in certain very limited circumstances.

To date, no current director or officer has utilized any of the exceptions. None of our directors or named executive officers or other executive officers has currently pledged Aramark stock.

To date, the Board has not approved any exceptions for hedging transactions and does not currently anticipate any situation where it would do so in the future.

Compensation Risk Disclosure

As part of its responsibility to set appropriate executive compensation for Aramark, the Compensation Committee annually considers balance in the compensation program and its impact on Aramark’s risk management profile.

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Specifically, in 2015, the Compensation Committee considered whether the mix of performance-based pay, the performance metrics and the degree of difficulty of the performance goals was sufficient to encourage management to strive for strong performance without encouraging risk taking beyond established risk parameters. The Compensation Committee also considered the input of its independent compensation consultant about the risk profile of the compensation program. After discussing all such matters, the Compensation Committee in relation to 2015 determined that Aramark’s compensation program is appropriately structured and does not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company.

Impact of Regulatory Requirements on Executive Compensation

Sections 280G and 4999 – Sections 280G and 4999 of the Internal Revenue Code limit Aramark’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance and other payments from us that are contingent on or in connection with a change of control. The Compensation Committee considered the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structured certain post-termination compensation payable to our named executive officers. The potential adverse tax consequences to us and/or the executive, however, are not necessarily determinative factors in such decisions.

Our 2007 agreements with Mr. Sutherland and Ms. McKee relating to employment require us to make a gross-up payment to compensate them for any excise taxes (and income taxes on such gross-up payment) that they incur under Section 4999.

Subsequently, as market practices changed, the Compensation Committee determined it would no longer provide such gross-up payments. As a result, no gross-up was provided in the agreements entered into with Messrs. Foss, Bramlage, Reynolds and Munnelly.

Section 162(m) – Section 162(m) of the Internal Revenue Code generally limits tax deductions for compensation paid to a public company’s named executive officers (other than the chief financial officer) to $1,000,000. We are not currently subject to the Section 162(m) compensation deduction limit with respect to certain awards granted and payments made under certain of our compensatory plans established prior to our initial public offering due to the phase-in period for companies that recently became publicly traded. Following the applicable phase-in period, we will become subject to the Section 162(m) compensation deduction limit with respect to such plans in 2017 (or earlier, in the event such plans are materially modified).

The Compensation Committee currently expects to structure performance based awards in compliance with Section 162(m) when it becomes applicable, and the Compensation Committee considers the loss of deductibility, as well as other factors, when it structures compensation arrangements for our named executive officers. However, the potential tax consequences to Aramark are not necessarily determinative and the Compensation Committee may from time to time determine that certain compensation awards that would result in non-deductible compensation expenses would be in the best interests of the company, such as if necessary to accomplish particular business objectives or to attract and retain certain executives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Prior to his departure from the Board, Joseph Neubauer served on our Compensation Committee until February 2015. Mr. Neubauer was formerly our Chairman and Chief Executive Officer (and continued to serve as Chairman for a period of time following his service as Chief Executive Officer) and was an employee of the Company until December 31, 2013.

Sanjeev Mehra, a member of our Compensation Committee, is a Managing Director of Goldman, Sachs & Co.’s Principal Investment Area of its Merchant Banking Division; Todd M. Abbrecht, a member of our Compensation Committee, is a Managing Director, Thomas H. Lee Partners, L.P.; and David A. Barr, a member of our Compensation Committee, is a Partner of Warburg Pincus & Co. and a Member and Managing Director of Warburg Pincus LLC. Please see “Certain Relationships and Related Transactions” on page 64 for additional information on transactions between Aramark and affiliates of Goldman, Sachs & Co., Thomas H. Lee Partners, L.P. and Warburg Pincus LLC.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and in this Proxy Statement relating to our 2016 Annual Meeting of Shareholders. Submitted by the Compensation Committee of the Board:

Lawrence T. Babbio, Jr., Chairman
Todd M. Abbrecht
David A. Barr
Sanjeev Mehra
Stephen I. Sadove

COMPENSATION TABLES

2015 Summary Compensation Table

The following tables, narrative and footnotes discuss the compensation of the Chairman, President, and Chief Executive Officer, the Chief Financial Officer, our former Chief Financial Officer who stepped down from his position pending his planned retirement in January 2016 and the three other most highly compensated executive officers in 2015, who are referred to as named executive officers or NEOs.

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1) ($)	BONUS(2) ($)	STOCK AWARDS(3) ($)	OPTION AWARDS(4) ($)	NON- EQUITY INCENTIVE PLAN COMPEN- SATION(2) ($)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS (5) ($)	ALL OTHER COMPEN- SATION (6) ($)	TOTAL ($)

Eric J. Foss, President	2015	1,622,625	—	7,800,020	7,790,065	3,300,000	1,498	624,198	21,138,406

and Chief Executive	2014	1,417,240	5,467,800	17,647,080	6,767,223	—	799	1,122,240	32,422,382

Officer	2013	1,380,375	2,632,200	5,160,987	8,161,031	—	155	742,452	18,077,200

Stephen P. Bramlage,	2015	300,000	—	2,200,041	800,003	272,000	—	159,593	3,731,637

EVP and Chief

Financial Officer

L. Frederick Sutherland,	2015	675,358	—	960,024	640,005	518,000	20,646	101,088	2,915,121

Former EVP and Chief	2014	852,523	1,384,700	2,180,913	5,562,941	—	19,261	100,155	10,100,493

Financial Officer	2013	818,000	783,000	639,676	723,363	—	17,915	58,408	3,040,362

Lynn B. McKee,	2015	666,475	—	960,024	640,005	607,000	11,744	77,779	2,963,027

EVP, Human Resources	2014	666,034	1,089,000	2,180,913	3,715,615	—	10,854	75,134	7,737,550

	2013	639,063	620,000	639,676	723,363	—	9,990	41,163	2,673,255

Stephen R. Reynolds,	2015	517,650	—	960,024	1,103,130	472,000	953	59,056	3,112,813

EVP, General Counsel	2014	517,307	845,900	1,394,749	418,470	—	346	55,947	3,232,719

and Secretary	2013	500,000	481,000	460,303	1,428,714	—	89	290,152	3,160,258

Joseph Munnelly, SVP,	2015	384,503	—	1,140,028	255,318	176,000	1,491	39,962	1,997,302

Controller and CAO	2014

	2013

(1)	Messrs. Foss, Sutherland and Reynolds and Ms. McKee each deferred a portion of their salaries for fiscal 2013, 2014 and 2015, and Mr. Munnelly deferred a portion of his salary for fiscal 2015, under the 2007 Savings Incentive Retirement Plan. Mr. Reynolds deferred a portion of his bonus for fiscal 2014 under the 2005 Deferred Compensation Plan. These amounts for fiscal 2015 are reflected in the Non-Qualified Deferred Compensation Table for Fiscal Year 2015 and in this column. Mr. Bramlage joined the Company on April 6, 2015, and Mr. Sutherland stepped down from his former position on the same date. Mr. Sutherland’s salary reflects his employment on a reduced schedule for a portion of fiscal 2015 following Mr. Bramlage’s appointment.

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(2)	Includes payment under the Senior Executive Bonus Plan for each of Messrs. Foss, Sutherland and Reynolds and Ms. McKee, payment for Mr. Munnelly under the Management Bonus Plan and incentive payment to Mr. Bramlage as outlined in his offer letter, which is consistent with the amount he would have earned under the Senior Executive Bonus Plan. For fiscal 2014, also includes one-time bonus amounts paid to Messrs. Foss, Sutherland and Reynolds and Ms. McKee in December 2013 in connection with the initial public offering as follows: for Mr. Foss, $2,367,800, for Mr. Sutherland, $704,700, for Ms. McKee, $558,000, and for Mr. Reynolds, $432,900.

(3)	Includes the aggregate grant date fair value of restricted stock units and performance stock units granted in the respective fiscal year computed in accordance with FASB ASC Topic 718. Also includes, with respect to fiscal 2013, the grant date fair value of restricted stock issued in the ISPO Exchange Offer to Messrs. Foss, Sutherland and Reynolds and Ms. McKee. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Other Outstanding Equity Awards – ISPO Exchange Offer” for more information. The grant date fair value per share for restricted stock, restricted stock units and performance stock units was equal to the appraisal price of a share of Company common stock on the date of grant while we were a private company, was equal to the price per share of our common stock in our initial public offering for restricted stock units granted on December 11, 2013 and, since December 12, 2013, is based on the closing price of a share of our common stock on the NYSE on the date of grant. For performance stock units, the grant date fair value reported is based upon the probable outcome of the performance condition at the grant date and is as described in the table below, which also identifies the grant date fair value at the highest level of performance:

	FISCAL 2014 GRANTS		FISCAL 2015 GRANTS
	PROBABLE OUTCOME ($)	HIGHEST LEVEL OF PERFORMANCE ($)	PROBABLE OUTCOME ($)	HIGHEST LEVEL OF PERFORMANCE ($)
Eric J. Foss	5,098,046	10,196,091	5,200,013	10,400,026
Stephen P. Bramlage	—	—	800,009	1,600,018
L. Frederick Sutherland	203,942	407,884	640,006	1,280,012
Lynn B. McKee	203,942	407,884	640,006	1,280,012
Stephen R. Reynolds	163,158	326,317	640,006	1,280,012
Joseph Munnelly			160,009	320,018

For additional information on the valuation assumptions and more discussion with respect to the restricted stock, restricted stock units, and performance stock units, refer to Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 2, 2015.

(4)	This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts shown for each fiscal year include the grant date fair value for certain performance-based stock options granted prior to such fiscal year for which vesting was subject to EBIT targets where such target was not established at the time the option was granted, as targets for later years had not been determined. For fiscal 2015, these amounts are, for Mr. Foss, $2,590,063, for Mr. Reynolds, $463,125, and for Mr. Munnelly, $95,313. For Messrs. Foss, Reynolds and Munnelly, these amounts are attributable to a portion of performance-based stock options that were awarded in fiscal 2012 for Messrs. Foss and Munnelly and fiscal 2013 for Mr. Reynolds, but whose annual performance target was established in November 2014, and, for Mr. Reynolds, a portion of performance-based stock options that were awarded in fiscal 2013, but whose annual performance target was scheduled to be set in November 2015 if such options did not vest in connection with the achievement of certain returns on sales of shares by our former Sponsors in fiscal 2015. See “Grants of Plan Based Awards for Fiscal Year 2015” for additional information. For fiscal 2014, includes the incremental grant date fair value in connection with amendments to certain performance-based stock options in connection with our initial public offering for Mr. Sutherland, $5,051,185, and for Ms. McKee, $3,203,859. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Other Outstanding Equity Awards – Fiscal 2014 Vesting of Missed-Year Performance-Based Options” for additional information. Fiscal 2013 also includes the incremental fair value of replacement stock options in the ISPO Exchange Offer, computed as of the modification date in accordance with FASB ASC Topic 718, with respect to the modified award. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Other Outstanding Equity Awards – ISPO Exchange Offer” for more information. For Mr. Reynolds, the fiscal 2013 amount also includes the incremental grant date fair value of the replacement stock options he received and the grant date fair value of the ISPO that he was granted in fiscal 2013, but later exchanged in fiscal 2013 for restricted stock and replacement stock options. For additional information on the valuation assumptions and more discussion with respect to the stock options, refer to Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 2, 2015.

(5)	Includes amounts earned on deferred compensation in excess of 120% of the applicable federal rate, based upon the above-market return at the time the rate basis was set.

(6)	The following are included in this column for 2015:

a.	The aggregate incremental cost to us of the following perquisites: car allowance, premium payments for disability insurance, premium payments for an excess health insurance plan, payments for an executive physical, parking fees paid by the Company, and, for Mr. Foss and Mr. Bramlage, costs associated with personal use of Company-owned tickets or the Company-owned suite at sports stadiums and, for Mr. Foss, personal use of a Company-provided car and driver.

b.	With regard to Mr. Foss, $250,000 for Mr. Foss’s personal use of the Company aircraft and personal use of the Company’s fractional ownership of an additional aircraft. Pursuant to a resolution adopted by the Compensation Committee and an Aircraft Time Sharing Agreement entered into between Mr. Foss and the Company, Mr. Foss reimburses the Company for the amount by which the aggregate incremental cost to the Company attributable to his personal use of the Company aircraft exceeds $250,000 per year. The calculation of incremental cost for personal use of Company aircraft includes the variable costs incurred as a result of his personal flight activity, including charges for aircraft fuel, landing fees, and any travel expenses for the flight crew. The variable costs for the Company’s fractional ownership share include the regular hourly charge, the fuel variable charge, international flat fees and other fees. Mr. Foss is not reimbursed by the Company for any personal income taxes associated with his personal use of the Company aircraft or the Company’s fractional ownership share.

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c.	With regard to Mr. Bramlage, $144,905 for relocation expenses incurred by Mr. Bramlage and paid under our relocation program (including a tax gross up of $26,940 as provided for in the program).

d.	With regard to Mr. Sutherland, $15,015 in the form of an item to commemorate his retirement (including a tax gross up of $7,293).

e.	Premium payments for term life insurance or the Survivor Income Protection Plan as follows: for Mr. Foss, $1,308, for Mr. Bramlage, $654, for Mr. Sutherland, $16,156, for Ms. McKee, $5,953, for Mr. Reynolds, $1,308 and for Mr. Munnelly, $1,308.

f.	Amounts that constitute the Company match to the Savings Incentive Retirement Plan for fiscal 2015 of $11,160 for each of Messrs. Foss, Sutherland, Reynolds and Munnelly and Ms. McKee.

g.	The dollar value of dividend equivalents accrued or credited on certain restricted stock units and performance stock units granted prior to February 5, 2014 (the date the Company announced the payment of its first quarterly dividend), where dividends were not factored into the grant date fair value required to be reported for such awards. Also includes the cash dividends accrued on restricted stock awards, which will be paid out on the applicable vesting date. The total value of dividend equivalents accrued or credited on restricted stock units and performance stock units and the total value of cash dividends accrued on restricted stock for the executive officers during fiscal 2015, in each case for awards granted prior to February 5, 2014, is as follows: for Mr. Foss, $305,978, for Mr. Sutherland, $36,360, for Ms. McKee, $36,360, for Mr. Reynolds, $24,505, and for Mr. Munnelly, $6,226. For awards granted on or after February 5, 2014, the value of dividend equivalents credited or otherwise allocated to restricted stock units or performance stock units in the form of additional units with the same vesting terms as the original awards is not included in the “All Other Compensation” column because their value is factored into the grant date fair value of awards. Additional units awarded in connection with dividend adjustments are subject to vesting and delivery conditions as part of the underlying awards.

Grants of Plan-Based Awards for Fiscal Year 2015

The following table provides information about equity and non-equity awards granted or deemed granted to our named executive officers in fiscal 2015.

Name	Type(1)	Grant Date	Committee Meeting Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3)
				Thres- hold	Target	Max	Thres- Hold (#)	Target (#)	Max (#)

Foss	ACI			850,000	3,400,000	6,000,000
	PSOs(4)	11/19/2014	11/18/2014					181,250						$13.90	$2,590,063
	TSOs	11/19/2014	11/18/2014									627,262	(5)	$28.66	$5,200,002
	PSUs	11/19/2014	11/18/2014				90,719(6)	181,438(6)	362,876(6)						$5,200,013
	RSUs	11/19/2014	11/18/2014							90,719	(7)				$2,600,007
Bramlage	ACI			75,000	300,000	570,000
	TSOs	4/6/2015	3/13/2015									89,888	(5)	$31.40	$800,003
	PSUs	4/6/2015	3/13/2015				12,739(6)	25,478(6)	50,956(6)						$800,009
	RSUs	4/6/2015	3/13/2015							44,587	(7)				$1,400,032
Sutherland	ACI			$142,882	$571,527	$1,085,901
	TSOs	11/19/2014	11/18/2014									77,202	(5)	$28.66	$640,005
	PSUs	11/19/2014	11/18/2014				11,166(6)	22,331(6)	44,662(6)						$640,006
	RSUs	11/19/2014	11/18/2014							11,166	(7)				$320,018
McKee	ACI			167,440	669,758	1,272,540
	TSOs	11/19/2014	11/18/2014									77,202	(5)	$28.66	$640,005
	PSUs	11/19/2014	11/18/2014				11,166(6)	22,331(6)	44,662(6)						$640,006
	RSUs	11/19/2014	11/18/2014							11,166	(7)				$320,018
Reynolds	ACI			130,050	520,200	988,380
	PSOs(4)	11/19/2014	11/18/2014					31,250						$14.99	$420,000
	PSOs(8)	5/27/2015	—					31,250						$14.99	$43,125
	TSOs	11/19/2014	11/18/2014									77,202	(5)	$28.66	$640,005
	PSUs	11/19/2014	11/18/2014				11,166(6)	22,331(6)	44,662(6)						$640,006
	RSUs	11/19/2014	11/18/2014							11,166	(7)				$320,018
Munnelly	ACI			48,358	193,431	367,519
	PSOs(4)	11/19/2014	11/18/2014					6,250						$12.76	$95,313
	TSOs	11/19/2014	11/18/2014									19,301	(5)	$28.66	$160,005
	PSUs	11/19/2014	11/18/2014				2,792(6)	5,583(6)	11,166(6)						$160,009
	RSUs	11/19/2014	11/18/2014							2,792	(7)				$80,019
	RSUs	3/19/2015	3/4/2015							27,959	(9)				$900,000

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(1)	ACI = Annual Cash Incentive; PSOs = Performance Stock Options; TSOs = Time Stock Options; PSUs = Performance Stock Units; RSUs = Restricted Stock Units.

(2)	The amounts represent the threshold, target, and maximum payouts under the Management Bonus Plan for the 2015 performance period in which Mr. Munnelly directly participates and which serves as the basis for the annual cash incentive payments under the Senior Executive Bonus Plan in which Messrs. Foss, Sutherland and Reynolds and Ms. McKee participated in 2015 and the basis for the annual cash incentive paid to Mr. Bramlage persuant to his offer letter. The payment for threshold performance is 25% of target on all measures. The threshold, target and maximum payments for Messrs. Bramlage and Sutherland were prorated based on their periods of service in 2015: for Mr. Bramlage, 6 of 12 months (or 1/2), and Mr. Sutherland, 8 of 12 months (or 2/3), which represents the time Mr. Sutherland was serving as an executive officer as well as an additional transition period following Mr. Bramlage’s appointment.

(3)	This column shows the full or incremental grant date fair value of stock options, restricted stock units and performance stock units granted or deemed granted to our named executive officers in fiscal 2015 under FASB ASC Topic 718. The grant date fair value for performance stock units granted in fiscal 2015 assumes achievement of the target amount. For additional information on the valuation assumptions, refer to Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 2, 2015. These amounts do not correspond to the actual value that will be received by the named executive officers.

(4)	Represents performance-based stock options granted under the Fifth Amended and Restated Aramark 2007 Management Stock Incentive Plan (the “2007 Plan”) to certain of our named executive officers in prior fiscal years for which the vesting was subject to the 2015 EBIT target and such target was not established at the time the option was granted, as targets for later years had not been determined. The exercise price of such options was equal to the most recent appraisal price of a share of the Company’s common stock on the original date of grant, which was prior to our initial public offering, and for Messrs. Foss and Munnelly, the exercise price reflects the reduction of $1.06 per share, in connection with the spin-off of Seamless Holdings Corporation on October 26, 2012, which was the portion of the appraisal price of a share of Company common stock allocated to each share of Seamless Holdings Corporation common stock. The grant date fair value for these previously granted performance-based stock options reflects the value attributable only to those options whose vesting is based on 2015 targets, which were set on November 19, 2014, as that is the only target that had been determined during fiscal 2015. These performance-based stock options vested in connection with the achievement of certain returns on sales of shares by our former Sponsors in fiscal 2015.

(5)	These stock options were granted under the 2013 Stock Plan and vest annually 25% per year over four years and have a ten-year term, subject to the grantee’s continued employment with the Company.

(6)	These performance stock units were granted under the 2013 Stock Plan and vest annually 1/3 per year, provided that the performance target, adjusted earnings per share, is met for the first year, fiscal 2015. As of the end of fiscal 2015, the performance target was satisfied and these performance stock units are now time-vesting and are scheduled to vest 1/3 on each of November 19, 2015, November 19, 2016, and November 19, 2017, subject to the grantee’s continued employment with the Company through the applicable vesting date.

(7)	For Messrs. Foss, Sutherland, Reynolds and Munnelly and Ms. McKee, all of these restricted stock units were granted under the 2013 Stock Plan and vest annually 25% per year over four years, subject to the grantee’s continued employment with the Company. For Mr. Bramlage, all of his restricted stock units were granted under the 2013 Stock Plan, 12,739 of which vest annually 25% per year over four years and 31,848 of which vest 100% on the third anniversary of the date of grant, in each case, subject to his continued employment with the Company.

(8)	Represents performance-based stock options granted under the 2007 Stock Plan to Mr. Reynolds in fiscal 2013 for which the vesting was subject to a 2016 EBIT target and such target was not established at the time the option was granted, as targets for later years had not been determined. The exercise price of such options was equal to the most recent appraisal price of a share of the Company’s common stock on the original date of grant, which was prior to our initial public offering. The grant date fair value for these previously granted performance-based stock options reflects the value attributable only to those options whose vesting is based on 2016 targets, which would have been set in November 2015, however, prior to such date these performance-based stock options vested in connection with the achievement of certain returns on sales of shares by our former Sponsors in fiscal 2015.

(9)	These restricted stock units were granted under the 2013 Stock Plan and vest annually 1/3 per year over three years, subject to the grantee’s continued employment with the Company.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Cash Incentive

Senior Executive Bonus Plan

In fiscal 2015, Messrs. Foss, Sutherland and Reynolds and Ms. McKee participated in the Senior Executive Bonus Plan. Under the Senior Executive Bonus Plan, the Compensation Committee approved in November 2014 the establishment of a bonus pool that was funded based on 1.42% of adjusted EBIT. For purposes of the Senior Executive Bonus Plan and the formula used to determine the bonus pool approved by the Compensation Committee, adjusted EBIT is income from both continuing and discontinued operations before income taxes, if any, and before interest expense and other financing costs, in each case as shown on our consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the fiscal year ended October 2, 2015. In addition, adjusted EBIT for purposes of the pool excluded incremental customer relationship amortization and incremental depreciation that resulted from the 2007 going private transaction (the “2007 Transaction”)

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and share-based compensation expense. For fiscal 2015 annual cash incentives, the Compensation Committee adjusted the calculation of actual adjusted EBIT for purposes of the Senior Executive Bonus Plan to exclude share-based compensation expense and incremental customer relationship amortization and incremental depreciation that resulted from the 2007 Transaction. These adjustments were made to normalize the adjusted EBIT number so that it does not reflect certain non-operational items.

As described in the Compensation Discussion and Analysis, the primary reference points the Compensation Committee considers when determining the use of negative discretion in awarding annual cash incentives to the executive officers participating in the Senior Executive Bonus Plan is a target of base salary and reference to how each such executive would have been compensated under the Management Bonus Plan.

Mr. Bramlage did not participate in the Senior Executive Bonus Plan in fiscal 2015 because his employment commenced after November 2014. His annual cash incentive is based on the amount he would have received had he participated in the Senior Executive Bonus Plan in 2015. Mr. Bramlage will participate in the Senior Executive Bonus Plan in 2016.

Management Bonus Plan

Mr. Munnelly participates in the Management Bonus Plan, and as described above, each of the other named executive officers participates or, in Mr. Bramlage’s case, will participate, in the Senior Executive Bonus Plan, which the Compensation Committee administers with reference to hypothetical achievement under the Management Bonus Plan.

Each November (or at another time during the year in the case of a new hire or promotion), the Compensation Committee sets an annual cash incentive target in dollars for each executive who participates in the Management Bonus Plan. For fiscal 2015, the Management Bonus Plan was composed of two parts: a financial portion, based on the Company’s adjusted sales and adjusted EBIT, which determines 80% of the overall potential Management Bonus Plan award, and an individual portion, based on functional or business group objectives, which determines the remaining 20% of the award.

Adjusted Sales: The adjusted sales target for fiscal 2015 was $14.6 billion, which determines 39% of the total target. Actual 2015 adjusted sales were $14.3 billion, representing 97.9% of target achievement. The sales target for purposes of the Management Bonus Plan is adjusted for the impact of currency translation and acquisitions and divestitures and includes an amount intended to normalize the plan targets for corporate functional participants.

Adjusted EBIT: The adjusted EBIT target for fiscal 2015 was $909.9 million, which determines 41% of the total target. Actual 2015 adjusted EBIT was $893.5, representing 98.2% of target achievement. The adjusted EBIT target for purposes of the Management Bonus Plan excludes the impact of currency translation, acquisitions and divestitures, the incremental customer relationship amortization and incremental depreciation from the 2007 Transaction and share-based compensation expense and includes an adjustment for severance and other charges and branding charges and an amount intended to normalize the plan targets for corporate functional participants.

Functional Objectives: The functional objectives that comprised 20% of the overall Management Bonus Plan award for Mr. Munnelly and the executives who earned annual cash incentives under the Senior Executive Bonus Plan were as follows: for Mr. Foss, successfully complete the transition to a new Chief Financial Officer, ensure alignment with the Board on strategy, develop a balanced model between sales growth and cash flow targets, and provide visibility in its industry and national and local communities, for Messrs. Bramlage, Sutherland and Munnelly, productivity improvement and improvement of EBIT margin (which is adjusted EBIT divided by adjusted sales, in each case as otherwise defined in the Management Bonus Plan), for Ms. McKee, implement a talent management system and increase use by the Company of the employee recognition program, and for Mr. Reynolds, implement a contract life cycle management system and improve efficiency of the Company’s background check processes.

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The following table describes the threshold, targets and maximum for each of the components of the Management Bonus Plan for fiscal 2015:

	PERFORMANCE			PAYOUT
	(PERCENTAGE OF TARGET PERFORMANCE)			(PERCENTAGE OF TARGET INCENTIVE)
MEASURE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
Adjusted EBIT (41%)	87.5	100.0	110.0	25.0	100.0	200.0
Adjusted Sales (39%)	90.0	100.0	110.0	25.0	100.0	200.0
Functional Objective (20%)	1.0	100.0	150.0	1.0	100.0	150.0

As the table illustrates, the Company must attain a threshold, or minimum, performance on each measure of the financial portion of the Management Bonus Plan for the participant to receive any payout under the financial portion. If the threshold performance is achieved, the participant would receive 25% of the payout for that financial measure, which would increase to 100% when 100% of the financial measure is attained. If greater than 100% of the target for a particular financial measure is achieved, the participant would receive more than 100% payout on that financial measure up to the maximum amount set forth in the table. The payout under the individual portion of the Management Bonus Plan is directly proportional to the level of achievement of the functional objective and the maximum payout for this measure is as described in the table. Therefore, if the maximum performance of all measures was achieved, the executive would receive up to 190% of his or her target bonus amount.

Fiscal 2015 Annual Cash Incentive Opportunities and Payouts and Fiscal 2016 Annual Cash Incentive Opportunities

For fiscal 2015, our adjusted EBIT under the Management Bonus Plan was $893.5 million and our adjusted sales under the Management Bonus Plan was $14.3 billion. The following table sets forth the percentages of adjusted EBIT for the named executive officers participating in the Senior Executive Bonus Plan, the maximum amount that could have been awarded to him or her for fiscal 2015 based on the Company’s achievement of adjusted EBIT, the target annual cash incentive opportunities set by the Compensation Committee, the actual annual cash incentives awarded (which was equal to what the executive would have received under the Management Bonus Plan), as well as the percentages of the adjusted EBIT pool and target annual cash incentive the Compensation Committee established in November 2015 in respect of fiscal 2016 awards:

EXECUTIVE	FISCAL 2015 PERCENTAGE OF ADJUSTED EBIT POOL	MAXIMUM INCENTIVE POTENTIAL BASED ON FISCAL 2015 RESULTS	FISCAL 2015 TARGET INCENTIVE OPPORTUNITY AS A PERCENTAGE OF SALARY	ACTUAL INCENTIVE AWARDED FOR FISCAL 2015	FISCAL 2016 PERCENTAGE OF ADJUSTED EBIT POOL	FISCAL 2016 TARGET INCENTIVE OPPORTUNITY AS A PERCENTAGE OF SALARY
Mr. Foss	0.68% (up to a maximum of $6 million)	$5.674 million	200%	$3.3 million	0.63% (up to a maximum of $6 million)	200%
Mr. Bramlage	N/A	N/A	100%	$272,000	0.26%	100%
Mr. Sutherland	0.28%	$2.364 million	100%	$518,000	N/A	N/A
Mr. Reynolds	0.23%	$1.891 million	100%	$472,000	0.21%	100%
Ms. McKee	0.23%	$1.891 million	100%	$607,000	0.21%	100%
Mr. Munnelly	N/A	N/A	50%	$176,000	N/A	50%

The Compensation Committee reviewed Mr. Foss’s functional objectives described above that it had set for him at the beginning of fiscal 2015 and his performance against such objectives and determined that he had achieved a 137.25% level of performance of his functional objectives. The Compensation Committee then determined that each of Messrs. Bramlage, Sutherland, Reynolds, Munnelly and Ms. McKee had achieved a 105% level of performance of their functional objectives, in each case based upon an assessment of the performance of each of the respective executives and departments against the objectives described above. As a result of this level of

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financial and functional objective achievement, Mr. Foss’s payout under the Management Bonus Plan would have been 97.1% of target and the payout of each of Messrs. Bramlage, Sutherland, Reynolds, Munnelly and Ms. McKee under the Management Bonus Plan would have been 90.6% of his or her respective target.

Equity Incentive Awards

Fiscal 2015 Awards

Beginning in June 2013, the Compensation Committee adopted a new approach to the annual equity incentive award program, and began granting time-vesting restricted stock units, performance-based restricted stock units, and time-vesting stock options. In November 2014, the Compensation Committee granted an annual award to each of the Company’s named executive officers in respect of fiscal 2015 compensation.

Time-vesting Awards: restricted stock units and stock options granted in fiscal 2015 are generally subject to a vesting schedule with 25% of the award vesting on each of the first four anniversaries of the date of grant, subject to the participant’s continued employment with the Company or one of its subsidiaries through each such anniversary. Certain one-time awards granted to Mr. Bramlage or Mr. Munnelly vest at the end of or over a three-year period, subject to the participant’s continued employment with the Company.

Performance-based Awards: Performance stock units granted in fiscal 2015 generally vest over a three-year period, subject to achievement of certain specified performance targets and the participant’s continued employment with the Company. The performance metric for the performance stock units granted in fiscal 2015 was based upon an adjusted earnings per share target for fiscal 2015 ($1.64 per share). The adjusted earnings per share target is equal to adjusted net income divided by a constant share number. The adjusted net income target is equal to reported net income excluding the impact of currency translation, acquisitions and divestitures, the incremental customer relationship amortization and incremental depreciation from the 2007 Transaction, any expenses or charges related to any equity offering, acquisition, disposition, refinancing or similar transaction, share-based compensation expense and gains, losses and settlements impacting comparability and including an adjustment for severance and other charges and branding charges and the tax impact related to these adjustments. Actual adjusted net income is equal to net income excluding the impact of currency translation, acquisitions and divestitures, the incremental customer relationship amortization and incremental depreciation from the 2007 Transaction, any expenses or charges related to any equity offering, acquisition, disposition, refinancing or similar transaction, share-based compensation expense, and gains, losses and settlements impacting comparability and including an adjustment for severance and other charges and the tax impact related to these adjustments.

The number of performance stock units that can be earned in fiscal 2015 was based upon the percentage of the adjusted earnings per share target that is achieved as follows:

TARGET ADJUSTED EARNINGS PER SHARE PERFORMANCE LEVEL	PERCENTAGE OF TARGET NUMBER OF PSUs EARNED
less than 90%	0%
90%	50%
100%	100%
110%	150%
115% or greater	200%

If the performance target is satisfied at or above 90%, the performance stock units earned effectively convert into time-vesting restricted stock units, vesting in equal annual installments over a three-year period from the date of grant.

In November 2015, the Compensation Committee determined that the Company had attained 100% of the 2015 adjusted earnings per share target for the fiscal 2015 grants of performance stock units (granted in November 2014). As a result, the named executive officers are entitled to receive delivery of 100% of the target amount of performance stock units that they were granted over the three-year vesting period (subject to continued employment). See “Grants of Plan Based Awards for Fiscal Year 2015” for further information regarding the November 2014 equity grants.

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All restricted stock units and performance stock units will accrue dividend equivalents from the date of grant until the date of settlement in shares (with the dividend equivalents earned on performance stock units determined based upon the actual achievement against target performance). Time-vesting restricted stock units, performance stock units and time-vesting stock options also vest in connection with certain termination events, as described in more detail in “Potential Post-Employment Benefits.”

Other Outstanding Equity Awards

Vesting of Outstanding Performance-Based Options

Under the original terms of the option agreements negotiated in connection with the 2007 Transaction, performance-based options granted through June 2013 were scheduled to vest subject to time-vesting and performance-based conditions. The performance targets for the 50% of the stock options that were subject to performance conditions were generally based on achievement of specified EBIT targets, but would also vest if certain other events were to occur, including the achievement of a specified internal rate of return by our former Sponsors. On May 27, 2015 our former Sponsors completed a sale of 25 million shares in an underwritten block trade. The receipt of the proceeds of that sale along with those of prior sales by our former Sponsors and their receipt of shares of Seamless Holdings resulted in our former Sponsors achieving an internal rate of return of greater than 15% on their investment in us, which was the required internal rate of return for outstanding performance-based options to vest. Accordingly all of the outstanding performance-based stock options vested as of such date.

ISPO Exchange Offer

On July 29, 2013, we closed the ISPO Exchange Offer whereby we offered to holders of outstanding Installment Stock Purchase Opportunity (“ISPO”) awards (including Messrs. Foss, Sutherland and Reynolds and Ms. McKee) the ability to exchange such awards for new grants of restricted stock equal to the spread value of the ISPO and a number of replacement stock options equal to the number of ISPOs exchanged minus the number of shares of restricted stock granted. The replacement stock options had an exercise price ($16.21) equal to the fair market value of the Company’s common stock on the date of grant based upon the most recent appraisal price of our common stock on the date of grant and had vesting schedules based upon the vesting schedules of the ISPOs that they replaced. The grants of restricted stock and replacement stock options were made to certain of our named executive officers by the Stock Committee on July 31, 2013.

Fiscal 2014 Vesting of Missed-Year Performance-Based Options

On November 11, 2013, the Compensation Committee approved an amendment to all outstanding non-qualified stock option agreements containing performance-based conditions that modified the vesting provisions relating to outstanding performance-based options granted prior to our initial public offering and awarded under the 2007 Stock Plan. The amendment provided that in the event of an initial public offering of the Company, subject to the option holder’s continued employment on that date, 50% of any then-unvested performance-based options that did not meet applicable performance thresholds in prior years (the “Missed Year Options”) would become vested if the initial public offering price for the common stock of the Company equaled or exceeded $20.00 per share. In addition, if, during the 18-month period following the initial public offering, the closing trading price for common stock of the Company equaled or exceeded $25.00 per share over any consecutive twenty-day trading period, 100% of the Missed Year Options would become vested. Both thresholds were satisfied during fiscal 2014 and all of the Missed Year Options vested.

Employment Agreements and Change of Control Arrangements

We have employment agreements with all of the named executive officers for indeterminate periods terminable by either party, in most cases subject to post-employment severance and benefit obligations. While we do have these agreements in place, from time to time, it has been necessary to renegotiate some terms upon actual termination. For more information regarding change of control and severance payments for our named executive officers, see the disclosure under “Potential Post-Employment Benefits.”

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Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information with respect to outstanding equity awards held by our named executive officers at 2015 fiscal year-end.

Name	Type	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested
Foss	FY12 NQ	1,268,750	181,250	0	$13.90(3)	6/6/2022	—	—
	FY13 NQ	623,818	623,820	0	$16.21	6/20/2023	—	—
	FY13 RSU	—	—	—	—	—	138,360(4)	$4,265,649
	FY13 NQ	171,500	171,498	0	$16.21	7/31/2022	—	—
	FY13 RSA	—	—	—	—	—	28,502(5)	$878,717
	FY14 RSU	—	—	—	—	—	339,819(6)	$10,476,614
	FY14 NQ	192,604	577,813	0	$23.92	12/20/2023	—	—
	FY14 PSU	—	—	—	—	—	206,413(7)	$6,363,712
	FY14 RSU	—	—	—	—	—	81,479(8)	$2,511,994
	FY15 NQ	0	627,262	0	$28.66	11/19/2024	—	—
	FY15 PSU	—	—	—	—	—	183,462(9)	$5,656,134
	FY15 RSU	—	—	—	—	—	91,731(10)	$2,828,067
Bramlage	FY15 NQ	0	89,888	0	$31.40	4/6/2025	—	—
	FY15 PSU	—	—	—	—	—	25,618(11)	$789,801
	FY15 RSU	—	—	—	—	—	12,809(12)	$394,900
	FY15 RSU	—	—	—	—	—	32,023(13)	$987,266
Sutherland(16)	FY08 NQ	75,000	0	0	$9.74(3)	3/5/2018	—	—
	FY11 NQ	31,250	0	0	$11.63(3)	6/22/2021	—	—
	FY13 NQ	0	47,260	0	$16.21	7/9/2023	—	—
	FY13 RSU	—	—	—	—	—	15,724(14)	$484,773
	FY13 NQ	17,218	8,610	0	$16.21	7/31/2021	—	—
	FY13 RSA	—	—	—	—	—	3,392(5)	$104,575
	FY14 RSU	—	—	—	—	—	63,716(6)	$1,964,361
	FY14 NQ	7,704	23,113	0	$23.92	12/20/2023	—	—
	FY14 PSU	—	—	—	—	—	8,258(7)	$254,581
	FY14 RSU	—	—	—	—	—	3,260(8)	$100,512
	FY15 NQ	0	77,202	0	$28.66	11/19/2024	—	—
	FY15 PSU	—	—	—	—	—	22,580(9)	$696,145
	FY15 RSU	—	—	—	—	—	11,291(10)	$348,088

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Name	Type	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested

McKee(16)	FY07 NQ	300,000	0	0	$5.44(3)	2/27/2017	—	—
	FY08 NQ	50,000	0	0	$9.74(3)	3/5/2018	—	—
	FY10 NQ	150,000	0	0	$9.48(3)	3/2/2020	—	—
	FY11 NQ	250,000	0	0	$11.63(3)	6/22/2021	—	—
	FY13 NQ	47,258	47,260	0	$16.21	7/9/2023	—	—
	FY13 RSU	—	—	—	—	—	15,724(14)	$484,773
	FY13 NQ	17,218	8,610	0	$16.21	7/31/2021	—	—
	FY13 RSA	—	—	—	—	—	3,392(5)	$104,575
	FY14 RSU	—	—	—	—	—	63,716(6)	$1,964,361
	FY14 NQ	7,704	23,113	0	$23.92	12/20/2023	—	—
	FY14 PSU	—	—	—	—	—	8,258(7)	$254,581
	FY14 RSU	—	—	—	—	—	3,260(8)	$100,512
	FY15 NQ	0	77,202	0	$28.66	11/19/2024	—	—
	FY15 PSU	—	—	—	—	—	22,580(9)	$696,145
	FY15 RSU	—	—	—	—	—	11,291(10)	$348,088

Reynolds	FY13 NQ	187,500	62,500	0	$14.99(3)	12/5/2022	—	—
	FY13 NQ	37,806	37,809	0	$16.21	7/9/2023	—	—
	FY13 RSU	—	—	—	—	—	12,579(14)	$387,812
	FY13 NQ	33,291	22,193	0	$16.21	7/31/2023	—	—
	FY13 RSA	—	—	—	—	—	1,807(5)	$55,710
	FY14 RSU	—	—	—	—	—	39,080(6)	$1,204,829
	FY14 NQ	6,163	18,491	0	$23.92	12/20/2023	—	—
	FY14 PSU	—	—	—	—	—	6,608(7)	$203,728
	FY14 RSU	—	—	—	—	—	2,609(8)	$80,429
	FY15 NQ	0	77,202	0	$28.66	11/19/2024	—	—
	FY15 PSU	—	—	—	—	—	22,580(9)	$696,145
	FY15 RSU	—	—	—	—	—	11,291(10)	$348,088

Munnelly	FY08 NQ	60,000	0	0	$8.89(3)	12/4/2017	—	—
	FY08 NQ	74,350	0	0	$8.89(3)	12/20/2017	—	—
	FY08 NQ	18,000	0	0	$9.74(3)	3/5/2018	—	—
	FY10 NQ	85,000	0	0	$9.48(3)	3/2/2020	—	—
	FY12 NQ	43,750	6,250	0	$12.76(3)	12/7/2021	—	—
	FY13 NQ	11,814	11,816	0	$16.21	7/9/2023	—	—
	FY13 RSU	—	—	—	—	—	3,931(14)	$121,193
	FY14 RSU	—	—	—	—	—	8,496(6)	$261,936
	FY14 NQ	1,926	5,779	0	$23.92	12/20/2023	—	—
	FY14 PSU	—	—	—	—	—	2,066(7)	$63,708
	FY14 RSU	—	—	—	—	—	816(8)	$25,144
	FY15 NQ	0	19,301	0	$28.66	11/19/2024	—	—
	FY15 PSU	—	—	—	—	—	5,645(9)	$174,044
	FY15 RSU	—	—	—	—	—	2,823(10)	$87,038
	FY15 RSU	—	—	—	—	—	28,113(15)	$866,710

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(1)	The amounts in this column are time-vesting and performance-based options that have vested, generally based on the vesting schedules described below in footnote 2, provided that a certain portion of these options which were subject to performance conditions may have vested at a later time when such performance conditions were satisfied, including Missed Year Options which vested in fiscal 2014, or may have vested at an earlier time in connection with the achievement of a specified internal rate of return by certain shareholders on May 27, 2015. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Equity Incentive Awards – Other Outstanding Equity Awards – Fiscal 2014 Vesting of Missed-Year Performance-Based Options” and “— Vesting of Outstanding Performance- Based Options.”

(2)	These are options subject to time-vesting and, other than as set forth below, vest 25% per year over four years from the date of grant, provided that the named executive officer is still employed by us, with certain exceptions (disability, retirement or death). See “Potential Post-Employment Benefits.” Other than as set forth below, all options were granted on the date that is ten years prior to the listed expiration date. Certain options included in this column were granted in connection with our ISPO Exchange Offer and have vesting schedules based upon the original vesting schedule of the ISPO that was exchanged, as set forth below.

EXPIRATION DATE	GRANT DATE	VESTING SCHEDULE	EQUITY INSTRUMENT

February 27, 2017	February 27, 2007	25% on each of the first four anniversaries of January 26, 2007	Option

July 31, 2021	July 31, 2013	One-third on each of December 15, 2013, 2014 and 2015	Replacement Option (ISPO Exchange)

July 31, 2022	July 31, 2013	25% on each of December 15, 2013, 2014, 2015 and 2016	Replacement Option (ISPO Exchange)

July 31, 2023	July 31, 2013	20% vested on grant and 20% vest on each of December 15, 2013, 2014, 2015 and 2016	Replacement Option (ISPO Exchange)

(3)	Exercise price reflects the reduction of $1.06 per share, which was the portion of the appraisal price of a share of Company common stock allocated to each share of Seamless Holdings Corporation common stock. Seamless Holdings Corporation was spun off by the Company on October 26, 2012 and the exercise prices of all stock options issued prior to that time were adjusted to reflect the spinoff.

(4)	These are restricted stock units granted to Mr. Foss on June 20, 2013 that are subject to time-vesting and vest 25% per year over four years from the date of grant, provided Mr. Foss is still employed by us on such dates. The number of restricted stock units listed includes dividend equivalents accrued with respect to such award.

(5)	These are shares of restricted stock that were granted as part of the ISPO Exchange on July 31, 2013 and vest as follows:

NAME	VESTING SCHEDULE

Foss	Of the 57,002 originally granted, 25% on each of December 15, 2013, 2014, 2015 and 2016

Sutherland	Of the 10,172 originally granted, one-third on each of December 15, 2013, 2014 and 2015

McKee	Of the 10,172 originally granted, one-third on each of December 15, 2013, 2014 and 2015

Reynolds	Of the 4,516 shares originally granted, 20% vested immediately upon grant and 20% vest on each of December 15, 2013, 2014, 2015 and 2016

(6)	These are restricted stock units granted on December 11, 2013 that are subject to time-vesting and vest 1/3 per year over three years from the date of grant, provided that the named executive officer is still employed by us on such dates. The number of restricted stock units listed includes dividend equivalents accrued with respect to such award.

(7)	These are performance stock units granted on December 20, 2013 that, subject to the achievement of an adjusted earnings per share target for fiscal 2014, vest 1/3 per year over three years from the date of grant, provided that the named executive officer is still employed by us on such dates. The 2014 adjusted earnings per share target was achieved at 108.5% of target, resulting in 142.5% of that target award being earned and the number of performance stock units shown is predicated at this achievement level. The number of performance stock units listed includes dividend equivalents accrued with respect to such award.

(8)	These are restricted stock units granted on December 20, 2013 that are subject to time-vesting and vest 25% per year over four years from the date of grant, provided that the named executive officer is still employed by us on such dates. The number of restricted stock units listed also includes dividend equivalents accrued with respect to such award.

(9)	These are performance stock units granted on November 19, 2014 that, subject to the achievement of an adjusted earnings per share target for fiscal 2015, vest 1/3 per year over three years from the date of grant, provided that the named executive officer is still employed by us on such dates. The 2015 adjusted earnings per share target was achieved at 100% of target, resulting in 100% of that target award being earned and the number of performance stock units shown is predicated at this achievement level. The number of performance stock units listed includes dividend equivalents accrued with respect to such award.

(10)	These are restricted stock units granted on November 19, 2014 that are subject to time-vesting and vest 25% per year over four years from the date of grant, provided that the named executive officer is still employed by us on such dates. The number of restricted stock units listed also includes dividend equivalents accrued with respect to such award.

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(11)	These are performance stock units granted on April 6, 2015 that, subject to the achievement of an adjusted earnings per share target for fiscal 2015, vest 1/3 per year over three years from the date of grant, provided that the named executive officer is still employed by us on such dates. The 2015 adjusted earnings per share target was achieved at 100% of target, resulting in 100% of that target award being earned and the number of performance stock units shown is predicated at this achievement level. The number of performance stock units listed includes dividend equivalents accrued with respect to such award.

(12)	These are restricted stock units granted on April 6, 2015 that are subject to time-vesting and vest 25% per year over four years from the date of grant, provided that the named executive officer is still employed by us on such dates. The number of restricted stock units listed also includes dividend equivalents accrued with respect to such award.

(13)	These are restricted stock units granted on April 6, 2015 that are subject to time-vesting and vest 100% on the third anniversary of the date of grant, provided that the named executive officer is still employed by us on such date. The number of restricted stock units listed also includes dividend equivalents accrued with respect to such award.

(14)	These are restricted stock units granted on July 9, 2013 that are subject to time-vesting and vest 25% per year over four years from the date of grant, provided that the named executive officer is still employed by us on such dates. The number of restricted stock units listed includes dividend equivalents accrued with respect to such award.

(15)	These are restricted stock units granted on March 19, 2015 that are subject to time-vesting and vest 25% per year over four years from the date of grant, provided that the named executive officer is still employed by us on such dates. The number of restricted stock units listed also includes dividend equivalents accrued with respect to such award.

(16)	If a participant’s service with the Company or any of its subsidiaries terminates due to retirement (as defined in the 2007 Stock Plan or the 2013 Stock Plan, as applicable), the installment of stock options, restricted stock, restricted stock units or performance stock units that are scheduled to vest on the next vesting date (subject to achievement of the performance targets, if applicable) following such termination will immediately vest. Only Mr. Sutherland and Ms. McKee are retirement eligible as of the end of fiscal 2015 and Mr. Sutherland is expected to retire on January 4, 2016. For information on the value of equity awards which would have vested upon retirement as of the end of fiscal 2015, see the table of estimated payments presented in “Potential Post-Employment Benefits” below.

Option Exercises and Stock Vested Table for Fiscal Year 2015

The following table sets forth information with respect to the named executive officers concerning the exercise of options and the vesting of restricted stock, restricted stock unit and performance stock unit awards in fiscal 2015.

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE(1) ($)	NUMBER OF SHARES ACQUIRED ON VESTING(2) (3) (#)	VALUE REALIZED ON VESTING(1) ($)
Foss	—	—	381,085	$11,418,841
Bramlage	—	—	—	—
Sutherland	2,018,258	49,791,246	48,002	$1,426,539
McKee	—	—	48,002	$1,426,539
Reynolds	—	—	30,693	$915,744
Munnelly	—	—	7,465	$223,689

(1)	Value realized on exercise and vesting is calculated based upon the closing price of our common stock on the NYSE at the date of exercise or vesting, as applicable.

(2)	This column includes restricted stock, restricted stock units and performance stock units that have vested during the fiscal year. For restricted stock units and performance stock units, the number of shares acquired on vesting includes dividend equivalents.

(3)	For each named executive officer, shares actually delivered upon vesting of restricted stock units and performance stock units were net of amounts withheld related to taxes.

Pension Benefits for Fiscal 2015

No named executive officer participated in a pension benefit plan during fiscal 2015.

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Non-Qualified Deferred Compensation for Fiscal Year 2015

Our named executive officers are eligible to participate in two deferred compensation plans: the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan, each of which is discussed in further detail below. Mr. Sutherland and Ms. McKee participated in predecessor plans to the 2007 Savings Incentive Retirement Plan and retain balances in these older plans, all of which are reflected in the table.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY(1) ($)	REGISTRANT CONTRIBUTIONS IN LAST FY(2) ($)	AGGREGATE EARNINGS IN LAST FY(3) ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE(3)(4) ($)
Foss
2007 SIRP	96,643	11,160	10,831	—	295,241
2005 Deferred Comp Plan	—	—	—	—	—
Bramlage
2007 SIRP	—	—	—	—	—
2005 Deferred Comp Plan	—	—	—	—	—
Sutherland
2007 SIRP	41,670	11,160	149,300	—	3,205,255
2005 Deferred Comp Plan	—	—	—	—	—
McKee
2007 SIRP	39,958	11,160	84,922	—	1,838,979
2005 Deferred Comp Plan	—	—	—	—	—
Reynolds
2007 SIRP	46,553	11,160	5,277	—	149,309
2005 Deferred Comp Plan	—	—	1,615	—	42,915(5)
Munnelly
2007 SIRP	22,874	11,160	10,782	—	254,033
2005 Deferred Comp Plan	—	—	—	—	—

(1)	All amounts in this column were deferred under the 2007 Savings Incentive Retirement Plan during fiscal 2015; such amounts are included in the named executive officer’s salary amount in the Summary Compensation Table.

(2)	These amounts constitute the Company matching contributions to the 2007 Savings Incentive Retirement Plan for fiscal 2015, which were made in November 2015. These amounts are reported in the All Other Compensation column of the Summary Compensation Table.

(3)	To the extent that participants’ earnings on their account balances for the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan exceeded 120% of the applicable federal rate, those excess earnings were reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table as follows: for Mr. Foss, $1,498, for Mr. Sutherland, $20,646, for Ms. McKee, $11,744, for Mr. Reynolds, $953, and for Mr. Munnelly, $1,491.

(4)	The Aggregate Balance at Fiscal Year End includes amounts that were reported in the Summary Compensation Table for the last three fiscal years as follows: for Mr. Foss, $268,484, for Mr. Sutherland, $220,582, for Ms. McKee, $171,933, for Mr. Reynolds, $130,983, and for Mr. Munnelly, $24,365 (for 2015 only).

(5)	The deferral amount for Mr. Reynolds includes $41,300 of his fiscal 2014 bonus that he deferred under the 2005 Deferred Compensation Plan; this amount is included in the Bonus column of the Summary Compensation Table for fiscal 2014.

The 2007 Savings Incentive Retirement Plan enables our named executive officers to defer up to 25% of their base salaries, which become our unfunded deferral obligations. We credit amounts deferred with interest at the Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 4.69% beginning January 1, 2015. From October 4, 2014 until December 31, 2014, we credited amounts deferred with an interest

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rate equal to 5.31%. Employees who participate in the 2007 Savings Incentive Retirement Plan are eligible to receive a Company matching contribution equal to 25-75% of the first 6% of their salary deferred up to the Internal Revenue Code maximum deferral limit ($18,000 for fiscal 2015). This match is intended to replicate what the employee would have received if he or she had been able to participate in our 401(k) plans. For fiscal 2015, the Company matching contribution was 62%. Participants in the Savings Incentive Retirement Plan may only make account withdrawals if there occurs an unforeseeable emergency as defined in the plan and the withdrawal is approved by the plan administrative committee. Company match amounts are not available for a hardship withdrawal. The 2007 Savings Incentive Retirement Plan is settled in cash following termination of employment and in compliance with certain requirements of Section 409A of the Internal Revenue Code.

Named executive officers may defer receipt of part or all of their cash compensation under our 2005 Deferred Compensation Plan. The 2005 Deferred Compensation Plan allows executives to save for retirement in a tax-deferred way at minimal cost to us. Under this unfunded Plan, amounts deferred by the executive are credited at an interest rate based on Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 4.69% beginning January 1, 2015. From October 4, 2014, until December 31, 2014, we credited amounts deferred with an interest rate equal to 5.31%. The 2005 Deferred Compensation Plan permits participants to select a payment schedule at the time they make their deferral election, subject to a three-year minimum deferral period as long as the participant remains employed by us. All or a portion of the amount then credited to a deferral account may be withdrawn, if the withdrawal is necessary in light of a severe financial hardship.

The interest rate for both the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan will be adjusted on January 1, 2016, based on the Moody’s Long Term Corporate Baa Bond Index rate for October 2015 which is 5.34%.

Potential Post-Employment Benefits

Our named executive officers may be eligible to receive benefits in the event their employment is terminated (1) upon their retirement, disability or death, (2) by Aramark without cause (or by the executive in certain cases of “good reason”), or (3) in certain circumstances following a change of control. The amount of benefits will vary based on the reason for the termination.

The following sections present a discussion and calculations, as of October 2, 2015, of the estimated benefits the named executive officers would receive in these situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions discussed in the footnotes to the table and may not represent the actual amount an executive would receive if an eligible termination event were to occur.

Each of our named executive officers has entered into an agreement relating to employment and post-employment competition, which we refer to herein as an employment agreement. In addition to the amounts disclosed in the following sections, each of our named executive officers would retain the amounts which he or she has earned or accrued over the course of his or her employment prior to the termination event, such as the executive’s balances under our deferred compensation plans and previously vested equity awards. For further information about previously earned and accrued amounts, see “Summary Compensation Table,” “Outstanding Equity Awards at 2015 Fiscal Year-End” and “Non-Qualified Deferred Compensation for Fiscal Year 2015.”

Mr. Foss

Termination without Cause / Resignation for Good Reason in the Absence of a Change of Control

If Mr. Foss is terminated without cause or resigns for good reason in the absence of a change of control (as defined in his agreement and described below), he will be entitled to the following payments and benefits:

•	a pro rata bonus for the year of termination based upon actual performance;

•	continued payment of his base salary for 24 months;

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•	two times the prior year’s bonus (if any) paid over 24 months;

•	continued participation in the Company’s basic medical and life insurance programs on the same terms as prior to termination for a period of 24 months, both for Mr. Foss and for his dependents;

•	continued payment of his car allowance for 24 months;

•	immediate vesting of time-vesting stock options that would have vested during the 24-month period following his termination; and

•	all of his vested stock options (including those that immediately vest as described above), with 90 days following termination of employment to exercise, with all other unvested equity awards automatically canceled.

Termination without Cause / Resignation for Good Reason in Relation to a Change of Control

Our employment agreement with Mr. Foss also contains a “double trigger” change of control termination provision. If we terminate Mr. Foss’s employment at any time during the three-year period following a change of control (or his employment is terminated prior to such change of control either at the request of a party to the change of control transaction or otherwise in connection with or in anticipation of such change of control which subsequently occurs) by the Company without cause or he resigns for good reason (as defined in his agreement and described below), Mr. Foss would receive the following payments and benefits (in lieu of those described above):

•	two times his base salary in effect on the date of the change of control or on the date of termination, whichever is higher, payable over 24 months;

•	two times the higher of his annual target bonus in effect on the date of the change of control or his most recent annual bonus, whichever is higher, payable over 24 months;

•	a pro-rata portion of his annual target bonus in effect on the date of the change of control or on the date of termination, whichever is higher, in a lump sum;

•	continued participation in our medical (for Mr. Foss and his dependents), life and disability insurance programs on the same terms as in effect immediately prior to his termination, for a period of 24 months;

•	outplacement counseling in an amount not to exceed 20% of his base salary, for a period of 24 months;

•	continued payment of his car allowance, if provided at the time of termination, for a period of 24 months; and

•	accelerated vesting of outstanding equity-based awards (as described below under “Change of Control Vesting of Equity Awards”) or retirement plan benefits as is specified under the terms of the applicable plans.

Termination for Cause / Resignation without Good Reason

Upon termination for cause or resignation without good reason, Mr. Foss is not entitled to any severance benefits under his employment agreement and all vested stock options and unvested equity awards held by him would be immediately canceled. Termination for cause as defined in his employment agreement means termination of employment due to conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude that has a substantial adverse effect on Mr. Foss’s qualifications or his ability to perform his duties, willful and continuous failure to perform his duties after written notice, willful and continuous failure to perform lawfully assigned duties that are consistent with his position with the Company, willful violation of our Business Conduct Policy that causes material harm to us or our reputation or intentionally working against our best interests, in each case after notice and failure to cure the conduct within 15 business days.

Retirement, Death or Disability

Mr. Foss does not receive any special severance benefits upon retirement, disability or death, other than those under life insurance policies in the case of death. With regard to his equity awards, upon retirement, death or

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disability, Mr. Foss is eligible to vest in one additional tranche of time-vesting equity awards and performance stock units (subject to the achievement of the applicable performance target(s)) that are scheduled to vest in the year following retirement, death or disability, except that with respect to performance stock units, if the date of termination due to retirement, death or disability occurs prior to the date achievement of the applicable performance goals is certified by the Compensation Committee or Stock Committee (the “PSU Determination Date”), then the first tranche (or, in the case of performance stock units with a Fiscal 2016-2018 performance period, a portion equal to 1/3 if such termination occurs in the first fiscal year, 2/3 if such termination occurs in the second fiscal year and the entire amount if such termination occurs in the third fiscal year, in each case, of the performance period) of performance stock units will become vested on the original vesting date (subject to achievement of the applicable performance target(s)). In addition, vested stock options remain exercisable for one year following termination of employment due to death, disability or retirement.

Change of Control Vesting of Equity Awards

In the event of a change of control, (i) with respect to equity awards granted under the 2007 Stock Plan, all time-vesting equity awards become immediately vested and (ii) with respect to equity awards granted under the 2013 Stock Plan, upon a termination without cause (or, if applicable, a resignation for good reason) during the two-year period following a change of control, all time-vesting equity awards become immediately vested and all performance stock units will become vested (i) at the target level if the termination date occurs prior to the PSU Determination Date (or prior to the end of the performance period in the case of performance stock units with a Fiscal 2016-2018 performance period) and (ii) based on the actual performance level if the termination date occurs on or after the PSU Determination Date (or after the end of the performance period in the case of performance stock units with a Fiscal 2016-2018 performance period).

280G Golden Parachute Provisions

Mr. Foss’s agreement provides that if any payments to Mr. Foss in connection with a change of control of the Company would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Internal Revenue Code, such payments will be subject to a reduction to avoid any such excise taxes that may be due, if such reduction results in Mr. Foss retaining a greater after-tax amount than if Mr. Foss received the full unreduced amount and paid all taxes (including the excise taxes) due. If a change of control were to have occurred at the end of fiscal 2015, excise tax would have been imposed on Mr. Foss and he would have retained a greater after-tax amount if his payments were reduced. The table below reflects such reduction in payments. Mr. Foss is not eligible to receive a gross-up payment in respect of any such excise taxes he may pay.

Restrictive Covenants

Mr. Foss is subject to (i) non-disclosure and non-disparagement obligations and (ii) non-competition and non-solicitation provisions for the two-year period following his termination of employment for any reason.

Good Reason Definition

Good reason is defined in Mr. Foss’s employment agreement as:

•	any diminution in title or reporting relationships, or substantial diminution in duties or responsibilities (other than solely as a result of a change of control after which we are no longer publicly held or independent) including the requirement that he report to any person or entity other than the Board;

•	reduction in base salary or target annual bonus opportunity, other than, prior to a change of control, an across-the-board reduction applicable to all senior executives;

•	the relocation of his principal place of employment by more than 35 miles in a direction further away from his current residence;

•	a material decrease in his employee benefits in the aggregate; or

•	failure to pay or provide (in any material respect) the compensation and benefits under his employment letter agreement or his employment agreement.

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Mr. Foss must provide written notice that he is resigning for good reason within 90 days of becoming aware of the existence of good reason and the Company then has 30 days to cure such condition constituting good reason. If the event or condition is not cured, Mr. Foss has 30 days from the end of the cure period to resign for good reason.

Messrs. Bramlage, Sutherland and Reynolds and Ms. McKee

Termination without Cause / Resignation for Good Reason in the Absence of a Change of Control

If we terminate Messrs. Bramlage, Sutherland or Reynolds or Ms. McKee without cause, he or she will receive:

•	severance payments equal to his or her monthly base salary for 12 to 18 months, depending on length of service (Mr. Sutherland and Ms. McKee would receive severance for 18 months, while Mr. Bramlage and Mr. Reynolds would receive severance for 12 months, based on their respective length of service), made in the course of our normal payroll cycle;

•	participation in our basic medical and life insurance programs during the period over which he or she receives severance payments, with the employee’s share of premiums deducted from the severance payments;

•	continuation of his or her car allowance payments during the severance period; and

•	all of his or her vested stock options, with 90 days following termination of employment to exercise, with all other unvested equity awards automatically canceled.

Termination without Cause / Resignation for Good Reason in Relation to a Change of Control

Our employment agreements with Messrs. Bramlage, Sutherland and Reynolds and Ms. McKee contain a “double trigger” change of control termination provision. If Messrs. Bramlage’s, Sutherland’s or Reynolds’ or Ms. McKee’s employment is terminated by us without cause during the three-year period (or two-year period, with respect to Mr. Bramlage) following a change of control (or his or her employment is terminated prior to such change of control either at the request of a party to the change of control transaction or otherwise in connection with or in anticipation of such change of control which subsequently occurs) or if he or she resigns with good reason (as defined in his or her employment agreement and described below), following a change of control, he or she would receive, (in the case of Messrs. Sutherland and Reynolds and Ms. McKee, in addition to severance payments described above under “Termination without Cause / Resignation for Good Reason in the Absence of a Change of Control”):

•	cash severance benefits based on a multiple of two times his or her base salary and two times his or her target bonus (or the prior year’s actual bonus, if higher) payable over a two-year period according to our payroll cycle;

•	a lump sum payment, within 40 days after his or her termination date, equal to the portion of his or her target bonus attributable to the portion of the fiscal year served prior to termination, plus any earned but unpaid amounts;

•	continued medical, life and disability insurance at our expense for a two-year period following termination;

•	outplacement counseling in an amount not to exceed 20% of base salary;

•	continued payment of his or her car allowance payments, if provided at the time of termination, for a period of 24 months; and

•	accelerated vesting of outstanding equity-based awards (as described below under “Change of Control Vesting of Equity Awards”) or retirement plan benefits as is specified under the terms of the applicable plans.

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Termination for Cause / Resignation without Good Reason

Upon termination for cause or resignation without good reason, Messrs. Bramlage, Sutherland and Reynolds and Ms. McKee are not entitled to any severance benefits under their respective employment agreements and all vested stock options and unvested equity awards held by them would be immediately canceled. With respect to Messrs. Bramlage, Sutherland and Reynolds and Ms. McKee, termination for cause means termination of employment due to conviction or plea of guilty or nolo contendere to a felony, intentional fraud or dishonesty with regard to us that causes us demonstrable harm, willful and continuous failure to perform his or her lawfully assigned duties that are consistent with his or her position, willful violation of our Business Conduct Policy that causes material harm to us or our business reputation or intentionally working against our best interests, in each case after notice and failure to cure the conduct within 10 business days.

Retirement, Death or Disability

Messrs. Bramlage, Sutherland and Reynolds and Ms. McKee do not receive any special severance benefits upon retirement, disability or death, other than those under the Survivor Income Protection Plan and/or life insurance policies, as applicable, in the case of death. With regard to their equity awards, upon retirement, death or disability, Messrs. Bramlage, Sutherland and Reynolds and Ms. McKee are eligible to vest in one additional tranche of time-vesting equity awards and performance stock units in the same manner as described above for Mr. Foss. In addition, vested stock options remain exercisable for one year following termination of employment due to death, disability or retirement.

Change of Control Vesting of Equity Awards

In the event of a change of control, Messrs. Bramlage, Sutherland and Reynolds and Ms. McKee will receive the same treatment with respect to equity awards granted under the 2007 Stock Plan and the 2013 Stock Plan as described above for Mr. Foss.

280G Golden Parachute Provisions

Each of Mr. Sutherland’s and Ms. McKee’s agreement provides that if the payments made to Mr. Sutherland or Ms. McKee were to result in excise taxes or interest and penalties under Section 4999 of the Internal Revenue Code, the Company is required to gross up the payments to Mr. Sutherland or Ms. McKee for the income or excise tax imposed. This gross-up provision ensures that each of Mr. Sutherland and Ms. McKee receives the full benefit of payments related to a change of control to which each is entitled. If a change of control were to have occurred at the end of fiscal 2015, excise tax would have been imposed on Mr. Sutherland and, therefore, the table below includes any gross-up payment for excise taxes that would be provided to Mr. Sutherland.

Each of Messrs. Bramlage’s and Reynolds’ agreement provides that if any payments to Messrs. Bramlage or Reynolds in connection with a change of control of the Company would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Internal Revenue Code, such payments will be subject to a reduction to avoid any such excise taxes that may be due, if such reduction results in Messrs. Bramlage or Reynolds retaining a greater after-tax amount than if Messrs. Bramlage or Reynolds received the full unreduced amount and paid all taxes (including the excise taxes) due. If a change of control were to have occurred at the end of fiscal 2015, excise tax would have been imposed on Messrs. Bramlage and Reynolds and they each would have retained a greater after-tax amount if their payments were reduced. The table below reflects such reduction in payments. None of Messrs. Bramlage or Reynolds is eligible to receive a gross-up payment in respect of any such excise taxes he may pay.

Restrictive Covenants

Messrs. Bramlage, Sutherland and Reynolds and Ms. McKee are each subject to (i) non-disclosure and non-disparagement obligations, (ii) a two-year non-competition covenant if his or her employment is terminated in the absence of a change of control, provided that such period of restriction is reduced to one year (or eighteen months, in the case of Mr. Bramlage) if he or she is terminated without cause or he or she resigns for good reason, in each case, following a change of control, and (iii) a two-year non-solicitation covenant following his or her termination of employment.

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Good Reason Definition

Good reason is defined in Messrs. Bramlage’s, Sutherland’s and Reynolds’ and Ms. McKee’s employment agreements as any of the following actions occurring after a change of control:

•	a decrease in base salary or target bonus;

•	a material decrease in aggregate employee benefits (or, with respect to Mr. Bramlage only, any decrease in pension benefit opportunities); or

•	diminution in title or substantial diminution in reporting relationship or responsibilities (other than solely as a result of a change of control in which the Company is no longer publicly held); or relocation of his or her principal place of business by 35 miles or more.

Messrs. Bramlage, Sutherland and Reynolds and Ms. McKee have twelve months to resign for good reason from the time he or she first becomes aware of the existence of good reason; provided that he or she must provide written notice that he or she is resigning for good reason within 90 days from the initial existence of good reason and the Company then has 30 days to cure the condition constituting good reason.

Mr. Munnelly

Termination without Cause in the Absence of a Change of Control

If we terminate Mr. Munnelly without cause, he will receive:

•	severance payments equal to his monthly base salary for 12 months made in the course of our normal payroll cycle;

•	participation in our basic medical and life insurance programs during the period over which he receives severance payments, with his share of premiums deducted from the severance payments;

•	continuation of his car allowance payments during the severance period; and

•	all of his vested stock options, with 90 days following termination of employment to exercise, with all other unvested equity awards automatically canceled.

Mr. Munnelly is not entitled to payment of any additional benefits or amounts upon resignation, including under circumstances that may typically be considered “good reason.”

Termination without Cause in Relation to a Change of Control

Mr. Munnelly is not entitled to any additional benefits under his employment agreement upon termination without cause after a change of control, other than severance benefits described above under “Termination without Cause in the Absence of a Change of Control.” Mr. Munnelly would also be entitled to accelerated vesting of outstanding equity-based awards (as described below under “Change of Control Vesting of Equity Awards”).

Termination for Cause / Resignation

Upon termination for cause or resignation for any reason, Mr. Munnelly is not entitled to any benefits under his employment agreement and all vested stock options and unvested equity awards held by him would be immediately canceled. With respect to Mr. Munnelly, termination for cause means termination of employment due to conviction or plea of guilty or nolo contendere to a felony, fraud or dishonesty, willful failure to perform his assigned duties, willful violation of our Business Conduct Policy or intentionally working against our best interests.

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Retirement, Death or Disability

Mr. Munnelly does not receive any special severance benefits upon retirement, disability or death, other than those under life insurance policies in the case of death and other than under the Management Incentive Bonus Plan under which Mr. Munnelly would be entitled to receive a pro rata bonus for the year of termination based upon actual performance. With regard to his equity awards, upon retirement, death or disability, Mr. Munnelly is eligible to vest in one additional tranche of time-vesting equity awards and performance stock units in the same manner as described above for Mr. Foss. In addition, vested stock options remain exercisable for one year following termination of employment due to death, disability or retirement.

Change of Control Vesting of Equity Awards

In the event of a change of control, Mr. Munnelly will receive the same treatment with respect to equity awards granted under the 2007 Stock Plan and the 2013 Stock Plan as described above for Mr. Foss.

280G Golden Parachute Provisions

Mr. Munnelly’s employment agreement does not contain any provisions relating to golden parachutes or Section 280G of the Internal Revenue Code.

Restrictive Covenants

Mr. Munnelly is subject to (i) non-disclosure and non-disparagement obligations, (ii) a one-year non-competition covenant and (iii) a two-year non-solicitation covenant after termination of employment for any reason.

Definition of Change of Control

Change of control is defined in each of our named executive officers’ agreements relating to employment and post-employment competition (other than Mr. Munnelly’s agreement) to include the following:

•	an entity or group other than us, our former Sponsors or one of our employee benefit plans acquires more than 50% of our voting stock;

•	the Company experiences a reorganization, merger or sale or disposition of substantially all of our assets or we purchase the assets or stock of another entity unless the shareholders prior to the transaction own at least 50% of the voting stock after the transaction and no person owns a majority of the voting stock (unless that ownership existed before the transaction); or

•	a majority of the members of the Board are replaced during any 12-month period and the new directors are not endorsed by a majority of the Board before the replacement or the replacement is not contemplated by our shareholders’ agreement (as in effect on the date such named executive officer entered into the employment agreement).

Estimated Benefits Upon Termination

The following table shows potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a termination of employment, assuming an October 2, 2015, termination date and using the closing price of our common stock on the NYSE as of October 2, 2015 ($30.83). The named executive officers would also be eligible to receive their accrued deferred compensation (see “Nonqualified Deferred Compensation for Fiscal Year 2015”), which does not automatically accelerate upon a change of control, and the value of any vested stock options. Certain of the named executive officers have optional life insurance for which they pay 100% of the premium.

This table shows amounts that would be payable under existing employment and post-employment competition and other agreements.

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NAME	RETIREMENT ($)	DEATH(3) ($)	DISABILITY ($)	TERMINATION WITH CAUSE	TERMINATION WITHOUT CAUSE(4) ($)	CHANGE OF CONTROL(5) ($)
Foss(6)
Cash Payment (Lump Sum)	—	2,000,000	—	—	—	—
Cash Payment (Over Time)	—	—	—	—	9,600,000	7,121,116
Acceleration of Unvested Equity Awards(1)	—	24,975,453	24,975,453	—	18,038,476	53,030,845
Perquisites(2)	—	—	—	—	82,836	435,256
Total	—	26,975,453	24,975,453	—	27,721,312	60,587,217
Bramlage(7)
Cash Payment (Lump Sum)	—	2,000,000	—	—	—	—
Cash Payment (Over Time)	—	—	—	—	600,000	1,932,356
Acceleration of Unvested Equity Awards(1)	—	460,650	460,650	—	—	2,171,968
Perquisites(2)	—	—	—	—	39,678	200,513
Total	—	2,460,650	460,650	—	639,678	4,304,837
Sutherland(8)
Cash Payment (Lump Sum)	—	1,000,000	—	—	—	—
Cash Payment (Over Time)	—	1,386,038	—	—	1,285,935	7,573,182
Acceleration of Unvested Equity Awards(1)	2,375,358	2,375,358	2,375,358	—	—	5,097,094
Perquisites(2)	—	—	—	—	48,062	170,882
Total	2,375,358	4,761,396	2,375,358	—	1,333,997	12,841,158
McKee(9)
Cash Payment (Lump Sum)	—	1,500,000	—	—	—	—
Cash Payment (Over Time)	—	3,183,669	—	—	1,004,637	$3,683,669
Acceleration of Unvested Equity Awards(1)	2,375,358	2,375,358	2,375,358	—	—	5,097,094
Perquisites(2)	—	—	—	—	20,782	176,770
Total	2,375,358	7,059,027	2,375,358	—	$1,025,419	$8,957,533
Reynolds(10)
Cash Payment (Lump Sum)	—	2,000,000	—	—	—	—
Cash Payment (Over Time)	—	—	—	—	520,200	2,474,248
Acceleration of Unvested Equity Awards(1)	—	2,289,825	2,289,825	—	—	5,139,271
Perquisites(2)	—	—	—	—	36,283	177,506
Total	—	4,289,825	2,289,825	—	556,483	7,791,025
Munnelly(11)				—
Cash Payment (Lump Sum)	—	2,000,000	—	—	—	—
Cash Payment (Over Time)	—	—	—	—	386,862	386,862
Acceleration of Unvested Equity Awards(1)	—	823,434	823,434	—	—	1,967,276
Perquisites(2)	—	—	—	—	39,639	39,639
Total	—	2,823,434	823,434	—	426,501	2,393,777

(1)	Represents acceleration of unvested stock options, restricted stock, restricted stock units and performance stock units that would vest upon the occurrence of the specified event. Calculations are based upon the closing price of our common stock on the NYSE as of October 2, 2015 ($30.83).

(a)	Only Mr. Sutherland and Ms. McKee have attained the eligible retirement age of 60 under the 2007 Stock Plan and the 2013 Stock Plan and have been employed by the Company or any of its subsidiaries for at least five years. Therefore, the accelerated vesting for equity awards on retirement would apply only to Mr. Sutherland and Ms. McKee.

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(b)	In the case of death or disability of any named executive officer, amounts were calculated assuming that all time-vesting options, restricted stock, restricted stock units and earned performance stock units scheduled to vest in fiscal 2016 vest.

(c)	In the case of Mr. Foss, upon a termination of Mr. Foss’s employment without cause or Mr. Foss’s resignation for good reason, in each case, in the absence of a change of control, all time-vesting stock options that would have vested during the 24-month period following his termination would vest immediately.

(d)	Unvested time based stock options, restricted stock and restricted stock units granted under the 2007 Stock Plan would become fully vested upon a change of control and unvested time-vesting stock options, restricted stock units and performance stock units granted under the 2013 Stock Plan would become fully vested if the named executive officer is terminated without cause (or, if applicable, resigns for good reason) during the two-year period following the change of control (which, for purposes of this table, is assumed to have occurred on the last day of fiscal 2015).

(2)	The following assumptions were used in our calculation of the cost of perquisites in connection with termination of employment: a 7.5% increase annually for health insurance premiums, dental insurance premiums, vision insurance premiums and excess health, with 2015 used as the base year, and no increase annually for life and accident insurance premiums.

(3)	Includes amounts payable under the Survivor Income Protection Plan (for Mr. Sutherland and Ms. McKee), various term life insurance policies and accidental death and dismemberment policies for which we pay all or part of the premium, which amounts are reflected in the “Summary Compensation Table.”

(4)	For Mr. Foss, the “Termination Without Cause” column means termination without cause or resignation for Good Reason (as defined in his employment arrangements) in the absence of a change of control.

(5)	Cash payments and perquisites included in this column will only be paid to or received by the named executive officers if they are terminated without cause (or, if applicable, resign for good reason) following a change of control. Equity awards granted under the 2007 Plan vest solely upon a change of control, and equity awards granted under the 2013 Stock Plan vest if the named executive officer is terminated without cause (or, if applicable, resigns for good reason) during the two-year period following the change of control. Amounts in the table above attributable to accelerated vesting of equity awards under the 2007 Plan are as follows: $30,317,091 for Mr. Foss, $3,370,529 for Mr. Sutherland, $3,370,529 for Ms. McKee, $3,515,580 for Mr. Reynolds and $668,816 for Mr. Munnelly.

(6)

(a)	Mr. Foss would incur excise tax if a change of control of the Company had occurred on October 2, 2015, as his payout would be considered a parachute payment. He is not entitled to a 280G gross up, but under the terms of his employment agreement, if his payout on a change of control would be considered a parachute payment, we would reduce his payments if that reduction (to avoid the excise tax) would result in him receiving a greater after tax amount than he would have received had he been paid the full amount and then paid the excise tax. If a change of control occurred on October 2, 2015, the total amount payable to Mr. Foss would be reduced by $3,078,884, which is reflected in the table. In the event that Mr. Foss’s payments were considered parachute payments, the Company would lose the tax deduction for all amounts it paid to Mr. Foss above the “base amount” as defined in the Internal Revenue Code.

(b)	Included in Mr. Foss’s perquisites: (i) in the case of termination without cause or resignation for good reason are basic medical and life insurance coverage and a car allowance over a 24-month severance period; and (ii) in the case of a termination without cause or resignation for good reason in connection with, or within three years following, a change of control, are health care, accident, disability and life insurance premiums for two years and a car allowance for 24 months, as well as outplacement benefits of 20% of his base salary.

(7)

(a)	Mr. Bramlage would incur excise tax if a change of control of the Company had occurred on October 2, 2015, as his payout would be considered a parachute payment. He is not entitled to a 280G gross up, but under the terms of his employment agreement, if his payout on a change of control would be considered a parachute payment, we would reduce his payments if that reduction (to avoid the excise tax) would result in him receiving a greater after tax amount than he would have received had he been paid the full amount and then paid the excise tax. If a change of control occurred on October 2, 2015, the total amount payable to Mr. Bramlage would be reduced by $467,644, which is reflected in the table. In the event that Mr. Bramlage’s payments were considered parachute payments, the Company would lose the deduction for all amounts it paid to Mr. Bramlage above the “base amount” as defined in the Internal Revenue Code.

(b)	Included in Mr. Bramlage’s perquisites: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over a 12-month severance period; and (ii) in the case of a termination without cause or resignation for good reason in connection with, or within two years following, a change of control, are health care, accident, disability and life insurance premiums for two years, a car allowance for 12 months, and outplacement benefits of 20% of his base salary.

(8)

(a)	Mr. Sutherland has attained the eligible retirement age of 60 under the 2007 Stock Plan and the 2013 Stock Plan and has been employed by the Company or any of its subsidiaries for at least five years. Therefore, the accelerated vesting for equity awards on retirement would apply to Mr. Sutherland.

(b)	Included in the amount paid to Mr. Sutherland over time upon a change of control is $2,858,087 which is the gross up amount to compensate him for excise tax imposed.

(c)	Included in Mr. Sutherland’s perquisites: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over an 18-month severance period; and (ii) in the case of a termination without cause or resignation for good reason in connection with, or within three years following, a change of control, are health care, accident, disability and survivor insurance premiums for two years, a car allowance for 18 months and outplacement benefits of 20% of his base salary.

(9)

(a)	Ms. McKee has attained the eligible retirement age of 60 under the 2007 Stock Plan and the 2013 Stock Plan and has been employed by the Company or any of its subsidiaries for at least five years. Therefore, the accelerated vesting for equity awards on retirement would apply to Ms. McKee.

(b)	Ms. McKee’s payout upon a change of control of the Company on October 2, 2015, would not be considered a parachute payment and subject to excise tax.

(c)	Included in Ms. McKee’s perquisites: (i) in the case of termination without cause, are basic life insurance coverage and a car allowance over an 18-month severance period; and (ii) in the case of a termination without cause or resignation for good reason in connection with, or within three years following, a change of control, are health care, accident, disability and survivor insurance premiums for two years, a car allowance for 18 months, as well as outplacement benefits of 20% of her base salary.

(10)

(a)	Mr. Reynolds would incur excise tax if a change of control of the Company had occurred on October 2, 2015, as his payout would be considered a parachute payment. He is not entitled to a 280G gross up, but under the terms of his employment agreement, if his payout on a change of control would be considered a parachute payment, we would reduce his payments if that reduction (to avoid the excise tax) would result in him receiving a greater after tax amount than he would have received had he been paid the full amount and then paid the excise tax. If a change of control occurred on October 2, 2015, the total amount payable to Mr. Reynolds would be reduced by $126,752,

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which is reflected in the table. In the event that Mr. Reynolds’ payments were considered parachute payments, the Company would lose the deduction for all amounts it paid to Mr. Reynolds above the “base amount” as defined in the Internal Revenue Code.

(b)	Included in Mr. Reynolds’ perquisites: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over a 12-month severance period; and (ii) in the case of a termination without cause or resignation for good reason in connection with, or within three years following, a change of control, are health care, accident, disability and life insurance premiums for two years, a car allowance for 12 months, and outplacement benefits of 20% of his base salary.

(11)	Included in Mr. Munnelly’s perquisites, in the case of termination without cause, are basic medical and life insurance coverage and receipt of a car allowance over a 52-week severance period.

DIRECTOR COMPENSATION

Annual Cash Compensation for Board Service

For 2015, each non-employee director received $100,000 annually for service on the Board, payable quarterly in arrears. The chairman of the Audit Committee was eligible to receive an additional annual retainer of $20,000, the chairmen of the Compensation Committee and the Nominating Committee were each eligible to receive an additional annual retainer of $15,000 and the chairman of the Finance Committee was eligible to receive an additional annual retainer of $10,000, provided, in each case, that such committee chairman was a non-employee, non-Sponsor director. Directors who join the Board during the fiscal year or serve as a committee chairman for a portion of the fiscal year receive a prorated amount of the relevant annual cash compensation. In 2015, Mr. Heinrich and Mr. Ksansnak each received additional fees for chairing the Audit Committee, and Mr. Babbio received additional fees for chairing the Compensation Committee.

Effective January 1, 2016, the Lead Director will be eligible to receive an additional annual retainer of $50,000, and the additional annual retainers for the chairpersons of the Compensation Committee, Nominating Committee and Finance Committee will be increased to $20,000 and paid to any chairperson who is a non-employee director (whether or not affiliated with our former Sponsors).

Annual Deferred Stock Unit Grant

Under the Company’s current director compensation policy, non-employee directors are eligible for an annual grant of deferred stock units (“DSUs”) with a value of $125,000 each February. As a result, in February 2015, each member of the Board who was not an employee of the Company received a grant of approximately $125,000 worth of DSUs under the 2013 Stock Plan. These DSUs will vest on the day prior to the Company’s first annual meeting of shareholders that occurs after the grant date, subject to the director’s continued service on the Board through the vesting date, and will be settled in shares of the Company’s common stock on the first day of the seventh month following termination of service. Directors who are appointed to the Board during the year will be entitled to a prorated DSU grant. All DSUs accrue dividend equivalents from the date of grant until the date of settlement.

Effective January 1, 2016, the value of the annual grant of DSUs will be increased to $160,000 and directors will have the right to elect whether the DSUs granted will deliver shares: (i) on the first day of the seventh month after the date the director ceases to serve on the Board or (ii) on the date of vesting of the DSUs.

Ownership Guidelines

Effective November 11, 2015, the Board of Directors has adopted a minimum ownership guideline, providing that each director must retain at least five times the value of the annual cash retainer in shares of common stock, and that the required level of ownership be attained five years after the later of the date of approval of the guidelines and the director’s start date.

Director Deferred Compensation Plan

Effective January 1, 2016, our non-employee directors may elect with respect to all or a portion of their cash board retainer fees to (i) to receive all or a portion of such cash fees in the form of DSUs or (ii) to defer all or a portion of such cash fees under our 2005 Deferred Compensation Plan. The DSUs that a director elects to receive in lieu of cash fees will be awarded under our 2013 Stock Plan and will be fully vested on grant and settled in shares of our common stock on the first day of the seventh month after the director ceases to serve on the Board. Cash amounts that a director elects to defer under the unfunded 2005 Deferred Compensation Plan are credited at an interest rate based on Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 5.34% for October 2015. The 2005 Deferred Compensation Plan permits participants to select a payment date and payment schedule at the time they make their deferral election, subject to a three-year minimum deferral period. All or a portion of the amount then credited to a deferral account may be withdrawn, if the withdrawal is necessary in light of a severe financial hardship.

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Health and Welfare Premiums and Other Benefits

Mr. Neubauer, our former Chairman and Chief Executive Officer, participates in the Company’s health and welfare programs, for which the Company paid a portion of the premiums through March 31, 2015. Mr. Neubauer was eliglible to participate in these programs as an employee of the Company through December 31, 2013, and his eligibility to participate has continued after his retirement. All directors are eligible for an annual matching contribution to a college or other non-profit organization in an amount up to $4,000.

Non-Employee Directors

The following table sets forth compensation information for our non-employee directors in 2015. Messrs. Ksansnak and Neubauer did not stand for re-election at our 2015 Annual Meeting of Shareholders in February 2015, and Mr. Murray resigned as a director effective January 26, 2015. Mr. Beckers-Vieujant and Ms. Esteves joined the Board of Directors on February 3, 2015.

NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(2) ($)	OPTION AWARDS ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(3) ($)	ALL OTHER COMPENSA- TION(4) ($)	TOTAL ($)
Todd M. Abbrecht	100,000	124,985	—	—	2,185	227,170
Lawrence T. Babbio, Jr.	113,625	124,985	—	—	21,609	260,219
David A. Barr	100,000	124,985	—	—	2,047	227,032
Pierre-Olivier Beckers-Vieujant	65,833	124,985	—	—	—	190,818
Leonard S. Coleman, Jr.	100,000	124,985	—	—	25,609	250,594
Irene M. Esteves	65,833	124,985	—	—	—	190,818
Daniel J. Heinrich	116,567	124,985	—	—	6,047	247,599
James E. Ksansnak	37,869	—	—	—	26,184	64,052
Sanjeev Mehra	100,000	124,985	—	—	2,185	227,170
Stephen P. Murray	32,222	—	—	—	50,762	82,984
Joseph Neubauer	34,445	—	—	16,922	16,744	68,110
Stephen Sadove	100,000	124,985	—	—	6,047	231,032

(1)	Includes base director fees of $100,000, as well as prorated chair fees of $13,625 for Mr. Babbio, $16,567 for Mr. Heinrich and $3,424 for Mr. Ksansnak.

(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the DSUs granted on February 3, 2015 (which had a grant date fair value of $31.99 per DSU). As of the end of fiscal 2015, directors held the following deferred stock units (including dividend equivalent units): Messrs. Babbio and Coleman each held 66,977.9498 deferred stock units; Messrs. Abbrecht and Mehra each held 10,312.5023 deferred stock units; Messrs. Barr, Heinrich, and Sadove each held 9,910.8372 deferred stock units; and Mr. Beckers-Vieujant and Ms. Esteves each held 3,938.8736 deferred stock units. As of the end of fiscal 2015, Mr. Neubauer held 466,249 stock options. For additional information on the valuation assumptions and more discussion with respect to the deferred stock units, refer to Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 2, 2015.

(3)	Includes amounts earned on deferred compensation in excess of 120% of the applicable federal rate, based upon the above-market return at the time the rate basis was set. Mr. Neubauer receives interest on his deferred compensation that he deferred while he was an employee of the Company.

(4)	The following are included in this column:

(a)	For Mr. Neubauer, company-paid premiums for health and welfare benefits equal to $5,435.

(b)	Charitable contributions of $4,000 made in the name of or on behalf of each of Messrs. Coleman, Heinrich and Sadove in accordance with the Company’s director charitable contribution matching program; charitable contributions of $10,000 in the name of or on behalf of each of Messrs. Neubauer and Ksansank in recognition of their years of service on the Board and in honor of their retirement; and a charitable contribution of $50,000 in honor of Mr. Murray following his death.

(c)	The dollar value of dividend equivalents accrued on deferred stock units granted prior to February 5, 2014 (the date the Company announced the payment of its first quarterly dividend), where dividends were not factored into the grant date fair value required to be reported for such awards. The total value of dividend equivalents accrued on deferred stock units for the directors during fiscal 2015, in each case for awards granted prior to February 5, 2014, is as follows: for Mr. Abbrecht, $2,185, for Babbio, $21,609, for Mr. Barr, $2,047, for Mr. Coleman, $21,609, for Mr. Heinrich, $2,047, for Mr. Ksansnak, $16,184, for Mr. Mehra, $2,185, for Mr. Murray, $762, for Mr. Neubauer, $1,309, and for Mr. Sadave, $2,047. For awards granted on or after February 5, 2014, the value of dividend equivalents allocated to deferred stock units in the form of additional units with the same vesting terms as the original awards is not included in this column because their value is factored into the grant date fair value of awards. Additional units awarded in connection with dividend adjustments are subject to vesting and delivery conditions as part of the underlying awards.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about Aramark common stock that may be issued under all of Aramark’s existing equity compensation plans as of October 2, 2015, including the 2013 Stock Plan and the 2007 Stock Plan.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	21,897,834(2)	$16.24	18,583,019
Equity compensation plans not approved by security holders:	—	—	—
Total	21,897,834	$16.24	18,583,019

(1)	Under the 2007 Stock Plan, options, restricted stock units and restricted stock were granted to employees of or consultants to the Company. Deferred stock units were granted to directors of the Company under the 2007 Stock Plan. As of December 12, 2013, no further grants were made or may be made under the 2007 Stock Plan. Under the 2013 Stock Plan, options, stock appreciation rights, restricted shares, restricted stock units, shares and deferred stock units and dividend equivalent awards may be granted, but the 2013 Stock Plan does not separately segregate the shares used for each type of award. As of October 2, 2015, 18,583,019 shares were available for issuance under the 2013 Stock Plan.

(2)	In addition to shares issuable upon exercise of stock options, includes shares issuable upon the settlement of 192,191 deferred stock units; 2,282,100 restricted stock units; 76,127 restricted stock; and 430,844 earned performance stock units, in each case issuable under the 2007 Stock Plan or the 2013 Stock Plan at a rate of one share for each unit. Also includes shares issuable upon the settlement of 839,590 performance stock units issued under the 2013 Stock Plan at the maximum 200% payout rate (1,679,180 shares). The deferred stock units, restricted stock units and performance stock units do not have an exercise price. Therefore, these awards are not included in the calculation of weighted average exercise price in column (b).

Certain Relationships and Related Transactions

Review of Related Party Transactions

The Board adopted a written Policy Regarding Transactions with Related Persons, which is administered by the Audit Committee, provided that in lieu of approval by the Audit Committee, such transaction may be reviewed and approved or ratified by a committee of disinterested members of the Board. This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person (as defined in Item 404(a) of SEC Regulation S-K) has a direct or indirect material interest; provided, however, the Board has determined that certain transactions not required to be reported pursuant to Item 404(a) of SEC Regulation S-K are not considered to be transactions covered by the Policy. Under the policy, a related person transaction must be reported to the Company’s General Counsel and be reviewed and approved or ratified by the Audit Committee (or disinterested members of the Board) in accordance with the terms of the policy, prior to the effectiveness or consummation of the transaction, whenever practicable. The Audit Committee will review all relevant information available to it about the potential related person transaction. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the Related Person in connection with the approval of the Related Person Transaction.

Shareholder Arrangements

Repurchase Transaction

On August 17, 2015, in connection with a secondary offering conducted by funds associated with three of our former sponsors, Goldman Sachs Capital Partners, Thomas H. Lee Partners, L.P. and Warburg Pincus, LLC (the “Selling Shareholders”), the Company entered into a share repurchase agreement with the Selling Shareholders. Concurrent with the closing of the Secondary Offering on August 21, 2015, the Company purchased 1,500,000 shares of common stock from the Selling Shareholders pursuant to the share repurchase agreement, pro rata by Selling Shareholders, based upon the number of shares sold by each Selling Shareholder in the secondary offering, at a price of $32.30 per share, which was equal to the price at which the underwriter engaged by the Selling Shareholders purchased the shares in the secondary offering. Sanjeev Mehra, a member of the Board of Directors, is a Managing Director of

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Goldman Sachs & Co.’s Principal Investment Area of its Merchant Banking Division; Todd M. Abbrecht, a member of the Board of Directors, is a Managing Director, Thomas H. Lee Partners, L.P.; and David A. Barr, a member of the Board of Directors, is a Partner of Warburg Pincus & Co. and a Member and Managing Director of Warburg Pincus LLC.

Shareholders Agreement

In connection with the 2007 Transaction, we entered into a shareholders agreement with Joseph Neubauer, the former sponsors and other management participants, which agreement was amended and restated in connection with our initial public offering (as so amended, the “Shareholders Agreement”). The Shareholders Agreement terminated in the fourth quarter of fiscal 2015 in connection with the Sponsors’ sale of their remaining share ownership in the Company. The Shareholders Agreement contained agreements among the parties with respect to the nomination and election of directors, restrictions on the transfer of shares, informational rights, corporate opportunities, and certain other corporate governance provisions.

Registration Rights Agreement

In connection with our 2007 Transaction, we entered into a registration rights agreement with Mr. Neubauer, the Sponsors and other management participants, which agreement was amended and restated in connection with our initial public offering (as so amended, the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, these existing shareholders are entitled to participate in certain offerings of the Company’s securities registered under the Securities Act which are initiated by the Company, the Sponsors or Mr. Neubauer, subject to certain exceptions. In addition, under the agreement certain shareholders who hold more than 10% of our then-outstanding shares, or Mr. Neubauer, or the coordination committee (in the case of a “shelf” registration), have the right to require us to file a registration statement with the SEC for the resale of our common stock. The agreement provided to the Sponsors an unlimited number of “demand” registrations and provides to Mr. Neubauer two “demand” registrations. In addition, the Sponsors, Mr. Neubauer and, in certain circumstances, some members of senior management are also entitled to “piggy back” rights in subsequent offerings. In any subsequent offering in which “piggy back” rights applied, Mr. Neubauer was entitled to participate in such offering at a participation rate two times his pro rata share as compared to the pro rata share of the Sponsors. The Registration Rights Agreement also provides that we will pay certain expenses of these shareholders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act of 1933, as amended. As of the end of fiscal 2015, the Sponsors no longer hold any securities that may be registered under the Registration Rights Agreement, but the Registration Rights Agreement remains effective with respect to Mr. Neubauer and his holdings of the Company’s common stock.

Financing Transactions

We manage our exposure to interest rate changes with respect to our floating rate indebtedness through the use of interest rate swaps. Before and subsequent to the closing of the 2007 Transaction on January 26, 2007, our financial institution counterparties on these swaps have included entities affiliated with GS Capital Partners and with J.P. Morgan Partners, two of our former Sponsors. The notional value of interest rate swaps with entities affiliated with GS Capital Partners and entities affiliated with J.P. Morgan Partners was $487.1 million and $437.1 million, respectively, as of October 2, 2015. In all of these swaps, we pay the counterparty a fixed interest rate in exchange for their payment of a floating interest rate. The net payments to entities affiliated with GS Capital Partners and entities affiliated with J.P. Morgan Partners pursuant to interest rate swap transactions were approximately $6.1 million and $4.0 million, respectively in fiscal 2015.

JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Partners, serves as administrative agent, collateral agent and LC facility issuing bank for our senior secured credit agreement. In fiscal 2015, we paid JPMorgan Chase Bank, N.A. $200,000 for these services.

Sanjeev Mehra is a Managing Director of Goldman, Sachs & Co. and a member of the board of directors of the Company.

Other Transactions

During fiscal 2015, the Company paid fees of $68,019 to an affiliate of FMR LLC for record keeping and administrative services for the Company’s non-qualified deferred compensation plans and the Company’s qualified 401(k) plans paid an affiliate of FMR LLC $1,791,861 for record keeping and administrative services. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in transactions of similar size.

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From time to time in the ordinary course of our business we may enter into commercial transactions, including the sale and purchase of goods and services, on an arms-length basis with entities that, together with their affiliates, beneficially own five percent or more of our common stock. We believe that none of these transactions is significant enough to be considered material to either party.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership, as of December 14, 2015, of (i) each individual or entity known by us to beneficially own more than five percent of the shares of our common stock, (ii) each of our named executive officers, (iii) each of our directors and director nominees and (iv) all of our directors and executive officers as a group. As of December 14, 2015, we had approximately 361 holders of record.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is Aramark, Aramark Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS (%)
FMR LLC(2)	24,843,363	10.3
Eric J. Foss(3)	3,894,793	1.5
Lynn B. McKee(4)	1,275,001	*
Stephen R. Reynolds(5)	412,649	*
Joseph M. Munnelly(6)	318,265	*
L. Frederick Sutherland(7)	282,098	*
Stephen P. Bramlage, Jr.(8)	39,204	*
Todd M. Abbrecht(9)	–	–
Lawrence T. Babbio, Jr.(10)	–	–
David A. Barr(11)	–	–
Pierre-Olivier Beckers-Vieujant(12)	–	–
Lisa G. Bisaccia	–	–
Leonard S. Coleman, Jr.(13)	–	–
Richard Dreiling	–	–
Irene M. Esteves(14)	–	–
Daniel J. Heinrich(15)	3,750	*
Sanjeev Mehra(16)	–	–
John A. Quelch	–	–
Stephen I. Sadove(17)	–	–
Directors and Executive Officers as a Group (16 Persons)(18)	6,069,982	2.5

* Less than one percent

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(1)	As of December 14, 2015, we had 241,492,697 shares outstanding.

(2)	Information based on a Schedule 13G filed January 12, 2015 by FMR LLC, Edward C. Johnson III and Abigail P. Johnson, reporting beneficial ownership by FMR LLC, certain of its subsidiaries and affiliates and other companies, consisting of sole voting power with respect to 2,843,506 of these shares and sole dispositive power over all of these shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)	Shares shown as beneficially owned by Mr. Foss reflect 2,691,841 shares subject to stock options exercisable as of December 14, 2015, or within 60 days of December 14, 2015; 130,735 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 14, 2015; 14,250 shares of restricted stock scheduled to vest within 60 days of December 14, 2015; and 316,082 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(4)	Includes beneficial ownership of shares held by a general partnership for which Ms. McKee serves as a general partner and shares held in a trust over which Ms. McKee may be deemed to have investment control. Shares shown as beneficially owned by Ms. McKee reflect 857,794 shares subject to stock options exercisable as of December 14, 2015, or within 60 days of December 14, 2015; 5,229 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 14, 2015; 3,392 shares of restricted stock scheduled to vest within 60 days of December 14, 2015; and 39,204 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(5)	Shares shown as beneficially owned by Mr. Reynolds reflect 332,570 shares subject to stock options exercisable as of December 14, 2015, or within 60 days of December 14, 2015, and 4,183 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 14, 2015; 903 shares of restricted stock scheduled to vest within 60 days of December 14, 2015; and 39,204 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(6)	Shares shown as beneficially owned by Mr. Munnelly reflect 307,841 shares subject to stock options exercisable as of December 14, 2015, or within 60 days of December 14, 2015, and 1,306 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 14, 2015.

(7)	Shares shown as beneficially owned by Mr. Sutherland reflect 35,614 shares subject to stock options exercisable as of December 14, 2015, or within 60 days of December 14, 2015; 5,229 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 14, 2015; and 3,392 shares of restricted stock scheduled to vest within 60 days of December 14, 2015. Includes an additional 50,633 shares that will be exercisable, and an additional 55,438 shares underlying restricted stock units and performance stock units that will vest, upon Mr. Sutherland’s retirement, which is anticipated to occur on January 4, 2016.

(8)	Shares shown as beneficially owned by Mr. Bramlage reflect 39,204 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(9)	Does not include 10,342 deferred stock units that are vested or will vest or within 60 days of December 14, 2015, and that will convert to shares of common stock and be delivered to Mr. Abbrecht six months following his termination as a director. The address for Mr. Abbrecht is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(10)	Does not include 67,168 deferred stock units that are vested or will vest within 60 days of December 14, 2015, and that will convert to shares of common stock and be delivered to Mr. Babbio six months following his termination as a director.

(11)	Does not include 9,939 deferred stock units that are vested or will vest within 60 days of December 14, 2015, and that will convert to shares of common stock and be delivered to Mr. Barr six months following his termination as a director. The address for Mr. Barr is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, NY 10017.

(12)	Does not include 3,950 deferred stock units that are vested or will vest within 60 days of December 14, 2015, and that will convert to shares of common stock and be delivered to Mr. Beckers-Vieujant six months following his termination as a director.

(13)	Does not include 67,168 deferred stock units that are vested or will vest within 60 days of December 14, 2015, and that will convert to shares of common stock and be delivered to Mr. Coleman six months following his termination as a director.

(14)	Does not include 3,950 deferred stock units that are vested or will vest within 60 days of December 14, 2015, and that will convert to shares of common stock and be delivered to Ms. Esteves six months following his termination as a director.

(15)	Represents beneficial ownership of shares held through a trust over which Mr. Heinrich has investment control. Does not include 9,939 deferred stock units that are vested or will vest or within 60 days of December 14, 2015, and that will convert to shares of common stock and be delivered to Mr. Heinrich six months following his termination as a director.

(16)	Does not include 10,342 deferred stock units that are vested or will vest or within 60 days of December 14, 2015, and that will convert to shares of common stock and be delivered to Mr. Mehra six months following his termination as a director. The address for Mr. Mehra is c/o Goldman Sachs & Co., 200 West Street, New York, New York 10282.

(17)	Does not include 9,939 deferred stock units that are vested or will vest or within 60 days of December 14, 2015, and that will convert to shares of common stock and be delivered to Mr. Sadove six months following his termination as a director.

(18)	Shares shown as beneficially owned by directors and executive officers as a group: (i) reflect 4,295,239 shares subject to stock options exercisable currently, or within 60 days of December 14, 2015, and 143,547 shares underlying restricted stock units and performance stock units scheduled to vest within 60 days of December 14, 2015; 18,545 shares of restricted stock scheduled to vest within 60 days of December 14, 2015; and 433,694 shares of unvested performance restricted stock (representing the maximum 200% payout rate), and (ii) does not include the deferred stock units that are vested or will vest within 60 days of December 14, 2015, that are described in footnotes 9 to 17 above.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all such forms they file. During fiscal 2015, Mr. Beckers-Vieujant filed one Form 4 late, reporting his initial grant of DSUs and each of Messrs. Foss, Reynolds and Munnelly filed one late Form 4 reporting the vesting of their outstanding performance based options due to satisfaction of performance vesting criteria related to the sale by certain significant shareholders and achievement of a specified internal rate of return. On several occasions, executive officers filed amendments to their Form 4s that had previously been filed in fiscal 2015 to correct errors in the reporting of the number of dividend equivalents accrued on outstanding RSUs and PSUs, including filings by Mr. Foss on two occasions for corrections of non-immaterial amounts. Based solely on a review of the copies of forms received by us and on written representations from certain reporting persons that no Form 5 was required to be filed, other than as indicated above, we believe our directors, executive officers and 10% beneficial owners complied during fiscal year 2015 with all applicable Section 16(a) filing requirements in a timely manner.

General Information

2016 ANNUAL SHAREHOLDERS MEETING

What is a proxy or proxy statement? What is included in the proxy materials?

A proxy is your legal designation of another person to vote the stock you own – that person is sometimes called “your proxy.” A proxy statement is a document that SEC regulations require us to provide to you when we ask you to sign a proxy designating someone to vote on your behalf.

The Board is soliciting your proxy to vote at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”). You received proxy materials because you owned shares of Aramark common stock at the close of business on December 14, 2015, the record date, and that entitles you to vote at the Annual Meeting. Proxy materials are first being made available to shareholders on December 24, 2015.

Proxy materials include the Notice of Internet Availability, notice of annual meeting of shareholders, this proxy statement and our annual report for the year ended October 2, 2015 (the “Annual Report”). If you received a paper copy of the proxy materials, they also include a proxy card or voting instruction form. This proxy statement describes the matters on which the Board would like you to vote, and provides information about Aramark that we must disclose under SEC regulations when we solicit your proxy. You may refer to the Annual Report for financial and other information about us.

Your proxy will authorize specified persons, or proxies, to vote on your behalf at the Annual Meeting. We have designated two of our officers – Eric J. Foss and Stephen R. Reynolds – as proxies for the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting in person.

When and where will the Annual Meeting be held?

We will hold the Annual Meeting at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania, 19107 on Tuesday, February 2, 2016, at 10:00 a.m. Eastern Standard Time subject to any adjournments or postponements. For directions to the meeting, you may contact our Investor Relations Department at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

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How can I get electronic access to the proxy materials?

The proxy materials are available for viewing on www.proxyvote.com. The Notice of Internet Availability or proxy card that you received also provides instructions on how to:

• vote your shares; and

• select a future delivery preference of paper or electronic copies of the proxy materials.

What is “householding”?

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability, annual report or proxy statement addressed to those shareholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. Your materials may be househeld based on your prior express or implied consent.

A number of brokerage firms with account holders who are Aramark shareholders have instituted householding. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes his or her consent. Householding benefits both you and Aramark because it reduces the volume of duplicate information received at your household and helps Aramark reduce expenses and conserve natural resources.

If you would like to receive your own set of Aramark’s Notice of Internet Availability, proxy statement and annual report now or in the future, or if you share an address with another Aramark shareholder and together both of you would like to receive only a single set of Aramark’s proxy materials in the future, please contact your broker (if you hold your shares in “street name”) or write or call Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s). You can also request prompt delivery of a copy of the Notice of Internet Availability, proxy statement and annual report by contacting Aramark’s Investor Relations Department at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

What am I voting on at the Annual Meeting?

PROPOSAL	ITEM	BOARD’S VOTE RECOMMENDATION	PAGE
1	Election of the 12 director nominees listed herein to serve until the 2017 annual meeting of shareholders and until their respective successors have been duly elected and qualified	FOR nominees listed herein
2	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016	FOR
3	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers	FOR

Could other matters be decided at the Annual Meeting?

The proxies will have discretionary authority, to the extent permitted by law, on how to vote on other matters that may come before the Annual Meeting.

How many votes can be cast by all shareholders?

Each share of Aramark common stock is entitled to one vote on each of the directors to be elected and one vote on each of the other matters properly presented at the Annual Meeting. There is no cumulative voting in the election of directors. We had 241,417,340 shares of common stock outstanding and entitled to vote on December 14, 2015.

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How many votes must be present to hold the Annual Meeting?

A quorum of shareholders is necessary to transact business at the 2016 Annual Meeting. A quorum exists if the holders of a majority of the shares of Aramark common stock entitled to vote at the Annual Meeting are present either in person or by proxy at the Annual Meeting. Abstentions, withheld votes in the election of directors and broker shares that include broker non-votes will be counted as present for purposes of determining whether a quorum exists. A broker non-vote occurs when shareholders who hold shares in street name do not provide voting instructions to the nominee that holds the shares and the nominee is not permitted to exercise voting discretion. Under the NYSE rules, a nominee may exercise its discretion to vote your shares in routine matters (Proposal 2 — Ratification of Independent Registered Public Accounting Firm) but not for non-routine matters (Proposals 1 and 3).

How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal, assuming a quorum is present, and the effect on the outcome of the vote of abstentions and broker non-votes. Votes “withheld” from a director nominee will be treated the same way as an abstention.

PROPOSAL NUMBER	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES
1	Election of the 12 director nominees listed herein to serve until the 2017 annual meeting of shareholders and until their respective successors have been duly elected and qualified	Plurality of votes cast	No effect	Not voted/No effect
2	Ratification of appointment of independent registered public accounting firm	Majority of shares present and entitled to vote on the matter	Counted “Against”	No broker non-votes; shares may be voted by brokers in their discretion
3	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers	Majority of shares present and entitled to vote on the matter	Counted “Against”	Not voted/No effect

Signed but unmarked proxy cards will be voted in accordance with the recommendation of the Board: “for” each of the director nominees listed herein, “for” proposal 2 (ratification of independent registered public accounting firm), and “for” proposal 3 (approval of compensation paid to our named executive officers).

At the date of this proxy statement, we did not know of any matters that will be brought before the Annual Meeting other than those described in this proxy statement. However, if any other matters properly come before the Annual Meeting, Mr. Foss and Mr. Reynolds will have the authority to vote shares represented by properly executed proxies in their discretion on such matters.

How do I vote if I own shares as a record holder?

If your name is registered on Aramark’s shareholder records as the owner of shares, you are the “record holder.” If you hold shares as a record holder, there are four ways that you can vote your shares.

•	Over the Internet. Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Standard Time on Monday, February 1, 2016. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

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•	By telephone. You can vote by calling 1-800-690-6903. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Standard Time on Monday, February 1, 2016. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•	By mail. If you received a paper copy of the proxy materials, mark your voting instructions on the proxy card and sign, date and return it in the postage-paid envelope provided. For your mailed proxy card to be counted, we must receive it before 11:59 p.m. Eastern Standard Time on Monday, February 1, 2016.

•	In person. Attend the Annual Meeting, or send a personal representative with a valid legal proxy.

How do I vote if my Aramark shares are held by a bank, broker or custodian?

If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a Notice of Internet Availability or a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone. Unless you provide voting instructions, your shares may not be voted on any matter except for ratifying the appointment of our independent auditors. To ensure that your shares are counted in the election of directors and the advisory vote on executive compensation, we encourage you to provide instructions on how to vote your shares.

If you hold shares in street name and want to vote in person at the Annual Meeting, you will need to ask your bank, broker or custodian to provide you with a valid legal proxy. You will need to bring the proxy with you to the Annual Meeting in order to vote. Please note that if you request a legal proxy from your bank, broker or custodian, any previously executed voting instruction form will be revoked and your vote will not be counted unless you vote in person at the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before it is voted at our annual meeting. If you are a record holder, you may:

•	Write to the Corporate Secretary at Aramark, Aramark Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 3:00 p.m. Eastern Standard Time on Monday, February 1, 2016;

•	Send a new proxy card with a later date than the card submitted earlier (which automatically revokes the earlier proxy). We must receive your new proxy card before 11:59 p.m. Eastern Standard Time on Monday, February 1, 2016;

•	Enter new instructions by telephone or Internet voting before 11:59 p.m. Eastern Standard Time on Monday, February 1, 2016; or

•	Vote in person (or send a personal representative with a valid proxy) at the Annual Meeting after revoking your proxy by letter to the Corporate Secretary.

If you hold your shares in street name, you may:

•	Submit new voting instructions in the manner provided by your bank, broker or other custodian; or
•	Contact your bank, broker or other custodian to request a proxy to vote in person at the Annual Meeting.

Who will count the votes? Is my vote confidential?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as Inspectors of Election. The vote will be certified by the Company’s Inspector of Election. During the proxy solicitation period, the Company will receive vote tallies from time to time, but such tallies will provide aggregate figures rather than names of shareholders. Individual proxy voting and voting instructions will be kept confidential by Broadridge and will not be provided to the Company.

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Who pays for the proxy solicitation and how will Aramark solicit votes?

Aramark pays the cost of preparing our proxy materials and soliciting your vote. We have engaged Okapi Partners LLC to assist with the solicitation of proxies for an estimated fee of $12,000 plus expenses. Aramark will reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. Proxies may be solicited on our behalf by our directors, officers, employees and agents, without additional remuneration, by telephone, electronic or facsimile transmission or in person.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC. The Form 8-K will be available online at www.Aramark.com within four business days following the end of our Annual Meeting.

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

You must be able to show that you owned Aramark’s common stock on the record date, December 14, 2015, to gain admission to the Annual Meeting. Please bring to the meeting your Notice of Internet Availability, a printed proxy card or a brokerage statement or letter from your broker verifying ownership of Aramark shares as of December 14, 2015. You also must bring a valid government-issued photo ID. Registration will begin at 9:30 am Eastern Standard Time. Please note that you are not permitted to bring any cameras, recording equipment, electronic devices, large bags, briefcases or packages into the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 2, 2016: This proxy statement, along with our Annual Report for the fiscal year ended October 2, 2015, are available free of charge on www.proxyvote.com.

2017 ANNUAL SHAREHOLDERS MEETING

When do you expect to hold the 2017 annual meeting of Shareholders?

We expect to hold the 2017 annual meeting on or around January 31, 2017, at a time and location to be announced later. The Board may change this date in its discretion.

How can I submit a recommendation of a director candidate for the 2017 Annual Meeting of Shareholders?

Shareholders who wish to submit director candidates for consideration by the Nominating Committee for election at our 2017 Annual Meeting of Shareholders may do so by submitting in writing such candidates’ names, along with the other information set forth in our By-laws, to the Corporate Secretary, at Aramark, 1101 Market Street, Philadelphia, PA 19107. All director candidates recommended by shareholders will be evaluated in the same manner as all other director candidates, regardless of who recommended the candidate.

How can I submit a Shareholder proposal at the 2017 Annual Meeting of Shareholders?

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2017 Annual Meeting of Shareholders must submit their proposals to the Corporate Secretary, at Aramark, 1101 Market Street, Philadelphia, PA 19107. Proposals must be received on or before August 26, 2016. In addition, all shareholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2017 Annual Meeting of Shareholders.

In addition, the Company’s By-laws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors, to be brought before an annual meeting of shareholders. In accordance with our By-laws, for a matter not included in our proxy materials to be properly brought before the 2017 Annual Meeting of Shareholders, a Shareholder’s notice of the matter that the Shareholder wishes to present must be delivered to the Corporate Secretary, at Aramark, 1101 Market Street, Philadelphia, PA 19107, not less than 90 nor more than 120 days prior to the first anniversary of the 2016 Annual

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Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than October 5, 2016, and no later than November 4, 2016. If the date of the 2017 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of the 2016 Annual Meeting, notice must be received not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Copies of the Company’s By-laws may be obtained free of charge by contacting our Investor Relations Department, at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

Company Documents and Communications

How do I obtain copies of Aramark’s corporate governance and other company documents?

The Corporate Governance Guidelines, committee charters and Aramark’s code of ethics contained in its Business Conduct Policy are posted at www.Aramark.com/InvestorRelations/corporategovernance. In addition, these documents are available in print without charge to any Shareholder who submits a written request to the Corporate Secretary at the address listed above.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.aramark.com) and click on “Investor Relations”. Copies of our proxy statement, form of proxy and our Annual Report for the year ended October 2, 2015, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to: Investor Relations, Aramark, 1101 Market Street, Philadelphia, PA 19107. You may also contact our Investor Relations Department at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

How can I communicate with the Board?

Shareholders and interested parties may contact any director, the Board, the Audit, Nominating or Compensation Committees, or the non-management or independent members of the Board as a group by addressing the particular person or group in care of the General Counsel of Aramark, 1101 Market Street, Philadelphia, PA 19107, who will forward such communications to the addressee.

Annex A

Reconciliation of GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide additional financial information that is meaningful and uses these measures to help evaluate operational results and make financial, operating and planning decisions. We believe these non-GAAP measures should be considered by investors and others when reviewing the Company’s performance.

We use Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating profitability and to operate and control our cash operating costs to evaluate our performance. These financial metrics are not measurements of financial performance under GAAP. We believe the presentation of these metrics is appropriate to provide additional information to investors about our operating performance. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to sales, operating income or net income, determined in accordance with GAAP. Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

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Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN

(Unaudited) (In thousands)

	Fiscal 2015	Fiscal 2014

Sales (as reported)	$14,329,135	$14,832,913
Operating Income (as reported)	$627,938	$564,563
Operating Income Margin (as reported)	4.4%	3.8%

Sales (as reported)	$14,329,135	$14,832,913
Effect of Currency Translation	—	(470,565)
Effect of Acquisitions and Divestitures	(9,377)	(3,774)
Adjusted Sales	$14,319,758	$14,358,574
Estimated Impact of 53rd Week	—	(257,963)
Adjusted Sales (Organic)	$14,319,758	$14,100,611
Adjusted Sales Growth (Organic)	1.6%

Operating Income (as reported)	$627,938	$564,563
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	110,080	129,505
Share-Based Compensation	72,800	47,522
Effect of Currency Translation	—	(27,955)
Severance and Other Charges	66,545	53,554
Effect of Acquisitions and Divestitures	(421)	(71)
Branding	—	26,910
Initial Public Offering-Related Expenses, including share-based compensation	—	56,133
Gains, Losses and Settlements impacting comparability	3,793	1,911
Adjusted Operating Income	$880,735	$852,072

Adjusted Operating Income Margin	6.2%	5.9%

	Fiscal 2014	Fiscal 2013
Sales (as reported)	$14,832,913	$13,945,657
Operating Income (as reported)	$564,563	$514,474
Operating Income Margin (as reported)	3.8%	3.7%

Sales (as reported)	$14,832,913	$13,945,657
Effect of Currency Translation	—	(106,188)
Effect of Acquisitions and Divestitures	(15,637)	(25,477)
Adjusted Sales	$14,817,276	$13,813,992
Estimated Impact of 53rd Week	(257,963)	—
Adjusted Sales (Organic)	$14,559,313	$13,813,992
Adjusted Sales Growth (Organic)	5.4%

Operating Income (as reported)	$564,563	$514,474
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	129,505	155,443
Share-Based Compensation	47,522	19,417
Effect of Currency Translation	—	(6,063)
Severance and Other Charges	53,554	113,464
Effect of Acquisitions and Divestitures	(2,441)	(5,992)
Branding	26,910	968
Initial Public Offering-Related Expenses, including share-based compensation	56,133	—
Gains, Losses and Settlements impacting comparability	1,911	(10,251)
Adjusted Operating Income	$877,657	$781,460

Adjusted Operating Income Margin	5.9%	5.7%

74

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED NET INCOME, ADJUSTED OPERATING INCOME, ADJUSTED EBITDA & ADJUSTED EPS

(Unaudited) (In thousands except per share amounts)

	12 Months	12 Months	12 Months	12 Months
	Ended	Ended	Ended	Ended
	10/2/2015	10/3/2014	9/27/2013	9/28/2012

Net Income (as reported)	$236,976	$149,459	$70,366	$107,199
Adjustment:
Loss from Discontinued Operations, net of tax	—	—	1,030	(297)
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	110,080	129,505	155,443	152,751
Share-Based Compensation	72,800	47,522	19,417	15,678
Effect of Currency Translation	—	(27,955)	(6,063)	—
Severance and Other Charges	66,545	53,554	113,464	5,360
Effects of Acquisitions and Divestitures	(421)	(71)	(5,992)	—
Branding	—	26,910	968	—
Initial Public Offering-Related Expenses, including share-based compensation	—	56,133	—	—
Gains, Losses and Settlements impacting comparability	3,793	1,911	(10,251)	(9,477)
Effects of Refinancings on Interest and Other Financing Costs, net	—	25,705	39,830	—
Tax Impact of Adjustments to Adjusted Net Income	(102,485)	(118,658)	(116,572)	(64,903)
Adjusted Net Income	$387,288	$344,015	$261,640	$206,311
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	102,485	92,953	76,742	64,903
Provision for Income Taxes	105,020	80,218	19,233	18,066
Interest and Other Financing Costs, net	285,942	334,886	423,845	456,807
Adjusted Operating Income	$880,735	$852,072	$781,460	$746,087
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(110,080)	(129,505)	(155,443)	(152,751)
Depreciation and Amortization	504,033	521,581	542,136	529,213
Adjusted EBITDA	$1,274,688	$1,244,148	$1,168,153	$1,122,549
Adjusted Earnings Per Share
Adjusted Net Income	$387,288	$344,015	$261,640	$206,311
Net Income Attributable to Noncontrolling Interest	(1,030)	(503)	(1,010)	(3,648)
Adjusted Net Income Attributable to Aramark Stockholders	$386,258	$343,512	$260,630	$202,663
Diluted Weighted Average Shares Outstanding	246,616	237,451	209,370	209,707
	$1.57	$1.45	$1.24	$0.97
Aramark and Subsidiaries RECONCILIATION OF NON-GAAP MEASURES EPS TO ADJUSTED EPS ON A COMPARABLE BASIS (Unaudited)
	12 Months	12 Months
	Ended	Ended
	10/2/2015	10/3/2014
Earnings Per Share (as reported)	$0.96	$0.63
Impact from non-GAAP adjustments, net of tax	0.61	0.82
Adjusted Earnings Per Share	1.57	1.45
Estimated impact of 53rd week, net of tax	—	(0.02)
Adjusted Earnings Per Share – comparable basis	$1.57	$1.43

75

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

DEBT TO ADJUSTED EBITDA

(Unaudited) (In thousands)

	12 Months Ended 10/2/2015	12 Months Ended 10/3/2014	12 Months Ended 9/27/13

Net Income (as reported)	$ 236,976	$ 149,459	$ 70,366
Adjustment:
Loss from Discontinued Operations, net of tax	—	—	1,030
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	110,080	129,505	155,443
Share-Based Compensation	72,800	47,522	19,417
Effect of Currency Translation	—	(27,955)	(6,063)
Severance and Other Charges	66,545	53,554	113,464
Effects of Acquisitions and Divestitures	(421)	(71)	(5,992)
Branding	—	26,910	968
Initial Public Offering-Related Expenses, including share-based compensation	—	56,133	—
Gains, Losses and Settlements impacting comparability	3,793	1,911	(10,251)
Effects of refinancings on Interest and Other Financing Costs, net	—	25,705	39,830
Tax Impact of Adjustments to Adjusted
Net Income	(102,485)	(118,658)	(116,572)
Adjusted Net Income	$ 387,288	$ 344,015	$ 261,640
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	102,485	92,953	76,742
Provision for Income Taxes	105,020	80,218	19,233
Interest and Other Financing Costs, net	285,942	334,886	423,845
Adjusted Operating Income	$ 880,735	$ 852,072	$ 781,460
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(110,080)	(129,505)	(155,443)
Depreciation and Amortization	504,033	521,581	542,136
Adjusted EBITDA	$1,274,688	$1,244,148	$1,168,153

Debt to Adjusted EBITDA
Total Long-Term Borrowings	$5,293,717	$5,445,594	$5,824,070
Adjusted EBITDA	$1,274,688	$1,244,148	$1,168,153
Debt/Adjusted EBITDA	4.15	4.4	4.99

76

Aramark
1101 Market Street
Philadelphia, PA 19107
www.aramark.com

ARAMARK 1101 MARKET STREET PHILADELPHIA, PA 19107 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 1, 2016. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 1, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by 11:59 p.m Eastern Time on February 1, 2016. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS M98165-P71343 DETACH AND RETURN THIS PORTION ONLY ARAMARK The Board of Directors recommends you vote FOR each of the director nominees listed below. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 1. Election of Directors Nominees: 01) Eric J. Foss 02) Todd M. Abbrecht 03) Lawrence T. Babbio, Jr. 04) Pierre-Olivier Beckers-Vieujant 05) Lisa G. Bisaccia 06) Leonard S. Coleman, Jr. For All Withhold All For All Except 07) Richard Dreiling 08) Irene M. Esteves 09) Daniel J. Heinrich 10) Sanjeev Mehra 11) John A. Quelch 12) Stephen Sadove To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) with respect to whom authority to vote is withheld on the line below. The Board of Directors recommends you vote FOR Proposals 2 and 3. For Against Abstain 2. To ratify the appointment of KPMG LLP as Aramark’s independent registered public accounting firm for the fiscal year ending September 30, 2016. 3. To approve, in a non-binding advisory vote, the compensation paid to the named executive officers. Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held February 2, 2016: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Aramark Annual Meeting of Shareholders February 2, 2016, 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Eric J. Foss and Stephen R. Reynolds, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Aramark that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Philadelphia time, on February 2, 2016, at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania, and any adjournment or postponement thereof and further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting. Continued and to be signed on reverse side M98167-P71343